As filed with the Securities and Exchange Commission on April 18, 2000

                                                 Registration No. 333-71299


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------

                      POST-EFFECTIVE AMENDMENT NO. 2 TO THE

                                    Form S-11

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------


                         OWENS MORTGAGE INVESTMENT FUND,
                        a California Limited Partnership
        (Exact name of registrant as specified in governing instruments)

                        2221 Olympic Blvd., P.O. Box 2400
                         Walnut Creek, California 94595
                    (Address of principal executive offices)
                           ---------------------------

                                WILLIAM C. OWENS
                                    President
                           Owens Financial Group, Inc.
                        2221 Olympic Blvd., P.O. Box 2400
                         Walnut Creek, California 94595
                     (Name and address of agent for service)

                       The Commission is requested to send copies of all communications to:

                              David Barry Whitehead
                                 Thomas A. Latta
                         WHITEHEAD, PORTER & GORDON LLP
                        220 Montgomery Street, Suite 1850
                         San Francisco, California 94104

         Approximate date of commencement of proposed sale to the public: As soon as practicable following effectiveness of this Registration Statement.

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Security Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box [ ]



                                          CALCULATION OF REGISTRATION FEE
          Title of             Amount Being     Proposed Maximum      Proposed Maximum        Amount of
Securities Being Registered     Registered       Offering Price          Aggregate        Registration Fee
                                                    Per Unit           Offering Price
    ===================          ========        =============        ===============       =============

Units of Limited               120,000,000           $1.00              $120,000,000          $35,400*
Partnership Interest
============================= =============== ===================== ===================== ==================


*  Paid with the original filing of this registration statement.

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.





                              CROSS REFERENCE SHEET
                                -----------------

             CROSS REFERENCE SHEET SHOWING LOCATION IN PROSPECTUS OF
                        INFORMATION REQUIRED BY FORM S-11


Item Number and Caption                                      Location in Prospectus


1.  Forepart of Registration Statement and Outside Front     Outside Front Cover Page of Prospectus
    Cover Page


2.  Inside Front and Outside Back Cover Pages of Prospectus  Inside Front and Outside Back Cover Pages


3.  Summary Information, Risk Factors and Ratio of           Summary Risk Factors
    Earnings to Fixed Charges


4.  Determination of Offering Price                          *


5.  Dilution                                                 *


6.  Selling Security Holders                                 *


7.  Plan of Distribution                                     Plan of Distribution


8.  Use of Proceeds                                          Use of Proceeds


9.  Selected Financial Data                                  Selected Financial Data


10. Management's Discussion and Analysis of  Financial       Management's Discussion and Analysis of Financial
    Condition and Results of Operations                      Condition and Results of Operations


11. General Information as to Registrant                     Front Cover Page; Summary; Risk Factors; Business;
                                                             Management; Summary of Partnership Agreement, Rights of
                                                             Limited Partners and  Description of Units


12. Policy with Respect to Certain Activities                Business; Compensation of General Partner; Summary of
                                                             Partnership Agreement, Rights of Limited Partners and
                                                             Description of Units; Reports to Limited Partners


13. Investment   Policies   of   Registrant                  Management's Discussion  and  Analysis of Financial
                                                             Condition and Results of Operations; Business; How the
                                                             Partnership  Protects Its Rights as a Lender;  Summary
                                                             of Partnership  Agreement,  Rights of Limited Partners
                                                             and Description of Units

14. Description of Real Estate                               Management's Discussion and Analysis of Financial
                                                             Condition and Results of Operations; Business


15. Operating Data                                           *


16. Tax Treatment of Registrant and Its Security Holders     Risk Factors; Federal Income Tax Consequences


17. Market Price of and Dividends on the Registrant's        *
    Common Equity and Related Stockholder Matters


18. Description of Registrant's Securities                   Summary of Partnership Agreement, Rights of Limited
                                                             Partners and Description of Units


19. Legal Proceedings                                        *


20. Security Ownership of Certain Beneficial Owners and      Management
    Management


21. Directors and Executive Officers                         Management


22. Executive Compensation                                   Management; Compensation of the General Partner


23. Certain Relationships and Related Transactions           Conflicts of Interest; Management; Business


24. Selection, Management and Custody of  Registrant's       Compensation of the General  Partner; Business
    Investments


25. Policies with Respect to Certain Transactions            Risk Factors; Conflicts of Interest; Business; Summary
                                                             of Partnership Agreement, Rights of Limited Partners
                                                             and Description of Units


26. Limitations of Liability                                 Fiduciary Responsibility; Summary of Partnership
                                                             Agreement, Rights of Limited Partners and Description
                                                             of Units


27. Financial Statements and Information                     Financial Statements; Selected Financial Data;
                                                             Management's Discussion and Analysis of Financial
                                                             Condition and Results of Operations


28. Interests of Named Experts and Counsel                   Legal Matters


29.  Disclosure of Commission Position on                    Fiduciary Responsibility
Indemnification for Securities Act Liabilities

30.  Quantitative and Qualitative Disclosures About          *
Market Risk

* Not Applicable

<PA


                                   Prospectus

                         OWENS MORTGAGE INVESTMENT FUND,
                        a California Limited Partnership

                                   77,656,111
                     Units of Limited Partnership Interests

The Partnership
--------------------


         The Partnership primarily invests in mortgage loans on real estate and leasehold interests. The Partnership began in 1984 and has offered and sold its Units at $1.00 each under four previous SEC registration statements, beginning in 1988. There are 212,702,897 Units held by 2,705 limited partners, as of December 31, 1999.


The Offering
--------------------


          Offering is 77,656,111 Units for $77,656,111.
          Price is $1.00 per Unit.
          Minimum Purchase is 2,000 Units.
          Offering is on a best-efforts basis - no sales commissions.
          Proceeds to the Limited Partnership are a maximum of $77,656,111, less expenses of the offering estimated not to exceed $41,000, and there is no minimum offering amount.


The Risk Factors
--------------------

         See "Risk Factors" at page 6 for a discussion of these and other significant risk factors associated with a purchase of Units:

          Your  ability  to sell or  transfer  Units is  limited  and no  market exists.
          You must hold your Units for one year before the Partnership may repurchase them.
          Repurchases of Units by the Partnership are subject to other limitations.
          You must place total reliance for operating the Partnership on the General Partner.
          The General Partner is subject to conflicts of interest with limited partners.
          Investments in real estate mortgages carry risks; for example, defaults can occur in payments by the borrowers.
          The Partnership primarily concentrates its investments in Northern California commercial real estate mortgages.


         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the Units or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.

          The date of this Prospectus is _____________, 2000.

                                TABLE OF CONTENTS





SUMMARY.............................................1
SUMMARY FINANCIAL INFORMATION.......................5
RISK FACTORS........................................6
INVESTOR SUITABILITY STANDARDS.....................15
NOTICE TO CALIFORNIA RESIDENTS.....................16
HOW TO SUBSCRIBE...................................16
USE OF PROCEEDS....................................16
CAPITALIZATION OF PARTNERSHIP......................18
CAPITAL CONTRIBUTION OF THE GENERAL PARTNER........18
COMPENSATION OF THE GENERAL PARTNER................18
     Compensation and Reimbursement from
     the Partnership...............................18
     Compensation from Borrowers...................19
CONFLICTS OF INTEREST..............................20
FIDUCIARY RESPONSIBILITY...........................22
MANAGEMENT.........................................23
     Management of the Partnership.................23
     Research and Acquisition......................25
     Partnership Management........................25
     Mortgage Investments..........................25
SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT...................26
SELECTED FINANCIAL DATA............................27
MANAGEMENT'S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS...28
BUSINESS...........................................34
     Delinquencies.................................36
     Real Estate Owned.............................37
     Principal Investment Objectives...............38
     Types of Mortgage Loans.......................39
     First Mortgage Loans..........................39
     Second and Wraparound Mortgage Loans..........39
     Third Mortgage Loans..........................39
     Construction Loans............................40
     Leasehold Interest Loans......................40
     Variable Rate Loans...........................40
     Interest Rate Caps............................41
     Assumability..................................41
     Prepayment Penalties..........................41
     Balloon Payment...............................41
     Equity Interests and Participation In Real
     Property......................................41
     Debt Coverage Standard for Mortgage Loans.....41
     Loan Limit Amount.............................41
     Loans to Affiliates...........................41
     Purchase of Loans from Affiliates.............42
     Borrowing.....................................42
     Repayment of Mortgages on Sales of
     Properties....................................42
     No Trust or Investment Company Activities.....42
     Miscellaneous Policies and Procedures.........42
     Competition and General Economic Conditions...43
     Available Information.........................43
HOW THE PARTNERSHIP PROTECTS ITS RIGHTS
AS A LENDER........................................43
     Introduction..................................43
     General.......................................43
     Parties to a Deed of Trust....................44
     Foreclosure...................................44
     Provisions in Deeds of Trust..................45
     California Usury Law Not Applicable
     to Partnership Mortgage Loans.................46
FEDERAL INCOME TAX CONSEQUENCES....................47
SUMMARY OF PARTNERSHIP AGREEMENT, RIGHTS OF
LIMITED PARTNERS AND DESCRIPTION OF UNITS..........60
     Nature of the Partnership.....................60
     The Responsibilities of the General Partner...60
     Limitations of the General Partner............60
     Liabilities of Limited
     Partners-Nonassessability.....................61
     Term and Dissolution..........................61
     General Partner's Interest Upon
     Removal, Withdrawal or Termination............61
     Meetings......................................62
     Voting Rights and Books and Records...........62
     Status of Units...............................62
     Distributions.................................62
     Reinvestments.................................63
     Assignment and Transfer of Units..............64
     Repurchase of Units, Withdrawal from
     Partnership...................................64
     Special Power of Attorney.....................65
REPORTS TO LIMITED PARTNERS........................65
PLAN OF DISTRIBUTION...............................66
LEGAL MATTERS......................................67
EXPERTS............................................67
FINANCIAL STATEMENTS..............................F-1
EXHIBITS
A.    Amended and Restated Limited
      Partnership Agreement.......................A-1
B.    Subscription Agreement and Power of
      Attorney....................................B-1

                                     SUMMARY

         This Summary highlights some of the information from this Prospectus. The summary is not complete and does not contain all of the information that you should consider before investing in the Units. You should read the entire Prospectus carefully, including the section, "Risk Factors," beginning at page 6, and the Financial Statements and Notes, beginning at page F-1.


 The Partnership           The  name  of  the  Partnership  is  "Owens  Mortgage
                           Investment Fund, a California  Limited  Partnership."
                           It was organized in 1984, as a California limited partnership. The date specified for termination of the Partnership in the Partnership Agreement is December 31, 2034.

 The General Partner       The sole General  Partner of the Partnership is Owens
                           Financial  Group,  Inc.,  a  California  corporation,
                           incorporated  in 1981. Its executive  offices and the
                           executive  offices  of the  Partnership  are at  2221
                           Olympic  Boulevard,  P.O.  Box  2400,  Walnut  Creek,
                           California 94595, telephone (925) 935-3840.


Compensation to
General Partner            The General Partner receives substantial compensation
                           and fees for services to and for Partner the benefit of the Partnership, in connection with its making and arranging mortgage loans and the management of the Partnership and its business. These include the following:
                                 Management fees paid by the Partnership, Loan servicing fees paid by the Partnership, The Promotional Interest,
                                 Loan origination fees (points) paid by the borrowers, and
                                 Late payment charges paid by borrowers.


                           The following table shows the fees paid by the Partnership to the General Partner during the periods indicated:


                                                           Year ended      Year ended    Year ended    Year ended
                                                            12/31/99        12/31/98      12/31/97      12/31/96

      Management Fees *                                     $2,652,882      $3,249,824    $3,879,454       $866,985

      Management fees as a % of the average unpaid
      balance of loans*                                          1.37%           1.78%         2.34%          0.56%

      Servicing fees                                          $479,592        $472,390      $420,742       $384,004

      Servicing fees as a % of the average unpaid
      balance of loans                                           0.25%           0.25%         0.25%          0.25%



* The management fees paid to the General Partner are determined by the General Partner within the limits set by the Partnership Agreement. An increase or decrease in the management fees paid directly impacts the distribution per Partnership Unit (yield) paid to the partners.


 Conflicts of Interest     The General  Partner  will  experience  conflicts  of
                           interest  with  the   Partnership   and  its  limited
                           partners in connection with the management of the Partnership, including the following:

                           The General Partner and its affiliates will have to allocate their time between the Partnership and other activities they are involved in. The fees of the General Partner are not set by arms'-length negotiations.

 The Units                 Each Unit is a limited  partnership  interest  in the
                           Partnership.

Units are Restricted as
 toSaleandTransfer         Some  of  the  factors  that  may  prevent  you  from
                           transferring your Units include:

                                 No public market exists for our Units, and we do not expect one ever to develop;
                                 Securities laws restrictions;
                                 The application of the investor suitability standards to the proposed transferees of your Units;
                                 Restrictions  regarding  the  potential  of the
                                 Partnership to become a "publicly traded partnership" under the Tax Code (generally a partnership whose interests are publicly traded or frequently transferred); and
                                 Restrictions regarding potential termination of the Partnership for tax purposes.



 The Offering              The  Partnership  is offering for sale an  additional
                           77,656,111 Units of limited partnership  interests at
                           a  purchase  price  per Unit of  $1.00.  The  minimum
                           initial  purchase  under the  offering is 2,000 Units
                           for  $2,000.  As of  December  31,  1999,  there  are
                           212,702,897  Units  outstanding held by 2,705 limited
                           partners.  The  Partnership  is  authorized  to  have
                           500,000,000  Units  outstanding  at any  time.  Owens
                           Securities Corporation,  a California corporation and
                           wholly-owned  subsidiary of the General  Partner,  is
                           acting  as  the   best-efforts   underwriter  of  the
                           offering,  without commissions or other compensation.
                           There  is no  minimum  number  of Units to be sold in
                           this  offering.  At  any  time  when  there  are  not
                           suitable   loans  for  the   Partnership   to  invest
                           Partnership funds, the General Partner may suspend the offer and sale of Units to new investors, as happened at times in 1991, 1992, 1994, 1995 and 1998.



 Investor Suitability      You must meet  certain  standards  as an  investor in
 Standards                 Units. These are imposed by the Standards  California
                           Commissioner   of   Corporations   and  other   state
                           securities  law  administrators  and by  the  General
                           Partner,   since  there  are  risks  associated  with
                           investment   in  the  Units,   including  a  lack  of
                           liquidity  of  the   investment.   In  summary,   the
                           standards are:

                                 You must have a net worth (exclusive of home, home furnishings and automobiles) of at least $45,000 ($50,000 in the State of Washington), and a minimum annual gross income of at least $45,000 ($50,000 in the State of Washington); or Alternatively, a minimum net worth of $150,000; or If purchasing for a fiduciary account, the minimum standards above must be met by the beneficiary, the fiduciary account, or by a donor or grantor who directly or indirectly supplies the funds to purchase the Partnership Units if the donor or grantor is the fiduciary

 Tax Considerations        The Partnership has been treated since its inception,
                           for federal tax purposes, as a partnership and not an association taxable as a corporation. In the opinion of tax counsel to the Partnership, this tax treatment will continue. A person considering a purchase of the Units should consult his or her own tax advisor for advice on other personal tax consequences that might be associated with investment in the Units. See
                           "Taxation Risks",  beginning at page 13, and "Federal
                           Income Tax Consequences", beginning at page 47 of this Prospectus.



 Purchase of Units         To  Purchase  Units  you must  complete  and sign the
                           Subscription Agreement and Power of Attorney, which is Exhibit B at page B-1 of this Prospectus. Then send or deliver it to Owens Securities Corporation, 2221 Olympic Boulevard, P.O. Box 2400, Walnut Creek,
                           CA 94595, together with your check for the purchase price of your Units. A sale of Units may not be completed until at least five business days after the date you received this Prospectus. Subscriptions will be accepted or rejected within 30 days of their receipt by the General Partner. If your Subscription
                           Agreement is accepted, you are then an owner of the Units and a limited partner of the Partnership. The
                           General Partner will send you a confirmation of purchase within five business days of acceptance of the Subscription Agreement. If you are not accepted, your purchase payment will be returned to you within 10 business days.


 Use of Offering Proceeds  If the maximum  amount of this offering is sold,  the
                           Partnership will receive $80,526,358, less expenses of the offering estimated not to exceed $41,000. The offering proceeds will be received as Units are sold. All offering proceeds, net of offering expenses and contingency reserves, will be used for investment in mortgage loans and operating expenses of the Partnership.



Investment Objectives      Our objectives are:

                                 to  maximize  distributable  net income to you;
                                 and  to  preserve,   protect  and  return  your
                                 capital contribution.

                           The General Partner may change these investment objectives at its full discretion, but may not change the nature of the Partnership's business as a mortgage investment fund.


Distributions              All net income  available  for  distribution  is paid
                           monthly  to  the  partners  on  the  last  day of the
                           calendar  month  following the month in which the net
                           income  is   earned.   Net   income   available   for
                           distribution means taxable profits and losses reduced
                           by amounts set aside for the  restoration or creation
                           of  reserves  and   increased  by  the  reduction  or
                           elimination of reserves.

                           Profits or cash revenues come primarily from interest on mortgage loans.


Distribution               The   Partnership   has  an  automatic   Distribution
Reinvestment Plan          Reinvestment  Plan that  allows  you to  invest  your
                           monthly distribution in our Units. If you elect this automatic reinvestment plan, your election may be changed by sending a written form obtained from the Partnership. If you elect to participate in the Distribution Reinvestment Plan, you will be allocated your share of the Partnership's taxable income even though you did not receive cash distributions. The
                           General Partner could terminate this Plan for various reasons listed later in this Prospectus. See "Summary of Partnership Agreement, Rights of Limited Partners and Description of Units", beginning at page 60 of this Prospectus.


 Partnership Agreement     Your rights and  obligations in the  Partnership  and
                           your relationship with the General Partner will be governed by the Partnership Agreement. Some of the significant features of the Partnership Agreement include:

                            A majority of limited partners may vote to:

                                amend the Partnership Agreement, subject to certain limitations; dissolve and windup the Partnership; remove and replace the General Partner; and approve or disapprove the sale, pledge, refinancing, or exchange of all or substantially all of the Partnership's assets.

                           In the event of any such vote, you will be bound by the majority vote even if you did not vote with the majority.

                           Mergers and Consolidations. We may not merge or consolidate with any other partnership or corporation without approval by a majority of limited partners.

         For a more detailed discussion concerning the terms of the Partnership Agreement please refer to the "Summary of Partnership Agreement, Rights of Limited Partners and Description of Units" section of this Prospectus on page
60. If any statements in this Prospectus differ from the Partnership Agreement, you should rely on the Partnership Agreement. The Partnership Agreement is attached as Exhibit A.

                          SUMMARY FINANCIAL INFORMATION


         We are providing the following summary financial information about us for your benefit. This information is derived from our audited financial statements for each of the years 1997, 1998 and 1999. These financial statements and notes are contained in this Prospectus, beginning at page F-1. You should read this Summary in conjunction with the full financial statements.

                                          Year Ended December 31,
                               1999                1998                1997

Loans Secured by            $200,356,517        $182,721,465        $174,714,607
Trust Deeds

Allowance for Loan          $(4,000,000)        $(3,500,000)        $(3,500,000)
Losses

Total Assets                $216,371,517        $202,410,920        $191,325,054

Liabilities                   $1,759,704          $1,070,118            $593,919

Partners' Capital           $214,611,813        $201,340,802        $190,731,135

Total Revenues               $21,457,192         $21,041,215         $21,325,850

Operating Expenses            $3,977,339          $4,062,523          $5,905,603

Net Income                   $17,479,853         $16,978,692         $15,420,247

Net Income                   $17,307,518         $16,810,586         $15,266,045
Allocated to
Limited Partners

Percent of Net                      8.4%                8.6%                8.2%
Income Allocated to
Limited Partners
per Weighted
Average Limited
Partnership Unit

Distribution per                    8.2%                8.3%                8.7%
Partnership Unit
(Yield)*


----------
* Distribution per Partnership Unit (yield) is the annualized average of the monthly yield paid to the partners for the period indicated. The monthly yield is calculated by dividing the total monthly distribution to the partners by the prior month's ending partners' capital balance.

                                  RISK FACTORS

         There are risks associated with investing in the Partnership, most of which the General Partner does not control, such as trends in the economy, general interest rates, income tax laws, governmental regulations, and the availability of satisfactory investment opportunities. Also, you cannot properly evaluate whether to invest in the Partnership without careful analysis of your own investment objectives. Accordingly, it is important for you to discuss investment in the Partnership with your own professional advisors.

Forward Looking Statements

         Some of the information in this Prospectus may contain forward-looking statements. Such statements can be identified by the use of forward-looking words such as "may," "will," "expect," "anticipate," "estimate," "continue" or other similar words. These statements discuss future expectations, contain projections of results of operations or of financial conditions or state other forward-looking information. When considering such forward-looking statements you should keep in mind the risk factors and other cautionary statements in this Prospectus. Although management of the Partnership believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, there are certain factors, in addition to these risk factors and cautioning statements, such as general economic conditions, local real estate conditions, adequacy of reserves, or weather and other natural occurrences that might cause a difference between actual results and those forward-looking statements.

Risks of Real Estate Mortgage Loans

         The Partnership invests in mortgage loans secured by real property and mortgage loans on leasehold interests. Therefore, it is subject to the risks usually associated with real estate financing, such as the following:

          Risks of Default by Borrowers

         Since most of the assets of the Partnership are mortgage loans, defaults by borrowers under those loans can have adverse consequences to the Partnership's income. Examples of these are the following:

               Properties foreclosed upon may not generate sufficient income from operations to meet expenses and other debt service;

               Operation of foreclosed properties may require the Partnership to spend substantial funds for an extended period;

               Subsequent  income and capital  appreciation  from the foreclosed
               properties  to  the   Partnership  may  be  less  than  competing
               investments;

               The proceeds from sales of foreclosed properties may be less than the Partnership's investment in the properties;

         Construction   mortgage   loans  are  riskier  than  loans  secured  by
         properties with an operating history. To reduce this risk, the Partnership may:

               Require prior commitments for permanent financing;

               Require completion or performance bonds to ensure completion of construction;

               Hold back loan proceeds under a permanent loan until construction is completed.

         Loans secured by leasehold interests are riskier than loans secured by real property because the loan is subordinate to the lease between the property owner (lessor) and the borrower. However, the Partnership normally obtains a consent from the lessor which among other things enables it to cure any defaults under the lease.

         Second, third and wraparound mortgage loans (those under which the Partnership generally makes the payments to the holders of the prior liens) are riskier than first mortgage loans because of:

               Their subordinate position in the event of default;

               There could be a requirement to cure liens of a senior loan holder and, if not done, the Partnership would lose its entire interest in the loan.


         Of the $8,710,000 of loans that was delinquent as of December 31, 1998, $5,129,000 remained delinquent as of December 31, 1999, $404,000 was paid off, $1,176,000 was brought current, and $2,001,000 became real estate acquired through foreclosure of the Partnership.

         Between 1993 and 1999, the Partnership foreclosed on $16,420,000 of delinquent mortgage loans and acquired title to 22 properties securing the loans. As of December 31, 1999, the Partnership still held title to thirteen of these properties in the amount of $10,176,000, net of an allowance for losses of $1,336,000.

         The Partnership maintains in its financial statements, as of December 31, 1999:

               A $4,000,000 loan loss reserve; and

               A $1,336,000 reserve for losses on real estate acquired through foreclosure.

         The General Partner believes these reserves are adequate as of December 31, 1999.

          Risks of Large Loans

         The Partnership's loans have an average face value of $1,411,000 as of December 31, 1999. In situations where the Partnership has funds to invest in loans and relatively smaller loans are not available, it may be required to invest in loans of a higher amount than the present average. This would decrease the diversification of Partnership loans and increase the risk of losses through delinquencies.


          Risk from the General Partner Not Purchasing Defaulted Receivables and Loans

         The General Partner has in the past relieved the Partnership of some of the risks of defaults in loans by purchasing the Partnership's interest receivables and/or principal on delinquent loans. This no longer occurs, except in very limited situations. This increases the risk to the Partnership of material losses in income and assets, which could reduce distributions to limited partners.


          Risks of Incorrect Original Collateral Assessment (Valuation)

         Appraisals are obtained from certified third party appraisers on all properties securing trust deeds prior to the origination of the loan. However, there is a risk that the appraisals prepared by these third parties are incorrect, which could result in defaults and/or losses related to these loans.

          Risks of Unexpected Declines in Values of Secured Properties

         Loan to Value Ratios are Used

         The Partnership generally makes its loans with the following maximum loan to appraised value ratios:

               First Mortgage  Loans --- 80% of improved  residential  property,
                  50% of unimproved property, 75% of commercial property;

               Second and Wraparound Loans ---
                  total indebtedness of 75%; and

               Third Mortgage Loans --total indebtedness of 70%.

         Values of properties can decline below their appraised values during the term of the associated Partnership loans. In addition, appraisals are only opinions of the appraisers of property values at a certain time. Material declines in values could result in Partnership loans being undersecured with subsequent losses if such loans must be foreclosed. The General Partner may vary from the above ratios in evaluating loan requests in its sole discretion.

          Risks Related to Short Term Loans

         Most of the Partnership's loans mature within one to seven years. For that reason, the General Partner does not regularly examine loans to see if the original loan to appraised values are being maintained. Instead, it reviews a loan if there is a delinquency or indication of possible decline in the market value of the secured property. The review then takes into consideration other relevant factors to the adequacy of the Partnership's security such as:

               Physical evaluation of the property and area where it is located;

               Property occupancy and vacancy experience;

               Tenant mix and quality; and

               Financial stability of the borrower.

          Risks Related to Change in Market Interest Rates


               About 86% of the dollar amount of the Partnership's loans as of December 31, 1999 are fixed-interest rate loans. Market interest rates on investments comparable to the Units could materially increase above the general level of the Partnership's fixed-rate loans. Distributions by the Partnership could then be less than the yield obtainable by the limited partners from these other investments.


               On Partnership loans with variable interest rates, a decrease in market interest rates could lower the yields of these Partnership loans. New mortgage loans of the Partnership might be made at lower interest rates as well.

               These risks increase as the length of maturity of a Partnership loan increases and the amount of Partnership cash available for new loans decreases.

          Risks of Equity or Cash Flow Participation in Loans

               The Partnership sometimes obtains participation in any appreciation in value or the cash flow from a secured property. If a borrower defaults and claims that this participation makes the loan comparable to equity (like stock) in a joint venture, the Partnership might lose its secured position as lender in the property. Other creditors of the borrower might then wipe out or substantially reduce the Partnership's investment. The Partnership could also be exposed to the risks associated with being an owner of real property.

               Controls on a borrower imposed by Partnership loans may also increase the risk of claims of liability as lender against the Partnership for wrongful acts of the borrower.

          Risks of Uninsured Losses

               Partnership loans require that borrowers carry adequate hazard insurance for the benefit of the Partnership. Some events are however either uninsurable or insurance coverage is economically not practicable. Losses from earthquakes, floods or mudslides, for example, which occur in California, may be uninsured and cause losses to the Partnership on entire loans. No such loan loss has occurred to date.

               If a borrower allows insurance to lapse, an event of loss could occur before the Partnership knows of the lapse and has time to obtain insurance itself.

               Insurance coverage may be inadequate to cover property losses, even though the General Partner imposes insurance requirements on borrowers that it believes are adequate.

          Proceeds of this Offering are Not Committed to Specific Loans

         The Partnership's assets are presently invested primarily in a portfolio of mortgage loans. Depending upon the total amount of the proceeds that are received from this offering, the Partnership will invest in additional loans. The General Partner has sole authority and control to choose loans for the Partnership, including their type and amount. Limited partners will be informed concerning the Partnership's loan portfolio in annual reports provided by the General Partner.

          Risks of Real Estate Ownership After Foreclosures

         When the Partnership acquires property by foreclosure or otherwise, it has economic and liability risks as the owner, such as:


               Earning  less  income  and  reduced  cash  flows  on   foreclosed
               properties than could be earned and received on mortgage loans;


               Keeping the property leased by tenants;

               Controlling operating expenses;

               Coping with general and local market conditions;

               Complying with changes in laws and regulations pertaining to taxes, use, zoning and environmental protection; and

               Possible liability for injury to persons and property.

         The Partnership will carry insurance over hazards and contingencies that it can reasonably obtain as an owner.

          Risks  of  Real  Estate   Development  on  Property  Acquired  by  the
          Partnership

         When the Partnership has acquired property by foreclosure or otherwise as a lender, it may develop the property, either singly or in combination with other persons or entities. This could be done in the form of a joint venture, limited liability company or partnership, with the General Partner and/or unrelated third parties. This development can create the following risks:

               Reliance upon the skill and financial stability of third-party developers and contractors;

               Inability to obtain governmental permits;

               Delays in construction of improvements;

               Increased costs during development; and

               Economic and other factors affecting sale or leasing of developed property.

          Risks Related to Concentration of Mortgages in Northern California


         Northern California real estate secures approximately 40% of the total mortgage loans held by the Partnership as of December 31, 1999.
         Northern California consists of Monterey, Kings, Fresno, Tulare and Inyo counties and all counties north of those. This concentration may increase the risk of delinquencies on our loans when Northern California real estate or economic conditions are weaker than elsewhere, for reasons such as:


               economic recession in that area;

               overbuilding of commercial properties; and

               relocations of businesses outside the area, due to factors such as costs, taxes and regulatory environment.

         These factors also tend to make more commercial real estate available on the market and reduce values, and suitable mortgages could be less available to the Partnership. In addition, such factors could tend to increase defaults on existing loans.

         Recently, Northern California unemployment is at low levels, and generally there is strong demand for commercial and residential properties. This should result in more real estate financing and mortgages suitable as Partnership investments. Economic conditions change, however, and the concentration by the Partnership in Northern California may expose it to greater risks than if it were more diversified.

          Hazardous or Toxic Substance Risks

         Various federal, state and local laws can impose liability on owners, operators, and sometimes lenders for the cost of removal or remediation of certain hazardous or toxic substances on property. Such laws often impose liability whether or not the person knew of, or was responsible for, the presence of the substances.

         When the Partnership forecloses on a mortgage loan, it becomes the owner of the property. As owner, the Partnership could become liable for remediating any hazardous or toxic contamination, which costs could exceed the value of the property. Other costs or liabilities that could result include the following:

               damages to third parties or a subsequent purchaser of the property;

               loss of revenues during remediation;

               loss of tenants and rental revenues;

               payment for clean up;

               substantial reduction in value of the property;

               inability to sell the property; or

               default by a borrower if it must pay for remediation.

         Any of these could create a material adverse affect on Partnership assets and/or profitability.

Lack of Liquidity Risks

          General

         You may not be able to obtain cash for Units you own on a timely basis. There are a number of restrictions on your ability to sell or transfer your Units or to have them repurchased by the Partnership. These are summarized in this Risk Factor. For further discussion, please refer to page 60, under the caption "Summary of Partnership Agreement, Rights of Limited Partners and Description of Units."

          No Free Tradability of Units

         The Units are restricted as to free tradability under the Federal Income Tax Laws. In order to preserve the Partnership's status as a limited partnership and prevent being taxable as a corporation, you will not be free to sell or transfer your Units at will, and they are likely not to be accepted by a lender as security for borrowing.

         There is no market for the Units, public or private, and there is no likelihood that one will ever develop.

         You must be prepared to hold your Units as a long-term investment.

         To comply with applicable tax laws, the General Partner may refuse on advice of tax counsel to consent to a transfer or assignment of Units. The General Partner must consent to any assignment that gives the assignee the right to become a limited partner, and its consent to that transaction may be withheld in its absolute discretion.

         The California Commissioner of Corporations has also imposed a restriction on sale or transfer because of the investor suitability standards that apply to a purchaser of Units. Refer to the section beginning at page 16, under the caption "Notice to California Residents".

          Repurchase of Units By the Partnership is Restricted

         If you purchase Units pursuant to the offering made by this Prospectus, you must own them for at least one year before you can request the Partnership to repurchase any of those Units. This restriction does not apply to Units purchased through the Partnership's Distribution Reinvestment Plan. Some of the other restrictions on repurchase of Units are the following:

               You must give a written request to withdraw at least 60 days prior to the withdrawal;

               Payments only return all or the requested portion of your Capital Account and are not affected by the value of the Partnership's assets, except upon final liquidation of the Partnership;

               Payments are made only to the extent the Partnership has available cash;

               There is no reserve fund for repurchases;

               You may withdraw a maximum of $100,000 during any calendar quarter;

               The total amount withdrawn by all limited partners during any calendar year cannot exceed 10% of the aggregate capital accounts of the limited partners.

               Payments are only made by the Partnership on the last day of any month.

         If the Partnership does not sell sufficient Units in this offering or if principal payments on existing loans decrease, your ability to have your Units repurchased may be adversely affected, especially if the total amount of requested withdrawals should increase substantially. To help prevent lack of such liquidity, the Partnership will not refinance or invest in new loans using payments of loan principal by borrowers or new invested capital of limited partners, unless it has sufficient funds to cover requested withdrawals.

Risks of Lack of Control By Limited Partners

          Rights of Limited Partners Are Restricted

         No limited partner can exercise control over the Partnership's affairs, which is entirely in the hands of the General Partner. Voting of limited partners is provided for in a limited number of specific situations. A majority-in-interest of limited partners can take action in those situations and bind the minority-in-interest of the limited partners. These situations include votes to:

               dissolve the Partnership,
               change the nature of the Partnership's business, remove and replace the General Partner, amend the Partnership Agreement, or approve a merger or sale of all of the assets of the Partnership.

          Risk If Sole General Partner Withdraws or is Terminated

         The Partnership presently has only one General Partner. If the General Partner withdraws from the Partnership or is terminated as General Partner by its dissolution or bankruptcy, the Partnership itself will be dissolved unless:

               The limited partners,  acting by a majority-in-interest  agree to continue the Partnership and, within 6 months, admit one or more successor General Partners.

Conflicts of Interest Risks

         The General Partner and its affiliates are subject to various conflicts of interest in managing the Partnership. The Partnership pays the General Partner substantial fees that are not determined by arms'-length negotiations.



          Payment of Fees to General Partner


         Acquisition and origination fees to the General Partner are generally payable up front from payments made by third party borrowers. In addition, the General Partner bears the expense of collection activities and receives all late payment charges from borrowers on loans owned by the Partnership. The Partnership pays a servicing fee monthly to the General Partner. The management fees paid to the General Partner are determined by the General Partner within the limits set by the Partnership Agreement. These are obligations of the Partnership. Accordingly, the General Partner may continue to receive these fees even if the Partnership is generating insufficient income to make distributions to the limited partners. In addition, if the maximum management fees were charged by the General Partner in the future, yields paid to the partners could be reduced. The limited partners must rely on the fiduciary duty of the General Partner to deal fairly with the limited partners in those situations.


          General Partner Not Full Time

         The Partnership does not have its own officers, directors, or employees. The General Partner supervises and controls the business affairs of the Partnership, locates investment opportunities for the Partnership and renders certain other services. The General Partner devotes only such time to the Partnership's affairs as may be reasonably necessary to conduct its business. The General Partner may be a general partner of other partnerships and have other business interests of significance.

Competition Risks

         The mortgage lending business is highly competitive, and the Partnership competes with numerous established entities, some of which have more financial resources and experience in the mortgage lending business than the General Partner. The Partnership encounters significant competition from banks, insurance companies, savings and loan associations, mortgage bankers, pension funds, real estate investment trusts, and other lenders with objectives similar in whole or in part to those of the Partnership. Any general increase in the availability of funds to mortgage lenders may increase competition for loans and could reduce the yields they produce, including those of the Partnership.

Taxation Risks

          General

         The tax consequences of investing in the Partnership may differ materially, depending on whether the limited partner is an individual taxpayer, corporation, trust, partnership or tax-exempt entity. You should discuss investment in the Partnership's Units with your own tax advisor.

          Risks of Taxation as a Corporation

         Tax counsel to the Partnership has given its opinion that under Treasury Regulations adopted in 1996, the Partnership will retain its previous classification as a partnership for tax purposes. Tax counsel has also given its opinion that the Partnership will not be classified as a "publicly traded partnership", taxable as a corporation.

         Of course, it is possible that this treatment might change because of future changes in tax laws or regulations. The Partnership will not apply for a ruling from the IRS that it agrees with tax counsel's opinion.

         If the Partnership were taxable as a corporation, it would be subject to federal income tax on its taxable income at regular corporate tax rates. The limited partners would then not be able to deduct their share of the Partnership's deductions and credits. They would be taxed on their share of the Partnership's income or the gain in excess of the tax basis of their Units. Taxation as a corporation would result in a reduction in yield and cash flow, if any, of the Units.

          Other Risks Related to Taxation

         In evaluating an investment in the Units, you should consider these other tax consequences:

               The possibility that the Partnership might be considered not to be engaged in a trade or business - the result being that your share of expenses would be deductible only to the extent all your other "miscellaneous itemized deductions" exceed 2% of your adjusted gross income.

               The possibility that interest on any financing used to purchase Units may not be deductible under the "investment interest" limitation of the tax code.

               The possibility that an audit of the Partnership's returns may result in the disallowance of certain deductions, an increase in gross income and an audit of limited partners' tax returns.

               The possibility that any loan the Partnership makes with participation in any appreciation of the secured property or its cash flow would be re-characterized by the IRS as equity, requiring the Partnership to recognize income, gain and other items from the property.

               The possibility that state or local income tax treatment might not be the same as federal income tax treatment.

               The possibility that all or a portion of Partnership income might
               be  deemed  "unrelated  trade  or  business  income"   subjecting
               tax-exempt entities to tax who are investors in the Units.

          Other Risks to Tax-Exempt Entities

         Prospective investors which are qualified employee benefit plans and individual retirement accounts should consider a number of factors that might affect their investment in the Units, including whether an investment in the Units:

               would comply with the "prudent man" rule of ERISA;

               would be consistent with the requirement that the assets of a Qualified Plan be invested in a diversified manner; and

               would be consistent with the liquidity needs of the investor.

                         INVESTOR SUITABILITY STANDARDS

         You must meet the investor suitability standards in this section to purchase Units and to participate in the Partnership's Distribution Reinvestment Plan. In addition, the Partnership and certain states have placed various restrictions on the resale or transfer of Units.

         The Subscription Agreement, which is Exhibit B to this Prospectus, outlines the suitability standards and requests the disclosure from each investor that it meets the minimum standards. The General Partner reviews and screens all Subscription Agreements, and rejects Subscription Agreements from investors not meeting the suitability standards. Owens Securities Corporation, which will offer and sell Units for the Partnership, must diligently inquire of all prospective investors to ascertain if the Units are suitable for the investor and to promptly transmit all completed Subscription Agreements to the General Partner.

         Units represent a long-term investment with limited liquidity. You may not be able to liquidate your investment in the event of an emergency or for any other reason. Units will be sold to you only if you have, and you also represent in the Subscription Agreement that you have, either:


               a minimum net worth (exclusive of home, home furnishings and automobiles) of $45,000 ($50,000 in the state of Washington) plus a minimum annual gross income of at least $45,000 ($50,000 in the state of Washington);

               a minimum net worth (exclusive of home, home furnishings and automobiles) of $150,000 irrespective of annual gross income; or

               in purchasing for a fiduciary account, the minimum standards above are met by the beneficiary, the fiduciary account, or by a donor or grantor who directly or indirectly supplies the funds to purchase the Units if the donor or grantor is the fiduciary.


         In certain states, you may transfer Units only to persons who meet similar suitability standards. You should carefully read the requirements in connection with resales of Units in "Summary of Partnership Agreement, Rights of Limited Partners and Description of Units--Assignment and Transfer of Units" at page 64, and in the Subscription Agreement.

         Investment in the Partnership involves certain risks and, accordingly, is suitable only for entities or persons of adequate means. Due to the nature of the Partnership's investments, it is likely that all or substantially all of the income of the Partnership will be taxable to the Limited Partners as ordinary income. See "Federal Income Tax Consequences" at page 47. The Units may, therefore, be suitable for:

               a corporate pension or profit sharing plan ("Corporate Plan");

               a Keogh Plan account ("Keogh Plan") (Corporate Plans and Keogh Plans are referred to herein, collectively, as Qualified Plans");

               an Individual Retirement Account ("IRA" or "Roth IRA");

               a Simplified Employee Pension ("SEP");

               other entities exempt from federal income taxation such as endowment Partnerships and foundations, and charitable, religious, scientific or educational organizations (assuming the provisions of their governing instruments and the nature of their tax exemptions permit such investment); and

               persons seeking current taxable income.

         It should be noted, however, that an investment in the Partnership will not create an IRA for you and that, in order to create an IRA, you must comply with the provisions of Section 408 of the Internal Revenue Code of 1986, as amended.

         The investment objectives and policies of the Partnership have been designed to make the Units suitable investments for employee benefit plans under current law. In this regard, the Employee Retirement Income Security Act of 1974 ("ERISA") provides a comprehensive regulatory scheme for "plan assets." In accordance with applicable regulations, the General Partner intends to manage the Partnership to assure that an investment in the Partnership by a Qualified Plan will not make the assets of the Partnership "plan assets." The regulations are also applicable to an IRA. See "Federal Income Tax Consequences" at page 47.

         The General Partner is not permitted to allow any Qualified Plan to purchase Units if the General Partner has investment discretion with respect to the assets of the Qualified Plan invested in the Partnership, or regularly gives individualized investment advice that serves as the primary basis for the investment decisions made with respect to such assets. This prohibition is designed to prevent violation of certain provisions of ERISA.

         You should obtain the advice of your attorney, tax advisor, and/or business advisor with respect to the legal, tax and business aspects of this investment prior to subscribing for Units.

                         NOTICE TO CALIFORNIA RESIDENTS

         All certificates representing Units resulting from any offer sales in California will bear the following legend restricting transfer:

         It is unlawful to consummate a sale or transfer of this security, or any interest therein, or to receive any consideration therefore, without the prior written consent of the Commissioner of Corporations of the state of California, except as permitted in the Commissioner's Rules.

         A copy of the applicable rule of the California Commissioner of Corporations is furnished to each California investor by the General Partner.

                                HOW TO SUBSCRIBE

         Each person wishing to subscribe for Units should carefully review this Prospectus, detach, complete and sign the Subscription Agreement attached as Exhibit "B" to this Prospectus, and deliver it to Owens Securities Corporation, P.O. Box 2400, 2221 Olympic Blvd., Walnut Creek, CA 94595 together with a check in the full amount of his or her subscription payable to "Owens Mortgage Investment Fund, a California Limited Partnership." Additional copies of the Subscription Agreement may be obtained from Owens Securities Corporation.

                                 USE OF PROCEEDS


         The General Partner will commit at least 84% of capital contributions to investment in mortgage loans. The General Partner has not identified the mortgage loans in which it will invest the proceeds of this offering, although it is anticipated that the Partnership will continue to invest in additional mortgage loans of the kind that are now in its portfolio. Limited partners, however, have no advance information concerning particular investments that the Partnership may make and must rely solely upon the judgment and abilities of the General Partner. The General Partner has complete discretion in investing the proceeds from the sale of Units, subject to certain limitations set forth in the Partnership Agreement.


         There is no assurance that Units will be sold or that any or all of the proceeds will be received. If only minimal proceeds are received, the Partnership will continue to operate with its current portfolio of mortgage loans for some time without, in the judgment of the General Partner, any adverse effects. However, in the course of time, depending on the rates of withdrawal by limited partners and principal payments on loans by borrowers, withdrawals by limited partners could be restricted due to lack of liquidity. The following table sets forth the application of the sales proceeds of the maximum number of Units being offered. Pending investment in such mortgage loans, the Partnership may invest funds in short-term liquid investments such as U.S. Treasury bills, notes or bonds, certificates of deposit or commercial paper.


                                                              Maximum Offering
                                                              (77,656,111 Units
                                                                 to be Sold)

                                                    ----------------------------
                                                            Amount    Percent of
                                                                        Offering

Gross Offering Proceeds(1)........................   $    77,656,111     100.00%
Less:
Public Offering Expenses (2)......................            41,000       0.05%
Proceeds Available for Investment.................   $    77,615,111      99.95%
Less:
Cash Reserves (3)..................................        1,164,842       1.50%
Cash Available for Investment in Mortgage Loans (4)  $    76,450,269      98.45%


--------
(1) 120,000,000 Units were originally offered under Registration Statement No. 333-71299. As of March 31, 2000, 42,343,889 Units have been sold leaving 77,656,111 Units available to be offered under this Post-Effective Amendment No. 2 to that Registration Statement.

(2) Includes legal, accounting, printing and other expenses of this offering, estimated not to exceed this amount. The total expenses from the Registration Statement and its Post Effective Amendment No. 1 were approximately $171,000 for a total of $212,000.


(3) The Partnership has contingency reserves of at least 1-1/2% of the aggregate capital accounts of the limited partners. This reserve is available to pay expenses in excess of revenues, satisfy obligations of underlying securities and expend money to satisfy unforeseen obligations of the Partnership. The General Partner will make a capital contribution in the amount of 1/2 of 1% of the aggregate capital accounts of the limited partners. This capital contribution is available as an additional contingency reserve, making the total reserves equal to 2% of the aggregate capital accounts of limited partners.

(4) The General Partner has not set the amount of sales proceeds to be allocated to the various types of mortgage loans to be made or invested in by the Partnership. Each loan presented to the Partnership is reviewed to determine if it meets the criteria established by the General Partner. See "Business--Principal Investment Objectives" at page 38. The Partnership intends to continue its current investment policies. It is expected that the majority of the funds will be invested in first mortgage loans on income-producing commercial properties. The Partnership does not expect to use any of the proceeds of this offering to acquire assets other than in the ordinary course of its business.

                          CAPITALIZATION OF PARTNERSHIP


         The capitalization of the Partnership as of December 31, 1999, and as adjusted to give effect to the sale of the maximum number of Units offered hereby, excluding the cash and promotional contributions of the General Partner, is as follows:

                                       Actual                 As Adjusted(1)
Units ($1.00 per Unit)               214,611,813                292,267,924
-------------
 (1) Amounts before payment of certain estimated public offering expenses aggregating an estimated $41,000.


                   CAPITAL CONTRIBUTION OF THE GENERAL PARTNER


         The General Partner is required to contribute to capital 1/2 of 1% of the aggregate capital accounts of the limited partners and, as of December 31, 1999, has contributed $1,074,614. In addition, the General Partner is entitled to a promotional interest of 1/2 of 1% of the aggregate capital accounts of the limited partners. As of December 31, 1999, the General Partner had been credited with $1,074,614 of promotional interests. If the maximum 77,656,111 Units is sold in the present offering, the General Partner will contribute an additional $388,281 and will be credited with an additional $388,281 in promotional interests. If less than the maximum number of Units is sold, those amounts will be correspondingly less.


                       COMPENSATION OF THE GENERAL PARTNER

         The General Partner receives various forms of compensation and reimbursement of expenses from the Partnership and compensation from borrowers under mortgage loans held by the Partnership. The General Partner is not entitled to receive real estate brokerage commissions, property management fees, insurance services fees or carried interest from the Partnership. In addition, the General Partner is not entitled to receive reimbursement of acquisition and origination expenses incurred by the General Partner or its affiliates in the origination, selection and acquisition of mortgage loans. The General Partner may not receive from the Partnership a rebate or participate in any reciprocal business arrangement which would enable the General Partner or any of its affiliates to do so.

Compensation and Reimbursement from the Partnership

         Management Fees

          The Partnership pays the General Partner a management fee monthly that cannot exceed 2 3/4% annually of the average unpaid balance of the Partnership's mortgage loans at the end of each of the 12 months in the calendar year. Since this fee is paid monthly, it could exceed 2 3/4% in one or more months, but the total fee in any one year is limited to a maximum of 2 3/4%, and any amount paid above this must be repaid by the General Partner to the Partnership. The General Partner is entitled to receive a management fee on all loans, including those that are delinquent. The General Partner believes this is justified by the added effort associated with such loans. The management fees may vary from month to month and are at the discretion of the General Partner.

         Servicing Fees


         The General Partner has serviced all of the mortgage loans held by the Partnership and expects to continue this policy. The Partnership Agreement permits the General Partner to receive from the Partnership a monthly servicing fee , which, when added to all other fees paid in connection with the servicing of a particular loan, does not exceed the lesser of the customary, competitive fee in the community where the loan is placed for the provision of such mortgage services on that type of loan or up to 0.25% per annum of the unpaid balance of mortgage loans held by the Partnership.



         Promotional Interest


          The General Partner receives a promotional interest of 1/2 of 1% of the aggregate capital accounts of the limited partners, which is additional compensation to the General Partner. Distributions to the General Partner on account of the promotional interest cannot exceed 10% of all distributions from Net Income Available for Distribution per annum. Thus, if the Partnership generates an annual yield on capital of the limited partners of 10%, the General Partner would receive additional distributions on its promotional interest of approximately $150,000 per year if $300,000,000 of Units were outstanding. In addition, if the Partnership were liquidated, the General Partner could receive up to $1,500,000 in capital distributions without having made equivalent cash contributions as a result of its promotional interest. These capital distributions, however, will be made only after the limited partners have received 100% of their capital contributions.


         Reimbursement of Other Expenses

          The General Partner is reimbursed by the Partnership for the actual cost of goods and materials used for or by the Partnership and obtained from unaffiliated entities and the actual cost of services of non-management and non-supervisory personnel related to the administration of the Partnership (subject to certain limitations contained in the Partnership Agreement).

Compensation from Borrowers

         In addition to compensation from the Partnership, the General Partner also receives compensation from borrowers under the mortgage loans placed by the General Partner with the Partnership.


         Acquisition and Origination Fees

         Acquisition and origination fees, also called investment evaluation fees or points, are paid to the General Partner from the borrowers under loans held by the Partnership. These fees are compensation for the evaluation, origination, extension and refinancing of loans for the borrowers and may be paid at the placement of the loan or at the time of final repayment of the loan. The amount of these fees is determined by competitive conditions and the General Partner and may have a direct effect on the interest rate borrowers are willing to pay the Partnership.


         Late Payment Charges

         All late payment charges paid by borrowers of delinquent mortgage loans, including additional interest and late payment fees, are retained by the General Partner.


Table of Compensation and Reimbursed Expenses

         The following table summarizes the compensation and reimbursed expenses paid to the General Partner or its affiliates for the years ended December 31, 1999 and 1998, showing actual amounts and the maximum allowable amounts for management and servicing fees. No other compensation was paid to the General Partner during these periods. The fees were established by the General Partner and were not determined by arms'-length negotiation.


                                                       Year Ended                             Year Ended
                                                    December 31, 1999                     December 31, 1998

Form of Compensation                                Actual           Maximum              Actual             Maximum
                                                                   Allowable                               Allowable

Management Fees*.....................          $2,653,000        $ 5,276,000         $ 3,250,000         $ 4,784,000
Promotional Interest.................              68,000             68,000              50,000              50,000
Subtotal.............................          $2,721,000        $ 5,344,000         $ 3,300,000         $ 4,834,000

Loan Origination Fees................         $ 6,681,000       $ 6,681,000          $ 1,724,000         $ 1,724,000
Servicing Fees.......................             480,000           480,000              472,000             472,000
Late Payment Charges.................             395,000           395,000              382,000             382,000
Total                                         $ 7,556,000        $ 7,556,000         $ 2,578,000         $ 2,578,000

Grand Total                                   $10,277,000        $12,900,000         $ 5,878,000         $ 7,412,000

Reimbursement of Other Expenses               $    44,000        $    44,000         $   151,000         $   151,000



-------
* The management fees paid to the General Partner are determined by the General Partner within the limits set by the Partnership Agreement. An increase or decrease in the management fees paid directly impacts the yield paid to the partners.


         Aggregate actual compensation paid by the Partnership and by borrowers to the General Partner during the years ended December 31, 1999 and 1998, exclusive of expense reimbursement, was $10,277,000 and $5,878,000, respectively, or 4.8% and 2.9%, respectively, of partners' capital. If the maximum amounts had been paid to the General Partner during these periods, the compensation, excluding reimbursements, would have been $12,900,000 and $7,412,000, respectively, or 6.0% and 3.7%, respectively, of partners' capital, which would have reduced net income allocated to limited partners by approximately 15.0% and 9.1%, respectively.

         Loan origination fees as a percentage of loans purchased by the Partnership were 5.6%, 2.1% and 3.8% for the years ended December 31, 1999, 1998, and 1997, respectively. In the year ended December 31, 1999, one loan in the amount of $12,025,000 had a loan origination fee of $2,900,000.


         The General Partner believes that the maximum allowable compensation payable to the General Partner is commensurate with the services provided. However, in order to maintain a competitive yield for the Partnership, the General Partner in the past has chosen not to take the maximum allowable compensation. If it chooses to take the maximum allowable, the amount of net income available for distribution to limited partners would be reduced during each such year.

                              CONFLICTS OF INTEREST

         The Partnership and its limited partners are subject to various conflicts of interest arising out of their relationship with the General Partner. These conflicts include, but are not limited to, the following:


         General Partner's Acquisition and Origination Fees and Servicing Fees

         For the evaluation, origination, extension and refinancing of Partnership mortgage loans, the General Partner generally receives mortgage placement or investment evaluation fees (points) from borrowers. For the servicing of mortgage loans made or invested in by the Partnership, the General Partner also receives from the Partnership a monthly servicing fee of up to 1/4 of 1% per annum of the unpaid principal balance of mortgage loans. The mortgage placement fees charged to the borrowers may directly effect the interest rate that borrowers are willing to pay, as these fees are a cost of the loan made by the Partnership. If mortgage placement fees charged to the borrower by the General Partner are lower than those customarily charged by others for similar services, it is possible that a higher interest rate could be obtained on the Partnership's loans. Alternatively, if such mortgage placement fees are higher than those customarily charged by others for similar services, it is possible that interest rates on the Partnership's loans might be lower than otherwise attainable.


         General Partner's Management Fees


         The General Partner's management fees are determined by the General Partner, within the maximum amount permitted under the Partnership Agreement, which is 2 3/4% per year of the average unpaid balance of the Partnership's mortgage loans. The higher the percentage paid to the General Partner, the lower the annual yield on capital of the limited partners. For the years 1995, 1996, 1997 ,1998 and 1999, the management fees were 0.97%, 0.56%, 2.34%, 1.78% and
1.37% of the average unpaid balance of mortgage loans, respectively.


         Compensation of the General Partner Not Negotiated

         The compensation payable to the General Partner was not determined by arms'-length negotiations.

         Purchase of Delinquent Loans


         In the past and in very limited instances, the General Partner has purchased the Partnership's receivables for certain delinquent loans or purchased the Partnership's interest in defaulted loans. In determining whether to take such actions, the interests of the General Partner in preserving its capital and those of the Partnership are likely to conflict. The General Partner is under no obligation to take such actions and intends to follow the policy in the foreseeable future of not making such purchases.

         When the General Partner purchased a loan from the Partnership, it did so for an amount equal to or greater than the fair market value of the subject loan. Should the General Partner subsequently realize a profit from a loan purchased from the Partnership, the Partnership will not be entitled to any such profit, regardless of the loss, if any, experienced by the Partnership.


         Other Mortgage Lending Activities

         Although it has not done so, the General Partner may form additional limited partnerships and other entities to engage in activities similar to and with the same investment objectives as the Partnership. The General Partner may be engaged in sponsoring other entities at approximately the same time as the Partnership's securities are being offered or its investments are being made. The General Partner also originates, sells and services loans for individuals or unaffiliated entity investors. These activities may cause conflicts of interest between such activities and the Partnership and the duties of the General Partner concerning such activities and the Partnership. The General Partner will attempt to minimize any conflicts of interest that may arise among these various activities.

         Competition by the Partnership with Other Entities for Management Services

         The Partnership does not have independent management and relies on the General Partner for the operation of its business. The General Partner devotes only such time to the business of the Partnership as, in its judgment, is reasonably required. The General Partner has conflicts of interest in allocating time, services, and functions between the Partnership and other present and future entities which the General Partner has organized or may in the future organize or with which it is or may be affiliated, as well as other business ventures in which it is or may be involved. The General Partner is engaged, and in the future may be engaged, for its own account, or for the accounts of others, in other business ventures, and neither the Partnership nor any limited partner is entitled to any interest in such other ventures.

         No Separate Legal Representation

         The same legal counsel currently represents the Partnership and the General Partner. The Partnership does not have independent legal counsel. If a conflict of interest should arise from such dual representation, appropriate consideration will be given to the extent to which the interests of the Partnership may diverge from those of the General Partner, and, if necessary, separate counsel will be obtained for the Partnership and the General Partner.

         Acquisition of Loans from General Partner

         The General Partner arranges and makes all of the loans invested in by the Partnership and sells those loans to the Partnership at or below their cost to the General Partner. The General Partner also arranges and makes mortgage loans for its own account and for other investors. There may be a conflict of interest between the Partnership and the General Partner or other investors for whom it selects mortgage loans for investment. This could arise from the fact that the General Partner may be choosing among various loans that it may have originated with different interest rates or other terms and features, for placement either in the Partnership's mortgage loan portfolio or with other investors or the General Partner itself. Loans may sometimes be acquired by the Partnership at a discount from face value. The limited partners must rely upon the General Partner to honor its fiduciary duty to protect their interests in the making and choosing of mortgage loans.

         A committee of officers of the General Partner makes all decisions regarding mortgage loans to be made or invested in by the Partnership. This committee is currently comprised of William Owens, president of the General Partner, William Dutra, senior vice president, and Andrew Navone, vice president of the General Partner.

         Loans to the General Partner


         The Partnership cannot make loans to the General Partner, affiliates of the General Partner, or any limited partnership or entity affiliated with or organized by the General Partner, except as provided in Article IV. 5. of the Partnership Agreement.


         Right of General Partner to Engage in Competitive Business

         The General Partner will only devote such time to the Partnership as it deems necessary to conduct the Partnership's business. Section IV.4. of the Partnership Agreement provides that the General Partner and its affiliates have the right to engage in other business (including, but not limited to, acting as partner in other partnerships formed for the purpose of making or investing in mortgage loans similar to those made or invested in by the Partnership), and to compete, directly or indirectly, with the business of the Partnership. Neither the Partnership nor any limited partners have any rights or claims from such activities.

                            FIDUCIARY RESPONSIBILITY


         The General Partner is accountable to the Partnership as a fiduciary, and consequently must exercise good faith and integrity with respect to the Partnership affairs, must not take advantage of the limited partners, must make full disclosure in its dealings with the Partnership, and must account to the Partnership for any benefit or profit derived by it from any transactions connected with the Partnership without the consent of the limited partners. The Partnership Agreement provides that the General Partner and its affiliates may engage in activities similar to or identical with the business of the Partnership. Presently, neither the General Partner nor any of its affiliates acts for its own account or as general partner of a mortgage loan investment business. However, the General Partner arranges and services trust deed investments for other investors. When it acts in such capacity, it has a fiduciary duty to each entity and is bound to treat each fairly and with equal access to investment opportunities. The General Partner has fiduciary repsonsibility for the safekeeping and use of all funds and assets of the Partnership, whether or not in the General Partner's possession or control, and the General Partner will not employ, or permit another to employ such funds or assets in any manner except for the exclusive benefit of the General Partner or any other person. The Partnership Agreement does not modify any fiduciary standard imposed on the General Partner by California law.


         Based upon the present state of the law, limited partners appear to have the following legal rights and remedies as to the General Partner and the
Partnership:

               they may bring individual actions on behalf of themselves or class actions on behalf of themselves and other limited partners to enforce their rights under the Partnership Agreement and California partnership law, including breaches by the General Partner of its fiduciary duty;

               they may bring actions on behalf of the Partnership for claims it might have, as "derivative" actions, if the General Partner refuses to bring suit;

               they may bring actions under federal or state securities laws, either individually or as a class of limited partners, if the General Partner has violated certain of such laws in connection with the offer and sale, or repurchase of Units.

Exculpation

         The General Partner may not be liable to the Partnership or limited partners for errors in judgment or other acts or omissions not amounting to willful misconduct or gross negligence, since the Partnership Agreement exculpates the General Partner, except for willful misconduct and gross negligence.

Indemnification

         The Partnership Agreement indemnifies the General Partner by the Partnership, not by the limited partners, for liabilities the General Partner and its affiliates incur in dealing with third parties on behalf of the Partnership. To the extent that the indemnification provisions purport to include indemnification for liabilities arising under the Securities Act of 1933, in the opinion of the Securities and Exchange Commission, such indemnification is contrary to public policy and unenforceable.

         This is a rapidly developing and changing area of the law, and limited partners who have questions concerning the duties of the General Partner should consult with their own legal counsel.

                                   MANAGEMENT

Management of the Partnership

         The General Partner is Owens Financial Group, Inc., a California corporation, 2221 Olympic Blvd., Walnut Creek, CA 94595. Its telephone number is
(925) 935-3840.

         The General Partner manages and controls the affairs of the Partnership and has general responsibility and final authority in all matters affecting the Partnership's business. These duties include dealings with limited partners, accounting, tax and legal matters, communications and filings with regulatory agencies and all other needed management duties. The General Partner may also, at its sole discretion and subject to change at any time,

               purchase  from  the  Partnership   the  interest   receivable  or
               principal on delinquent mortgage loans held by the Partnership;

               purchase from a senior lienholder the interest receivable or principal on mortgage loans senior to mortgage loans held by the Partnership; and

               use its own funds to cover any other costs associated with mortgage loans held by the Partnership such as property taxes, insurance and legal expenses.

         In order to assure that the limited partners will not have personal liability as a General Partner, limited partners have no right to participate in the management or control of the Partnership's business or affairs other than to exercise the limited voting rights provided for in the Partnership Agreement.
The General Partner has primary responsibility for the initial selection, evaluation and negotiation of mortgage investments for the Partnership. The General Partner provides all executive, supervisory and certain administrative services for the Partnership's operations, including servicing the mortgage loans held by the Partnership. The Partnership's books and records are maintained by the General Partner, subject to audit by independent certified public accountants.


         The General Partner had a net worth of approximately $15,811,000 on December 31, 1999. The following persons comprise the board of directors and management employees of the General Partner actively involved in the administration and investment activity of the Partnership.


               Milton N. Owens - Mr. Owens, Chairman of the Board of Directors of the General Partner, age 88, is a licensed real estate broker and has been Chairman since October 1981. Mr. Owens is a lifetime member of the American Institute of Real Estate Appraisers (MAI) and holds other professional designations. Mr. Owens has conducted real estate appraisal courses at the University of California, Berkeley. From 1936 to 1951, prior to his formation of Owens Mortgage Company, Mr. Owens was employed with the mortgage loan division of the Travelers Insurance Company. Mr. Owens is the father of William C. Owens, also a member of the Board of Directors and President of the General Partner.

               William C. Owens - Mr. Owens, age 49, has been President of the General Partner since April 1996 and is also a member of the Board of Directors and the Loan Committee of the General Partner. From 1989 until April 1996, he served as a Senior Vice President of the General Partner. Mr. Owens has been active in real estate construction, development, and mortgage financing since 1973. Prior to joining Owens Mortgage Company in 1979, Mr. Owens was involved in mortgage banking, property management and real estate development. As President of the General Partner, Mr. Owens is responsible for the overall activities and operations of the General Partner, including corporate investment, operating policy and planning. In addition, he is responsible for loan production, including the underwriting and review of potential loan investments. Mr. Owens is also the President of Owens Securities Corporation, a subsidiary of the General Partner. Mr. Owens is a licensed real estate broker and the son of Milton Owens, Chairman of the Board of Directors of the General Partner.

               Bryan H. Draper - Mr. Draper, age 42, has been Chief Financial Officer and corporate secretary of the General Partner since December 1987 and is also a member of the board of directors of the General Partner. Mr. Draper is a Certified Public Accountant and is responsible for all accounting, finance, and tax matters for the General Partner and Owens Securities Corporation. Mr. Draper received a Masters of Business Administration degree from the University of Southern California in 1981.

               William E. Dutra - Mr. Dutra, age 37, is a Senior Vice President and member of the Board of Directors and the Loan Committee of the General Partner and has been its employee since February 1986. In charge of loan production, Mr. Dutra has responsibility for loan committee review, loan underwriting and loan production.

               Andrew J. Navone - Mr. Navone, age 43, is a licensed real estate broker, Vice President and member of the Board of Directors and the Loan Committee of the General Partner and has been its employee since August 1985. Mr. Navone has responsibilities for loan committee review, loan underwriting and loan production.

               Melina A. Platt - Ms. Platt, age 33, has been Controller of the General Partner since May 1998. Ms. Platt is a Certified Public Accountant and is responsible for all accounting, finance, and regulatory agency filings of the Partnership. Ms. Platt was previously a Senior Manager with KPMG LLP.

Research and Acquisition

         The  General  Partner   considers   prospective   investments  for  the
Partnership. In that regard, the General Partner evaluates the credit of prospective borrowers, analyzes the return to the Partnership of potential mortgage loan transactions, reviews property appraisals, and determines which types of transactions appear to be most favorable to the Partnership. See "Business" at page 34. For these services, the General Partner generally receives mortgage placement fees (points) paid by borrowers when loans are originally funded or when the Partnership extends or refinances mortgage loans. These fees may reduce the yield obtained by the Partnership from its mortgage loans.

Partnership Management

         The General Partner is responsible for the Partnership's investment portfolio. Its services include:

               the  creation  and   implementation  of  Partnership   investment
               policies;

               preparation and review of budgets, economic surveys, cash flow and taxable income or loss projections and working capital requirements;

               preparation and review of Partnership reports;

               communications with limited partners;

               supervision and review of Partnership bookkeeping, accounting and audits;

               supervision and review of Partnership state and federal tax returns; and

               supervision of professionals employed by the Partnership in connection with any of the foregoing, including attorneys, accountants and appraisers.

         For these and certain other services the General Partner is entitled to receive a management fee of up to 2-3/4% per annum of the unpaid balance of the Partnership's mortgage loans. The management fee is payable on all loans, including nonperforming or delinquent loans. The General Partner believes that a fee payable on delinquent loans is justified because of the expense involved in the administration of such loans. See "Compensation of the General Partner--Management Fees," at page 18.

Mortgage Investments

         The General Partner originates and services the Partnership's mortgage investments. These mortgage investment services include:

               review of investments;

               recommendations with respect to changes in investments;

               employment   and   supervision   of  employees   who  handle  the
               investments;

               preparation and review of projected performance;

               review of reserves and working capital;

               collection and maintenance of all investments; and

               sales and servicing of investments.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


         No person or entity owns beneficially more than 5% of the ownership interests in the Partnership. The General Partner owns approximately 2,548,000 units (1.2%) of the Partnership as of December 31, 1999. The ownership (common stock) of the General Partner is as follows: 43.01% by Milton N. Owens, 26.88% by William C. Owens, 10.75% by Bryan H. Draper and 9.68% each by William E. Dutra and Andrew J. Navone.




                                                       SELECTED FINANCIAL DATA


                                                       As of and for the year ended
                                                              December 31

                                          1999          1998          1997           1996           1995



Loans secured by trust deeds        $ 200,356,517  $ 182,721,465  $ 174,714,607  $154,148,933  $ 151,350,591
Less:  Allowance for loan losses       (4,000,000)    (3,500,000)   (3,500,000)    (3,500,000)    (3,250,000)
Real estate held for sale..            13,733,722     11,155,202    16,047,141     13,221,093      9,612,359
Less:  Allowance for losses on         (1,336,000)    (1,184,000)   (1,896,000)      (600,000)      (600,000)
  real estate..............
Cash, cash equivalents and other
  assets...................             7,617,278     13,218,253      5,959,306     14,105,992      8,288,818
Total assets...............         $ 216,371,517  $ 202,410,920  $ 191,325,054  $ 177,376,018  $ 165,401,768



Liabilities................         $   1,759,704  $   1,070,118  $     593,919  $     535,914  $     657,325
Partners' capital
  General partners.........             2,104,936      1,967,069      1,864,033      1,731,874      1,623,526
  Limited partners.........
                                      212,506,877    199,373,733    188,867,102    175,108,230    163,120,917
    Total partners' capital
                                      214,611,813    201,340,802    190,731,135    176,840,104    164,744,443
      Total liabilities /           $ 216,371,517  $ 202,410,920  $ 191,325,054  $ 177,376,018  $ 165,401,768
      Partners' capital....


Revenues...................          $ 21,457,192   $ 21,041,215   $ 21,325,850   $ 16,824,479   $ 16,415,301
Operating expenses                                                                                     69,255
  Promotional interest.....                67,907         49,545         70,747         57,395      1,431,616
  Management fee...........             2,652,882      3,249,824      3,879,454        866,985        371,000
  Servicing fee............               479,592        472,390        420,742        384,004        224,108
  Net real estate operations            (145,343)         53,656         70,216        344,298        500,000
  Provision for losses on                 500,000             --             --        250,000
    loans..................
  Provision for losses on                                                                             200,000
    real estate held for sale             152,000             --      1,296,000             --
  Other....................                                                                           127,947
                                          270,301        237,108        168,444        163,385
    Net Income                       $ 17,479,853   $ 16,978,692   $ 15,420,247   $ 14,758,412   $ 13,491,375


Net income allocated to general
  partners.................          $    172,335   $    168,106   $    154,202   $    146,960   $    135,584
Net income allocated to limited      $ 17,307,518   $ 16,810,586   $ 15,266,045   $ 14,611,452   $ 13,355,791
  partners.................
Net income allocated to limited
  partners per limited partnership
  unit.....................          $        .08   $        .09   $        .08   $        .08   $        .08




The information in this table should be read in conjunction with Management's Discussion and Analysis of Financial Condition and Results of Operations and with the financial statements and notes thereto included in this Prospectus.

MANAGEMENT'S DISCUSSIONS AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Results of Operations


1999 Compared to 1998

The net income increase of $501,000 (3.0%) for 1999 as compared to 1998, was due to:

               an increase in interest income of $1,121,000 from $19,100,000 to $20,221,000;

               a decrease in management fees to the general partner of $597,000; and

               an increase in net income from rental operations from a loss of $54,000 to net income of $145,000.

The net income increase in 1999 as compared to 1998, was offset by:

               a decrease in the gain on sale of real estate of $431,000;

               a decrease in interest income from investments of $274,000;

               an increase in the provision for loan losses of $500,000; and

               an increase in the provision for losses on real estate held for sale of $152,000.

         The increase in interest income on loans secured by trust deeds of $1,121,000 or 5.9% was primarily a result of the growth in the loan portfolio of approximately 9.7% even though its weighted average yield decreased from 10.94% for the year ended December 31, 1998 to 10.84% for the year ended December 31, 1999.

         The management fees to the general partner were paid pursuant to the Partnership Agreement.

         Real estate operations resulted in income of $145,000 during the year ended December 31, 1999 as compared to a loss of $54,000 during 1998. This increase in income is a result of increased occupancy on two of the Partnership's properties and reduced operating costs due to legal, insurance and payroll expenses incurred on the Merced and Oakland properties in the year ended December 31, 1998 which were not incurred in 1999.

         Gain on sale of real estate decreased by $431,000 (33.9%). The decrease in gain on sale of real estate was a result of a decrease in the gain on sales of homes from the development limited partnership between the Partnership and Wood Valley Development, Inc. as the final homes in the development were completed and sold during 1998. The decrease in gain on sale of homes from the development limited partnership was partially offset by gains recognized from the sales of two properties located in Oakland and Vallejo, California during the year ended December 31, 1999 (see "Real Estate Properties Held for Sale" below).

         Interest income from investments decreased as a result of less cash held in interest-bearing accounts pending investment in loans during 1999 as compared to 1998 as the Partnership was able to stay fully invested in loans for most of the year.




Results of Operations

1998 Compared to 1997

The net income increase of $1,558,000 (10.1%) for 1998 as compared to 1997, was due to:

               an increase in interest income of $858,000 from $18,241,000 to $19,100,000;

               an increase in interest income from investments of $219,000;

               a decrease in management fees to the general partner of $630,000; and

               a decrease in the  provision  for losses on real estate  acquired through foreclosure from $1,296,000 to $0.

The net income increase in 1998 as compared to 1997, was offset by:

               a decrease in the gain on sale of real estate of $1,362,000.

         The increase in interest income on loans secured by trust deeds of 4.7% was primarily a result of the growth in the loan portfolio of approximately 4.6% even though its weighted average yield decreased from approximately 11.07% for the year ended December 31, 1997 to 10.94% for the year ended December 31, 1998. The increase was also due to one large loan which earned an approximate annual yield of 21% during 1998 and was paid off in October 1998.

         Interest income from investments increased as a result of increased cash held in interest-bearing accounts pending investment in loans during 1998 as compared to 1997.

         The management fees to the general partner were paid pursuant to the Partnership Agreement.

         The decrease in gain on sale of real estate was a result of a decrease in the gain on sales of homes from the development limited partnership between the Partnership and Wood Valley Development, Inc. (see "Investment in Development Limited Partnership," below). This decrease was a result of increased construction costs, smaller profit margins, and one fewer home being sold during 1998 compared to 1997.

Financial Condition


December 31, 1999, 1998 and 1997

Loan Portfolio

         At the end of 1997 and 1998 the number of Partnership mortgage investments was 215 and 188, respectively, and decreased to 142 by the end of 1999. The average loan balance was $813,000 and $972,000 at the end of 1997 and 1998 respectively, and increased to $1,411,000 as of December 31, 1999.

         Approximately  $7,415,000  (3.7%)  and  $8,710,000  (4.8%) of the loans invested in by the Partnership were more than 90 days delinquent in payment as of December 31, 1999 and 1998, respectively. Of these amounts, approximately $850,000 (0.4%) and $3,657,000 (2.0%) were in the process of foreclosure. Loans more than 90 days delinquent decreased by $1,295,000 (14.9%) from December 31, 1998 to December 31, 1999, primarily due to one loan in the amount of $1,442,000 which was foreclosed on by the Partnership during the year ended December 31, 1999.

         A loan loss reserve in the amount of $4,000,000, $3,500,000 and $3,500,000 was recorded on the books of the Partnership as of December 31, 1999, 1998 and 1997. The General Partner believes that the loan loss reserve is adequate.

         As of December 31, 1999, 1998 and 1997, approximately 40%, 48% and 67% of the Partnership's mortgage loans were secured by real property in Northern California. The decrease in the percentage of loans secured by real property in Northern California has primarily been due to the payoff of several of those loans and the purchase of new loans secured by properties outside of Northern California. As the real estate market in Southern California has gradually improved, more loans secured by real estate in Southern California have been invested in by the Partnership. In general, there has been increased competition in the lending business in Northern California, particularly in the San Francisco Bay Area, and the General Partner has increasingly sought loans in areas outside of this region.

         As of December 31, 1999, 1998 and 1997, approximately 80.7%, 83.8% and 90.5%, respectively, of the loan portfolio was invested in loans on income-producing properties, 11.3%, 7.6% and 4.1%, respectively, in construction loans, 7.7%, 7.3% and 4.2%, respectively, in land loans and 0.3%, 1.3% and 1.2%, respectively, in residential loans. Also, as of these dates, approximately 91.2%, 89.0% and 92.3%, respectively, of the loan portfolio was invested in first deeds of trust, 8.8%, 10.5% and 7.3%, respectively, in second deeds of trust and 0.0%, 0.5% and 0.4%, respectively, in third and fourth deeds of trust.

         The Partnership's investment in construction loans increased by 63% since December 31, 1998. Improvement in real estate market conditions has made development and, thus, construction loans more attractive. All but two of the Partnership's construction loans are first trust deeds. In addition, only one of these loans, in the amount of $56,000, is more than 90 days delinquent in payment as of December 31, 1999.

         The Partnership was invested in mortgage loans with variable interest rates in the amount of $77,310,339 (44.2%), $66,852,000 (36.6%), and $29,024,000
(14.5%) as of December 31, 1997, 1998 and 1999, respectively. The decrease in the volume of variable rate loans invested in by the Partnership during 1999 was primarily a result of the market and competitive conditions surrounding the General Partner's loan underwriting in 1999. Because competition in the lending industry has increased substantially over the past two years, borrowers seeking construction loans or loans to purchase properties have wanted shorter-term loans as their ability to refinance is much stronger in this environment. Such shorter-term loans (less than two years) are normally originated with fixed interest rates.

Real Estate Properties Held for Sale

         The Partnership currently holds title to thirteen properties that were foreclosed on from January 1, 1993 through December 31, 1999 in the amount of $10,176,000, net of allowance for losses of $1,336,000. Since 1993, the Partnership's investment in real estate held for sale has increased due to the General Partner's decision to stop acquiring from the Partnership property subject to foreclosure on which the Partnership has a trust deed investment on property acquired by the Partnership through foreclosure. During the year ended December 31, 1999, the Partnership acquired through foreclosure a 91% interest in 92 residential lots in Lake Don Pedro, California, on which it had a trust deed investment of $541,000 and 100% interests in a commercial building located in San Ramon, California and an apartment/retail building located in Oakland, California, on which it had trust deed investments of $1,442,000 and $17,000, respectively. During the year ended December 31, 1999, a 6-unit residential building located in Oakland, California, of which the Partnership owned a 22% interest, was sold resulting in a gain to the Partnership of $18,000. In addition, during the year ended December 31, 1999, a 66-acre residential parcel located in Vallejo, California was sold for cash of $500,000 and a note of $1,000,000 resulting in a gain to the Partnership of $822,000.

         Seven of the Partnership's thirteen properties do not currently generate revenue. Although expenses from rental properties have decreased from approximately $699,000 to $582,000 (16.7%) for the year ended December 31, 1998 and 1999, respectively, revenues associated with these properties have increased from $645,000 to $727,000 (12.7%), thus generating a net income from real estate held for sale of $145,000 during the year ended December 31, 1999. The increase in revenues is primarily a result of increased occupancy on two of the Partnership's properties. The decrease in expenses is due to legal, insurance and payroll expenses incurred on the Merced and Oakland properties in the year ended December 31, 1998 which were not incurred in 1999.

         As of December 31, 1998 and 1997, the Partnership owned eleven and nine properties, respectively. Prior to foreclosure, these properties secured Partnership loans aggregating $7,903,000 and $8,354,000 in 1998 and 1997, respectively. During the years ended December 31, 1998 and 1997, the Partnership acquired certain properties through foreclosure on which it had trust deed investments totaling $508,000 and $3,879,000, respectively.

Investment in Corporate Joint Venture

         In 1995, the Partnership foreclosed on a $571,853 loan and obtained title to a commercial lot in Los Gatos, California that secured the loan. In 1997, the Partnership contributed the lot to a limited liability company (the Company) formed with an unaffiliated developer to develop and sell a commercial office building on the lot. The Partnership is providing construction financing to the Company at prime plus two percent.

         During the year ended December 31, 1999 and 1998, the Partnership advanced an additional $1,417,000 and $166,000, respectively, to the corporate joint venture for development. The total investment in the corporate joint venture was $2,222,000 and $806,000 as of December 31, 1999 and 1998,
respectively.

         The Company received all development approvals and began construction in July 1999.

Interest Receivable and Due to General Partner

         Interest receivable increased from approximately $1,381,000 as of December 31, 1998 to $2,151,000 as of December 31, 1999 ($770,000 or 55.8%), due
primarily to the growth in the loan portfolio and due to deferred interest accrued on three loans in the total amount of approximately $460,000, the majority of which was collected in January and February 2000.

         Due to General Partner increased from approximately $391,000 as of December 31, 1998 to $752,000 as of December 31, 1999 ($361,000 or 92.3%) due
primarily to accrued management fees for the months of November and December 1999 that are paid pursuant to the Partnership Agreement.

Cash and Cash Equivalents, Certificates of Deposit and Commercial Paper

         Cash and cash equivalents, certificates of deposit and commercial paper decreased from approximately $11,779,000 as of December 31, 1998 to $5,466,000 as of December 31, 1999, respectively ($6,313,000 or 53.6%). This decrease is primarily attributable to loan payoffs that occurred on December 31, 1998 that did not allow the Partnership sufficient time to reinvest in new loans. Similar payoffs did not occur on December 31, 1999 and the Partnership was fully invested in loans on December 31, 1999.

         Cash and cash equivalents, certificates of deposit and commercial paper increased from approximately $4,073,000 as of December 31, 1997 to $11,779,000 as of December 31, 1998, respectively ($7,706,000 or 189%). This increase is primarily attributable to the rollover of limited partner income during the year ended December 31, 1998 without the investment in new loans of the same amount.

                                  Asset Quality

         Some losses are normal when lending money and the amounts of losses vary as the loan portfolio is affected by changing economic conditions and financial experiences of borrowers. There is no precise method of predicting specific losses or amounts that ultimately may be charged off on particular segments of the loan portfolio.

         The conclusion that a Partnership loan may become uncollectible, in whole or in part, is a matter of judgment. Although lenders such as banks and savings and loans are subject to regulations that require them to perform ongoing analyses of portfolio, loan to value ratios, reserves, etc., and to obtain current information regarding its borrowers and the securing properties, the Partnership is not subject to these regulations and has not adopted these practices. Rather, management of the General Partner, in connection with the quarterly closing of the accounting records of the Partnership and the preparation of the financial statements, evaluates the Partnership's mortgage loan portfolio. Based upon this evaluation, a determination is made as to whether the allowance for loan losses is adequate to cover potential losses of the Partnership. As of December 31, 1999, management believes that the allowance for loan losses of $4,000,000 is adequate. As of then, loans secured by trust deeds include $7,415,000 in loans delinquent over 90 days, of which $850,000 was invested in loans that were in the process of foreclosure. Due to the loan-to-value criteria established by the General Partner, in its opinion, the mortgage loans held by the Partnership appear in general to be adequately secured.

         The General Partner's judgment of the adequacy of loan loss reserves includes consideration of:

               economic conditions;

               borrower's financial condition;

               evaluation of industry trends;

               review  and  evaluation  of  loans   identified  as  having  loss
               potential; and

               quarterly review by the Board of Directors.

                         Liquidity and Capital Resources

         Purchases of Units and loan payoffs provide the capital for mortgage investments. A substantial increase in general market interest rates could have an adverse affect on the Partnership, because then the Partnership's investment yield could be lower than other debt-related investments. In that event, purchases of additional Units could decline, which, in turn, would reduce the liquidity of the Partnership and its ability to make additional mortgage investments. In contrast, a significant increase in the dollar amount of loan payoffs and/or additional limited partner investments without the origination of new loans of the same amount would increase the liquidity of the Partnership. This increase in liquidity could result in a decrease in the yield paid to limited partners as the Partnership would be required to invest the additional funds in lower yielding, short term investments. The Partnership has not and does not intend to borrow money for investment purposes.

         There was little variation in the percentage of capital withdrawals to total capital invested by the limited partners between 1994 and 1998, excluding regular distributions of net income to limited partners. The annualized withdrawal percentage increased during 1999 primarily due to an increase in the maximum quarterly amount which could be withdrawn by limited partners from $75,000 to $100,000 as a result of a change in the Partnership Agreement in December 1998. Withdrawal percentages have been 7.37%, 6.11%, 7.85%, 6.63%, 7.33%, and 7.99% for the years ended December 31, 1994, 1995, 1996, 1997, 1998 and 1999. These percentages are the annual average of the limited partners capital withdrawals in each calendar quarter divided by the total limited partner capital as of the end of each quarter.

         The limited partners may withdraw, or partially withdraw, from the Partnership and obtain the return of their outstanding capital accounts at $1.00 per Unit (book value) within 61 to 91 days after written notices are delivered to the General Partner, subject to the following limitations, among others:

               No withdrawal of Units can be requested or made until at least one year from the date of purchase of those Units, for Units purchased on or after February 16, 1999, other than Units received under the Partnership's Reinvested Distribution Plan.

               Any such payments are required to be made only from net proceeds and capital contributions (as defined) during said 91-day period.

               A maximum of $100,000 per partner may be withdrawn during any calendar quarter.

               The General Partner is not required to establish a reserve fund for the purpose of funding such payments.

               No more than 10% of the outstanding limited partnership interest may be withdrawn during any calendar year except upon dissolution of the Partnership.

                              Contingency Reserves

         The Partnership maintains cash, cash equivalents and marketable securities as contingency reserves in an aggregate amount of 2% of the limited partners' capital accounts to cover expenses in excess of revenues or other unforeseen obligations of the Partnership. Although the General Partner believes that contingency reserves are adequate, it could become necessary for the Partnership to sell or otherwise liquidate certain of its investments to cover such contingencies on terms which might not be favorable to the Partnership.

Current Economic Conditions

         Although the current economic climate in Northern California and the Western United States is generally strong, many areas outside of the San Francisco Bay Area continue to experience depressed values created by the real estate recession of the early 1990's. Other than the loss incurred in February 1998 on the sale to the General Partner of the manufactured-home development in Sonora, California, acquired through foreclosure, the Partnership has not sustained any material losses to date. This has been due primarily to the General Partner's pre-May 1, 1993 practice of purchasing delinquent interest and loans from the Partnership prior to foreclosure. The General Partner has ceased such practices, except as to loans that pre-exist the change in policy and other very limited exceptions. The General Partner expects that it will not purchase delinquent interest or principal on delinquent loans in the future, and therefore, the Partnership could sustain losses with respect to loans secured by properties located in areas of declining real estate values. This could result in a reduction of the net income of the Partnership for a year in which those losses occur. There is no way of making a reliable estimate of these potential losses at the present time.

         The  Partnership  has  been  able  to  purchase   mortgage  loans  with
relatively strong yields during 1998 and 1999. Although mortgage yields have increased over the past year, increased competition or changes in the economy could have the effect of reducing mortgage yields in the future. Current loans with relatively high yields could be replaced with loans with lower yields, which in turn could reduce the net yield paid to the limited partners. In addition, if there is less demand by borrowers for loans and, thus, fewer loans for the Partnership to invest in, it will invest its excess cash in shorter-term alternative investments yielding considerably less than the current investment portfolio.


                                Year 2000 Issues

         The General Partner so far has experienced no disruptions in the operations of its internal information systems during its transition to the year 2000. The General Partner is not aware that any of its vendors experienced any disruptions during their transition to the year 2000. The General Partner will continue to monitor the transition to year 2000 and will act promptly to resolve any problems that occur. If the General Partner or any third parties with which it has business relationships experience problems related to the year 2000 transition that have not yet been discovered, it could have a material adverse impact on the General Partner and the Partnership.

                                    BUSINESS

         The Partnership is a California limited partnership organized on June 14, 1984, which invests in first, second, third, wraparound and construction mortgage loans and loans on leasehold interest mortgages. In June 1985, the Partnership became the successor-in-interest to Owens Mortgage Investment Fund I, a California limited partnership formed in June 1983 with the same policies and objectives as the Partnership. In October 1992, the Partnership changed its name from Owens Mortgage Investment Partnership II to Owens Mortgage Investment Fund, a California Limited Partnership. The address of the Partnership is P.O. Box 2400, 2221 Olympic Blvd., Walnut Creek, CA 94595. Its telephone number is
(925) 935-3840.

         The General Partner makes and arranges or purchases all of the loans invested in by the Partnership. The Partnership's mortgage loans are secured by mortgages on unimproved, improved, income-producing and non-income-producing real property, such as apartments, shopping centers, office buildings, and other commercial or industrial properties. The Partnership will limit any single loan and will limit its loans to any one borrower to not more than 10% of the total Partnership assets as of the date the loan is made or purchased. In addition, the Partnership may not invest in or make loans on unimproved real property in an amount in excess of 25% of the total Partnership assets. The Partnership cannot invest in real estate contracts of sale unless such contracts of sale are in recordable form and are appropriately recorded in the chain of title.


         The following table shows the growth in total Partnership capital, mortgage investments and net income as of and for the years ended December 31, 1999, 1998, 1997, 1996, 1995 and 1994.

                                           Total Partners'            Mortgage                    Net
                                           Capital                    Investments                 Income

1999............................         $   214,611,813            $   200,356,517           $    17,479,853
1998............................         $   201,340,802            $   182,721,465           $    16,978,692
1997............................         $   190,731,135            $   174,714,607           $    15,420,247
1996............................         $   176,840,104            $   154,148,933           $    14,758,412
1995............................         $   164,744,443            $   151,350,591           $    13,491,375
1994............................         $   151,846,728            $   145,050,213           $    12,709,424

         As of December 31, 1999, the Partnership held investments in 142 mortgage loans, secured by liens on title and leasehold interests in real property, and one loan secured by a collateral assignment of a limited liability company that owns and is developing commercial real property in Arizona. 40% of the mortgage loans are located in Northern California. The remaining 60% are located in Southern California, Oregon, Washington, Montana, Colorado, Idaho, Nevada, Arizona, Hawaii, Texas, Louisiana, South Carolina and Virginia. The following table sets forth the types and maturities of mortgage investments held by the Partnership as of December 31, 1999:



TYPES AND MATURITIES OF MORTGAGE INVESTMENTS
(As of December 31, 1999)

                                                        Number of Loans         Amount            Percent

1st Mortgages....................................                116        $ 182,725,684           91.20%
2nd Mortgages....................................                 25           17,566,188            8.77%
3rd Mortgages....................................                  1               64,645             .03%
                                                                 142        $ 200,356,517          100.00%


Maturing on or before December 31, 1999 (1)......                 34         $ 29,450,741           14.70%
Maturing on or between January 1, 2000 and December               77          148,209,255           73.97%
  31, 2002.......................................
Maturing on or between January 1, 2003 and September              31           22,696,521           11.33%
  1, 2018
                                                                 142        $ 200,356,517          100.00%


Income Producing Properties......................                118        $ 161,664,440           80.69%
Construction.....................................                 15           22,698,154           11.33%
Unimproved Land..................................                  6           15,438,923            7.70%
Residential......................................                 3                 555,000          0.28%
                                                                 142        $ 200,356,517          100.00%


--------

(1)      Past Maturity Loans

         The average loan balance of the mortgage loan portfolio of $1,411,000 as of December 31, 1999 is considered by the General Partner to be a reasonable diversification of investments concentrated in mortgages secured by commercial properties. Of such investments, 14% earn a variable rate of interest and 86% earn a fixed rate of interest. All were negotiated according to the Partnership's investment standards.


         Due to general economic conditions, certain sectors of the commercial real estate market have recently experienced increases in both values and rental rates and decreases in vacancy rates. When the General Partner experiences increased competition for quality loans, it continues to use relatively low loan-to-value ratios as a major criteria in making loans to minimize the risk of being undersecured. See "Risk Factors--Risks of Real Estate Mortgage Loans--Risks of Unexpected Declines in Values of Secured Properties" at page 7.


         As of December 31, 1999, the Partnership was invested in construction loans of approximately $22,698,000 and in loans partially secured by a leasehold interest of $10,965,000.


         The   Partnership   has  other  assets  in  addition  to  its  mortgage
investments, comprised principally of the following:


               $5,466,000 in cash, cash equivalents and marketable securities which is held for investment, required to transact the business of the Partnership, or in conjunction with contingency reserve requirements;

               $12,398,000   in  real  estate   acquired   through   foreclosure
               (including $2,222,000 in the corporate joint venture formed to develop the property located in Los Gatos, California); and

               $2,151,000 in interest receivable.


Delinquencies

         The General Partner does not regularly examine the existing loan portfolio to see if acceptable loan-to-value ratios are being maintained because the majority of loans mature in a period of only 1-7 years. The General Partner will perform an internal review on a property securing a loan in the following circumstances:

               payments on the loan securing the property become delinquent;

               the loan is past maturity;

               it learns of physical changes to the property securing the loan or to the area in which the property is located; or

               it learns of changes to the economic condition of the borrower or of leasing activity of the property securing the loan.

         A review includes a physical evaluation of the property and the area in which the property is located, the financial stability of the borrower, and the property's tenant mix. The General Partner may then work with the borrower to attempt to bring the loan current.


         As of December 31, 1999, the Partnership's portfolio included $7,415,000 (compared with $8,710,000 as of December 31, 1998) of loans delinquent more than 90 days, representing 3.7% of the Partnership's investment in mortgage loans. Loans delinquent for at least 90 days have historically represented between 3% to 10% of the total loans outstanding at any given time. The balance of delinquent loans at December 31, 1999 includes $850,000 (compared with $3,657,000 as of December 31, 1998) in the process of foreclosure and $0 (compared with $4,000 as of December 31, 1998) involving loans to borrowers who are in bankruptcy. The General Partner has recorded an allowance for losses on loans of $4,000,000 in the financial statements of the Partnership as of December 31, 1999. With the exception of the sale of the Sonora property to the General Partner in 1998, at a loss of $712,000, the Partnership has not suffered material losses on defaults or foreclosures.

         Of the $8,710,000 that was delinquent as of December 31, 1998, $5,129,000 remained delinquent as of December 31, 1999, $404,000 was paid off, $1,176,000 was brought current, and $2,001,000 became real estate acquired through foreclosure of the Partnership.


         Although not required to do so, the General Partner has at times in the past purchased certain loans from the Partnership at the time of foreclosure for the unpaid principal amount in order to prevent the Partnership from suffering a loss upon foreclosure. This generally occurred where there was more than one investor in the loan for which the property provided security and because the General Partner wanted to avoid administrative problems associated with multiple ownership of real property. For the most part, the General Partner will no longer purchase defaulted loans from the Partnership and will act to cause the Partnership to foreclose and obtain title to the real property securing the loan when necessary to enforce the Partnership's rights to the security. Losses from delinquencies may increase as a result.


         Despite this general policy change, where payments on delinquent loans are not made currently by the borrowers, the General Partner has chosen to continue to purchase the Partnership's receivables for delinquent interest on a monthly basis only on certain loans originated prior to May 1, 1993. However, as of December 31, 1999, the General Partner was no longer purchasing the Partnership's receivables on any delinquent loans. The amount of purchases made and not reimbursed by borrowers during the years ended December 31, 1999 and 1998 was $65,000 and $110,000, respectively. Such payments have been recorded by the Partnership as interest payments as if made by the borrower, and have not been classified as contributions by the General Partner or as loans made by the General Partner. The Partnership has no obligation to repay such amounts to the General Partner.

         Following is a table representing the Partnership's delinquency experience (over 90 days) as of December 31, 1996, 1997, 1998 and 1999 and foreclosures by the Partnership during the years ended December 31, 1996, 1997 and 1998 and 1999:

                                                    1996               1997              1998               1999
Delinquent Loans.......................       $     11,348,000   $     5,236,000   $    8,710,000     $     7,415,000
Nonperforming Delinquent Loans.........       $     10,012,000   $     3,751,000   $    7,904,000     $     7,415,000
Loans Foreclosed                              $      1,913,000   $     3,279,000   $      509,000     $     2,001,000
Total Mortgage Investments.............       $    154,149,000   $   174,715,000   $  182,721,000     $   200,357,000
Percent of Delinquent Loans to Total Loans               7.36%             3.00%            4.77%               3.70%
Percent of Nonperforming Delinquent Loans
  to Total Loans.......................                  6.50%             2.15%            4.33%               3.70%



         If the delinquency rate increases on loans held by the Partnership, the interest income of the Partnership will be reduced by a proportionate amount. For example, if an additional 10% of the Partnership loans become delinquent, the mortgage interest income of the Partnership would be reduced by approximately 10%. If a mortgage loan held by the Partnership is foreclosed on, the Partnership will acquire ownership of real property and the inherent benefits and detriments of such ownership that are described under "Risk Factors--Risks of Real Estate Mortgage Loans--Risks of Real Estate Ownership after Foreclosures," at page 9.

Real Estate Owned


         Between 1993 and 1999, the Partnership foreclosed on $16,420,000 of delinquent mortgage loans and acquired title to 21 properties securing the loans. As of December 31, 1999, the Partnership still held title to thirteen of these properties in the amount of $10,176,000, net of an allowance for losses of $1,336,000. All of the properties are either currently being marketed for sale or will be marketed for sale in the foreseeable future. None of the properties individually has a book value greater than 2% of total Partnership assets as of December 31, 1999.

               The Partnership's title to all thirteen properties is held as fee simple.

               There  are  no   mortgages   or   encumbrances   on  any  of  the
               Partnership's real estate properties.

               Of the thirteen properties held, six of the properties are either partially or fully leased to various tenants. Only minor renovations and repairs to the properties are currently being made or planned.

               Management of the General Partner believes that all properties owned by the Partnership are adequately covered by insurance.

               The Partnership maintains an allowance for losses on real estate held for sale of $1,336,000 as of December 31, 1999.


         Real estate acquired through foreclosure is typically held for a number of years before ultimate disposition primarily because the Partnership has the intent and ability to dispose of the properties for the highest possible price (such as when market conditions improve). During the time that the real estate is held, the Partnership may earn less income on these properties than could be earned on mortgage loans and may have negative cash flow on these properties.

Principal Investment Objectives


         The Partnership invests primarily in mortgage loans on commercial, industrial and residential income-producing real property and land. The General Partner negotiates the terms of and makes or purchases all loans, which are then purchased by the Partnership, on a loan-by-loan basis. Normally, when the Partnership has sufficient funds available to invest in a specific loan, the General Partner will give the Partnership priority in purchasing the loan over other persons to whom the General Partner may sell loans as a part of its business. Factors that further influence the General Partner in determining whether the Partnership has priority over other investors include the following:

               All loans originated by the General Partner which are secured by property located outside the State of California and that satisfy investment criteria of the Partnership will be acquired by the Partnership; and

               All hypothecation loans will be acquired by the Partnership.



         The Partnership's two principal investment objectives are to preserve the capital of the Partnership and provide monthly cash distributions to the limited partners. It is not an objective of the Partnership to provide tax-sheltered income. Under the Partnership Agreement, the General Partner would be permitted to modify these investment objectives without the vote of limited partners but has no authority to do anything that would make it impossible to carry on the ordinary business as a mortgage investment limited partnership.

         The General Partner locates and identifies virtually all mortgages the Partnership invests in and makes all investment decisions on behalf of the Partnership in its sole discretion. The limited partners are not entitled to act on any proposed investment. In evaluating prospective investments, the General Partner considers such factors as the following:

               the ratio of the amount of the investment to the value of the property by which it is secured;

               the property's potential for capital appreciation;

               expected levels of rental and occupancy rates;

               current and projected cash flow of the property;

               potential for rental increases;

               the degree of liquidity of the investment;

               geographic location of the property;

               the condition and use of the property;

               the property's income-producing capacity;

               the quality, experience and creditworthiness of the borrower;

               general economic conditions in the area where the property is located; and

               any  other  factors  which  the  General  Partner   believes  are
               relevant.

         Substantially all investment loans of the Partnership are originated by the General Partner, which is licensed by the State of California as a real estate broker and California Finance Lender. During the course of its business, the General Partner is continuously evaluating prospective investments. The General Partner originates loans from mortgage brokers, previous borrowers, and by personal solicitations of new borrowers. The Partnership may purchase existing loans that were originated by other lenders. Such a loan might be obtained by the General Partner from a third party and sold to the Partnership at an amount equal to or less than its face value. The General Partner evaluates all potential mortgage loan investments to determine if the security for the loan and the loan-to-value ratio meet the standards established for the Partnership, and if the loan can meet the Partnership's investment criteria and objectives. An appraisal will be ordered on the property securing the loan, and an officer, director, agent or employee of the General Partner will inspect the property during the loan approval process.

         The Partnership requires that each borrower obtain a title insurance policy as to the priority of the mortgage and the condition of title. The Partnership obtains an independent, on-site appraisal from a qualified appraiser for each property in which it invests. Appraisals will ordinarily take into account factors such as property location, age, condition, estimated building cost, community and site data, valuation of land, valuation by cost, valuation by income, economic market analysis, and correlation of the foregoing valuation methods. The General Partner additionally relies on its own independent analysis in determining whether or not to make a particular mortgage loan.


         The General Partner has the power to cause the Partnership to become a joint venturer, partner or member of an entity formed to own, develop, operate and/or dispose of properties owned or co-owned by the Partnership acquired through foreclosure of a loan. To date, the Partnership has entered into two such ventures for purposes of developing and disposing of properties acquired by the Partnership through foreclosure. The General Partner may enter into such ventures in the future.


Types of Mortgage Loans

         The Partnership invests in first, second, and third mortgage loans, wraparound mortgage loans, construction mortgage loans on real property, and loans on leasehold interest mortgages. The Partnership does not ordinarily make or invest in mortgage loans with a maturity of more than 15 years, and most loans have terms of 1-7 years. Most loans provide for monthly payments of interest and some also provide for principal amortization, although many Partnership loans provide for payments of interest only and a payment of principal in full at the end of the loan term. The General Partner does not originate loans with negative amortization provisions.

         First Mortgage Loans

         First mortgage loans are secured by first deeds of trust on real property. Such loans are generally for terms of 1-7 years. In addition, such loans do not usually exceed 80% of the appraised value of improved residential real property, 50% of the appraised value of unimproved real property, and 75% of the appraised value of commercial property.

         Second and Wraparound Mortgage Loans

         Second and wraparound mortgage loans are secured by second or wraparound deeds of trust on real property which is already subject to prior mortgage indebtedness, in an amount which, when added to the existing indebtedness, does not generally exceed 75% of the appraised value of the mortgaged property. A wraparound loan is one or more junior mortgage loans having a principal amount equal to the outstanding balance under the existing mortgage loans, plus the amount actually to be advanced under the wraparound mortgage loan. Under a wraparound loan, the Partnership generally makes principal and interest payments on behalf of the borrower to the holders of the prior mortgage loans.

         Third Mortgage Loans

         Third  mortgage  loans  are  secured  by  third  deeds of trust on real property which is already subject to prior first and second mortgage indebtedness, in an amount which, when added to the existing indebtedness, does not generally exceed 75% of the appraised value of the mortgaged property.

         Construction Loans

         Construction loans are loans made for both original development and renovation of property. Construction loans invested in by the Partnership are generally secured by first deeds of trust on real property for terms of six months to two years. In addition, if the mortgaged property is being developed, the amount of such loans generally will not exceed 75% of the post-development appraised value.

         The Partnership will not usually disburse funds on a construction loan until work in the previous phase of the project has been completed, and an independent inspector has verified certain aspects of the construction and its costs. In addition, the Partnership requires the submission of signed labor and material lien releases by the borrower in connection with each completed phase of the project prior to making any periodic disbursements of loan proceeds.

         Leasehold Interest Loans

         Loans on leasehold interests are secured by an assignment of the borrower's leasehold interest in the particular real property. Such loans are generally for terms of from six months to 15 years. Leasehold interest loans generally do not exceed 75% of the value of the leasehold interest and require personal guarantees of the borrowers. The leasehold interest loans are either amortized over a period that is shorter than the lease term or have a maturity date prior to the date the lease terminates. These loans permit the General Partner to cure any default under the lease.

         Variable Rate Loans


         Approximately 14.5% ($29,024,000) of the Partnership's loans as of December 31, 1999 bear interest at a variable rate. Variable rate loans originated by the General Partner may use as indices the one and five year Treasury Constant Maturity Index, the Prime Rate Index and the Monthly Weighted Average Cost of Funds Index for Eleventh District Savings Institutions (Federal Home Loan Bank Board).


         The General Partner may negotiate spreads over these indices of from 2.5% to 5.5%, depending upon market conditions at the time the loan is made.


         The following is a summary of the various indices described above as of December 31, 1999 and December 31, 1998:

                                                     December 31,   December 31,
                                                         1999           1998

     One-year Treasury Constant Maturity Index            5.95%         4.59%

     Five-year Treasury Constant Maturity Index           6.33%         4.59%

     Prime Rate Index                                     8.50%         7.75%

     Monthly Weighted Average Cost of Funds for
       Eleventh District Savings Institutions             4.77%         4.69%



         It is possible that the interest rate index used in a variable rate loan will rise (or fall) more slowly than the interest rate of other loan investments available to the Partnership. The General Partner attempts to minimize such interest rate differential by tying variable rate loans to indices that are more sensitive to fluctuations in market rates. In addition, most variable rate loans originated by the General Partner contain provisions under which the interest rate cannot fall below the starting rate.

         Interest Rate Caps

         All variable rate loans acquired by the Partnership have interest rate caps. The interest rate cap is generally a ceiling that is 2-4% above the starting rate with a floor rate equal to the starting rate. The inherent risk in interest rate caps occurs when general market interest rates exceed the cap rate.

         Assumability

         Variable rate loans of 5 to 10 year maturities are generally not assumable without the prior consent of the General Partner. The Partnership does not typically make or invest in other assumable loans. To minimize risk to the Partnership, any borrower assuming a loan is subject to the same stringent underwriting criteria as the original borrower.

Prepayment Penalties


         The Partnership's loans typically do not contain prepayment penalties. If the Partnership's loans are at a high rate of interest in a market of falling interest rates, the failure to have a prepayment penalty provision in the loan allows the borrower to refinance the loan at a lower rate of interest, thus providing a lower yield to the Partnership on the reinvestment of the prepayment proceeds. However, as of December 31, 1999, $29,024,000 (approximately 14.5%) of the mortgage loans held in the Partnership's portfolio were variable rate loans which by their terms generally have lower interest rates in a market of falling interest rates, thereby providing lower yields to the Partnership. However, these loans are written with relatively high minimum interest rates, which generally minimizes the risk of lower yields.


Balloon Payment

         A majority of the loans made or invested in by the Partnership require the borrower to make a "balloon payment" on the principal amount upon maturity of the loan. To the extent that a borrower has an obligation to pay mortgage loan principal in a large lump sum payment, its ability to satisfy this obligation may be dependent upon its ability to sell the property, obtain suitable refinancing or otherwise raise a substantial cash amount. As a result, these loans involve a higher risk of default than fully amortizing loans.

Equity Interests and Participation in Real Property

         As part of investing in or making a mortgage loan the Partnership may acquire an equity interest in the real property securing the loan in the form of a shared appreciation interest or other equity participation.

Debt Coverage Standard for Mortgage Loans

         Loans on commercial property require the net annual estimated cash flow to equal or exceed the annual payments required on the mortgage loan.

Loan Limit Amount

         The Partnership limits the amount of its investment in any single mortgage loan, and the amount of its investment in mortgage loans to any one borrower, to 10% of the total Partnership assets as of the date the loan is made.

Loans to Affiliates


         The Partnership will not provide loans to the General Partner, affiliates of the General Partner, or any limited partnership or entity affiliated with or organized by the General Partner except as provided in
Article IV.5. of the Partnership Agreement.

Purchase of Loans from Affiliates

         The Partnership may purchase loans from the General Partner or its Affiliates only if the General Partner acquires such loans in its own name and temporarily holds title thereto for the purpose of facilitating the acquisition of such loans, and provided that such loans are purchased by the Partnership for a price no greater than the cost of such loans to the General Partner (except compensation in accordance with Article IX of the Partnership Agreement), there is no other benefit arising out of such transactions to the General Partner, such loans are not in default, and otherwise satisfy all requirements of Article VI of the Partnership Agreement.


Borrowing


         The Partnership has not incurred indebtedness for the purpose of investing in mortgage loans. However, the Partnership may incur indebtedness in order to prevent default under mortgage loans which are senior to the Partnership's mortgage loans or to discharge senior mortgage loans if this becomes necessary to protect the Partnership's investment in mortgage loans. Such short-term indebtedness may be with recourse to the Partnership's assets. In addition, although the Partnership has not historically done so, the Partnership may incur indebtedness in order to operate or develop a property that the Partnership acquires under a defaulted loan. The total amount of indebtedness incurred by the Partnership cannot exceed the sum of 10% of the aggregate fair market value of all Partnership loans.


Repayment of Mortgages on Sales of Properties

         The Partnership invests in mortgage loans and does not acquire real estate or engage in real estate operations or development (other than when the Partnership forecloses on a loan or takes over management of such foreclosed property). The Partnership also does not invest in mortgage loans primarily for sale or other disposition in the ordinary course of business.

         The Partnership may require a borrower to repay a mortgage loan upon the sale of the mortgaged property rather than allow the buyer to assume the existing loan. This may be done if the General Partner determines that repayment appears to be advantageous to the Partnership based upon then-current interest rates, the length of time that the loan has been held by the Partnership, the credit-worthiness of the buyer and the objectives of the Partnership. The net proceeds to the Partnership from any sale or repayment are invested in new mortgage loans, held as cash or distributed to the partners at such times and in such intervals as the General Partner in its sole discretion determines.

No Trust or Investment Company Activities

         The Partnership has not qualified as a real estate investment trust under the Internal Revenue Code of 1986, as amended, and, therefore, is not subject to the restrictions on its activities that are imposed on real estate investment trusts. The Partnership conducts its business so that it is not an "investment company" within the meaning of the Investment Company Act of 1940. It is the intention of the Partnership to conduct its business in such manner as not to be deemed a "dealer" in mortgage loans for federal income tax purposes.

Miscellaneous Policies and Procedures

         The Partnership will not:

               issue securities senior to the Units or issue any Units or other securities for other than cash;

               invest in the securities of other issuers for the purpose of exercising control, except in connection with the exercise of its rights as a secured lender;

               underwrite securities of other issuers; or

               offer securities in exchange for property.

Competition and General Economic Conditions

         The Partnership's major competitors in providing mortgage loans are banks, savings and loan associations, thrifts, conduit lenders, and other entities both larger and smaller than the Partnership. The Partnership is competitive in large part because the General Partner generates all of its loans. The General Partner has been in the business of making or investing in mortgage loans in Northern California since 1951 and has developed a quality reputation and recognition within the field.


         Many major institutional lenders have reentered the commercial mortgage market within the past two years due to a stronger economy, stabilized property values and leasing rates, and the decrease in demand for residential loans. This has created increased competition to the Partnership for investments in mortgages secured by commercial properties, creating downward pressure on interest rates. Although mortgage yields have increased over the past year, increased competition or changes in the economy could again have the effect of reducing mortgage yields in the future. Current loans with relatively high yields could be replaced with loans with lower yields, which in turn could reduce the net yield paid to the limited partners. In addition, if there is less demand by borrowers for loans and, thus, fewer loans for the Partnership to invest in, it will invest its excess cash in shorter-term alternative investments yielding considerably less than the current investment portfolio.


Available Information

         This   Prospectus  does  not  contain  all  information  set  forth  in
Post-Effective Amendment No. 2 to the Registration Statement on Form S-11 (No. 333-71299) and exhibits thereto which the Partnership has filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, and to which reference is hereby made. Additionally, the Partnership is subject to the informational requirements of the Securities and Exchange Act of 1934, as amended, and in accordance therewith files reports and other information with the Commission. Copies of the Registration Statement on Form S-11 and other reports and information filed by the Partnership can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and at 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of this site is http://www.sec.gov.

               HOW THE PARTNERSHIP PROTECTS ITS RIGHTS AS A LENDER

Introduction

         The following discussion is limited to the laws of the State of California, where most of the real estate that secures the loans invested in by the Partnership is located. The laws of other states where the Partnership has or may have mortgage investments may be significantly different. The Partnership generally obtains the advice of legal counsel in those states, in connection with new loans in those states.

General

         Most of the Partnership's loans are secured by a deed of trust, the most commonly used way of securing the lender's interest in a real property secured loan. In this Prospectus, references to "mortgages" or "mortgage loans" include "deeds of trust" or "deeds of trust loans."

Parties to a Deed of Trust

         The deed of trust has these parties:

               The borrower- trustor (like a mortgagor);

               The trustee; and

               The lender- creditor (like a mortgagee).

         The borrower conveys the property, until the debt is paid, in trust to the trustee for the benefit of the lender (the "beneficiary"), to secure the payment of the borrower's obligations.

         The power of the trustee is governed by the loan documents and the state law. The trustee under the Partnership's loans will normally be Investors Yield, Inc., a wholly owned subsidiary of the General Partner, which is a California corporation qualified to act as a trustee in California. The trustee may be changed by the Partnership and a different qualified trustee appointed.

Foreclosure

         Nonjudicial Foreclosure

          When a Partnership loan is in default and the General Partner's judgment is that the best way of protecting the Partnership's interest in the loan is to foreclose, it will act to do so. The most commonly used foreclosure procedure is the following:

               The General Partner notifies the trustee;

               The trustee records a notice of default, sends it to the borrowers, and publishes it publicly;

               If there is a lien on the property that is junior to the Partnership's, the junior lienhholder or its borrower has time to cure the default and reinstate the loan;

               The trustee may sell the secured property by public auction after the required notice has been provided to the borrower, unless it pays the loan obligations;

               The beneficiary under the deed of trust, in this case the Partnership, may make a non-cash bid equal to the total amount secured by the deed of trust, including fees and expenses; any other bidder may be required by the trustee to show evidence of ability to pay its bid amount in cash;

               After the sale, the trustee will execute and deliver a trustee's deed to the Partnership if it is the purchaser; title under this deed is subject to all prior liens and claims, including real estate taxes.

               If the Partnership's deed of trust was not superior to all other liens on the property, foreclosure by the Partnership leaves it subject to those prior liens.


         Deed in Lieu

         If the borrower is cooperative, the Partnership may accept a Deed in Lieu of foreclosure. This saves the time and expense of the non-judicial process, however, acceptance of a Deed in Lieu of foreclosure subjects the Partnership not only to any superior liens, but also to any subordinate liens. If after searching the county records in which the real property is situated, it is determined there are no junior liens, the Partnership may accept the Deed in Lieu and acquire title insurance insuring the same.


         Proceeds to Partnership from Trustee Sale


         When the Partnership uses non-judicial foreclosure, the trustee first applies the amount of the Partnership's purchase bid to the fees and costs of the sale, and then to the unpaid indebtedness. Amounts in excess of that, if any, are paid first to holders of any junior liens and then to the borrower. Following the trustee's sale, the borrower's right to redeem the property is cut off, and the Partnership normally has no further right, under California law, of collection for any amount remaining unpaid under the loan, unless there was other security obtained from the borrower, such as property other than the real estate. In the event the deed of trust secures a leasehold interest in the real property, the Partnership then steps into the shoes of the lessee under the lease after the non-judicial foreclosure.


         Judicial Procedure

         If the Partnership's object is to seek a judgment in court against the borrower for the deficiency between the value of the secured real property and the amount due under the loan, it may seek judicial foreclosure of its deed of trust. This is a more prolonged procedure, usually, subject to most of the delays and expenses of other lawsuits, sometimes requiring years to complete. Recovery of such a deficiency judgment is also barred by California law in certain situations where the loan was made to purchase the real estate, and is subject to other statutory limitations. Following a judicial foreclosure sale, the borrower or its successor has either one year or three months, depending upon the type of purchase made at the sale, to redeem the property and remains in possession during this period. Consequently, judicial foreclosure is rarely used by the Partnership.

         Other Statutory Provisions Affecting Foreclosure

          Other statutes, such as bankruptcy laws and laws giving certain priorities to federal tax liens, may have the effect of delaying the Partnership's foreclosure under a deed of trust and reducing the amount realized from a trustee's sale, due to such delay, such as a decline in the borrower's financial condition or ability to maintain the secured property pending recovery of it by the Partnership.

Provisions in Deeds of Trust

         Insurance and Condemnation Proceeds

         The form of deed of trust used by the Partnership gives it the right to receive all proceeds from hazard insurance and any award made in a condemnation proceeding and use those funds to apply to the indebtedness under the loan.

         Future Advances Clause

         If the Partnership advances additional funds to a borrower, these will be covered by the deed of trust. Under California law, the Partnership's priority with respect to those advances depends on whether an advance was obligatory or optional. If obligatory, the Partnership's priority will remain as to the advance. If optional, the advance will be subordinate to any other lien imposed with the knowledge of the Partnership after it made its original loan.

         Borrower's Must Pay Taxes and Prior Liens, Maintain Property

         If the borrower under a Partnership deed of trust does not pay when due all taxes and assessments and prior liens on the secured property and maintain the property with adequate hazard insurance, the Partnership can step in and do these things itself. If it does, its expenditures become additions to the indebtedness of the borrower under the deed of trust.

         "Due-on-Sale" Clauses

         The Partnership's standard form of deed of trust, like that of most institutional lenders, may contain a due-on-sale clause, permitting the Partnership to accelerate payment of the loan if the borrower sells or transfers the secured property.

         Under a 1982 federal statute and a U.S. Supreme Court case, the Partnership should be permitted to enforce a due-on-sale clause, with certain exceptions pertaining to specific residential property. None of the Partnership's investment loans are secured by that type of residential property and its due-on-sale clauses should therefore be enforceable.

         "Due-on-Encumbrance" Clauses

         If a "due-on-encumbrance" clause is in a Partnership's deed of trust, it permits the Partnership to accelerate the maturity of the loan if the borrower encumbers the property with an additional lien, or it may prohibit such a lien altogether. The due-on-encumbrance clause would probably be enforceable, like its due-on-sale clause, because the Partnership's loans are not secured by the type of residential property that would make the loans unenforceable.

         Prepayment Charges

         The Partnership's deed of trust may provide that a borrower must pay specified additional amounts if it makes early payments on or full repayment of the loan. A similar provision would preclude the borrower from repayment for a specified period of time, usually several years. These provisions should be enforceable by the Partnership, so long as any reasonable charges are imposed. The Partnership's deeds of trust usually do not contain this type of provision.

         The General Partner has the total discretion to waive prepayment charges imposed by any Partnership's deed of trust.

         Late Charges and Additional Interest on Delinquent Payments

         The Partnership's loans generally include a provision which requires the borrower to pay a late payment charge, if payments are not received within the specified period, and additional interest on delinquent payments. These provisions should be enforceable if the amount of the charge is reasonable. All late charges and additional interest on delinquent payments is retained by the General Partner, and may be considered compensation for its services to the Partnership.

California Usury Law Not Applicable to Partnership Mortgage Loans

         The General Partner is licensed as a real estate broker by the California Department of Real Estate and as a California Finance Lender by the Corporations Commissioner. Mortgage loans made or arranged by a licensed real estate broker are exempt from the California usury law provisions that restrict the maximum rate of interest on California loans. All mortgage loans of the Partnership are made or arranged by the General Partner for the Partnership.

         When the Partnership invests in a loan in a state other than California, it consults with legal counsel in that state for advice as to the usury laws there. The Partnership will always seek to invest in loans that will not cause usury law violations in any state. It is possible, however, that violation could have inadvertently occurred, or may occur in the future, although the General Partner knows of no such loans. Severe penalties, including loss of interest and treble damages, may be imposed for violations of usury laws.

                         FEDERAL INCOME TAX CONSEQUENCES

         The following summarizes the anticipated federal income tax aspects of an investment in the Partnership. It is impractical to discuss all tax consequences of federal, state, and local law of an investment. This summary is based on the Internal Revenue Code of 1986, as amended ("Code"), existing laws, judicial decisions and administrative regulations, rulings and practice, any of which could change, and such changes could be retroactive.

         The Partnership and the limited partners may be subject to state and local taxes in states and localities in which the Partnership may be deemed to be doing business, and this discussion does not cover state or local tax consequences to a limited partner.

         Some of the deductions claimed or positions taken by the Partnership may be challenged by the IRS. The IRS has increased its audit efforts with respect to limited partnerships, and an audit of the Partnership's information return may result in, among other things, an increase in the Partnership's gross income, the disallowance of certain deductions or credits claimed by the Partnership or an audit of the income tax returns of a limited partner.

         Any audit adjustments made by the IRS could adversely affect the limited partners, and even if no such adjustments were ultimately sustained, the limited partners would, directly or indirectly, bear the expense of contesting such adjustments.

         Limited partners are advised to consult their own tax advisors, with specific reference to their own tax situation and potential changes in applicable laws and regulations.

         Neither the Partnership's independent accountant or tax counsel will prepare or review the Partnership's income tax information returns, which will be prepared by the General Partner. Tax matters involving the Partnership will be handled by the General Partner, often with the advice of independent accountants, and may be reviewed with tax counsel in certain circumstances.

         Tax counsel has rendered an opinion to the Partnership that:

               the Partnership will be classified as a partnership rather than as an association taxable as a corporation for federal income tax purposes;

               the Partnership will not be classified as a "publicly traded partnership" for federal income tax purposes; and

               the discussion set forth below is an accurate summary of certain material federal income tax aspects of an investment by a limited partner in the Partnership.

         The following discusses the material tax issues associated with an investment in the Partnership.

         This discussion considers existing laws, applicable current and proposed Treasury Regulations ("Regulations"), current published administrative positions of the IRS contained in Revenue Rulings, Revenue Procedures and other IRS pronouncements, and published judicial decisions. It is not known whether a court would sustain any Partnership position, if contested, or whether there might be legislative or administrative changes or court decisions that would modify this discussion. Any such changes may or may not be retroactive with respect to transactions prior to the date of such changes.

         Moreover, it is possible that such changes, even if not applied retroactively, could reduce the tax benefits anticipated to be associated with an investment in the Partnership.



         Each person is urged to consult and rely upon his own tax advisor with respect to the federal and state consequences arising from an investment in the partnership. The cost of such consultation could, depending on the amount thereof, decrease any return anticipated on the investment. Nothing in this prospectus is or should be construed as legal or tax advice to any specific investor, as individual circumstances may vary. This section only provides the current state of tax laws. Investors should be aware that the IRS may not agree with all tax positions taken by the Partnership and that legislative, administrative or court decisions may reduce or eliminate the anticipated tax benefits to an investor.

Classification as a Partnership

         Under  Regulations   issued  in  December  1996  (the   "Check-the-Box"
Regulations), a partnership that was classified for tax purposes as a partnership prior to January 1, 1997 will retain such classification unless it makes an election to be classified as an association taxable as a corporation. The Partnership is a domestic partnership and was classified as a partnership for tax purposes prior to January 1, 1997. The General Partner will not cause the Partnership to make an election to be classified as an association taxable as a corporation. Based on the foregoing and subject to the discussion set forth below regarding the tax treatment of publicly traded partnerships, it is the opinion of tax counsel that that the Partnership will retain its classification as a partnership for federal income tax purposes.

The Partnership Will Not Be Classified As A Publicly Traded Partnership

         Section 7704 of the Code treats "publicly traded partnerships" as corporations for federal income tax purposes. Section 7704(b) of the Code defines the term "publicly traded partnership" as any partnership the interest of which are readily traded on an established securities market; or readily tradable on a secondary market or the substantial equivalent thereof.

         IRS Notice 88-75 sets forth comprehensive guidance concerning the application of Section 7704 prior to the adoption of final Regulations under
Section 7704. It primarily addresses the issue of when partnership interests will be considered to be readily tradable on a secondary market or the substantial equivalent thereof under Section 7704(b).

         In 1995, the IRS issued Final Regulations under Section 7704 (the "Final PTP Regulations"). The Final PTP Regulations generally retain the conceptual framework of Notice 88-75, but contain a number of modifications, and are generally effective for taxable years beginning after December 31, 1995. However, the Final PTP Regulations contain a transitional rule which provides that for partnerships, like the Partnership, that were actively engaged in an activity before December 4, 1995, the Final PTP Regulations will not be effective until taxable years beginning after December 31, 2005, unless the partnership adds a substantial new line of business after December 4, 1995.
During this transitional period, such partnerships may continue to rely on Notice 88-75.

         The Final PTP Regulations provide that an established securities market includes:

               a national securities exchange registered under the Securities Exchange Act of 1934;

               a national securities exchange exempt from registration because of the limited volume of transactions;

               a foreign securities exchange;

               a regional or local exchange; and

               an interdealer quotation system that regularly disseminates firm buy or sell quotations by identified brokers or dealers by electronic means or otherwise (i.e., an over-the-counter market).

         As indicated above, the primary focus of Notice 88-75 is on determining when partnership interests will be treated as "readily tradable on a secondary market or the substantial equivalent thereof." The Notice and the Final PTP Regulations provide a number of safe harbors relative to this determination. The safe harbors in the Final Regulations generally track those in Notice 88-75. Included as safe harbors in Notice 88-75 and the Final PTP Regulations are those designated as "Lack of Actual Trading" (the "Lack of Actual Trading Safe Harbors").

         The Lack of Actual Trading Safe Harbors contained in Notice 88-75 provide that interests in a partnership will not be considered readily tradable on a secondary market or the substantial equivalent thereof if the sum of the percentage interests in partnership capital or profits that are sold or otherwise disposed of during the taxable year does not exceed a specified percentage (either 5% or 2%) of the total interests in partnership capital or profits.

         The determination of whether the specified percentage is 5% (the "Five Percent Safe Harbor") or 2% (the "Two Percent Safe Harbor") depends on which of certain designated transfers are disregarded for purposes of determining whether the percentage limitation has been satisfied. This is discussed in greater detail below. The Final Regulations contain a Lack of Actual Trading Safe Harbor which essentially conforms to the Two Percent Safe Harbor in Notice 88-75.

         Certain transfers are disregarded for purposes of determining whether these safe harbors are satisfied. These include transfers at death, transfers in which the basis is determined under Section 732 of the Code and interests issued by the partnership for cash, property or services. In addition, for purposes of the Two Percent Safe Harbor interests in the partnership which are redeemed pursuant to the "Redemption and Repurchase Safe Harbor" discussed below are also disregarded.

         Notice 88-75 and the Final Regulations each contain a safe harbor for redemption and repurchase agreements (the "Redemption and Repurchase Safe Harbor"). These safe harbors are substantially identical and provide that the transfer of an interest in a partnership pursuant to a "redemption or repurchase agreement" is disregarded for purposes of determining whether interests in the partnership are readily tradable on a secondary market or the substantial equivalent thereof certain requirements are met. A redemption or repurchase agreement means a plan of redemption or repurchase maintained by a partnership whereby the partners may tender their partnership interests for purchase by the partnership, another partner or certain persons related to another partner.

         The requirements which must be met in order to disregard transfers made pursuant to a redemption or repurchase agreement and which are provided for in the Partnership Agreement are:

the redemption agreement requires that the redemption cannot occur until at least 60 calendar days after the partner notifies the partnership in writing of the partner's intention to exercise the redemption right;

the redemption agreement requires that the redemption price not be established until at least 60 days after receipt of such notification by the partnership (or the price is established not more than 4 times during the partnership's taxable year); and

the sum of the percentage interests in partnership capital and profits represented by partnership interests that are transferred (other than in transfers otherwise disregarded, as described above) during the taxable year of the partnership, does not exceed 10% of the total interests in partnership capital or profits.

         The Partnership Agreement provides that a limited partner may not transfer his interest in the Partnership, if in the opinion of tax counsel for the Partnership it would jeopardize the status of the Partnership as a partnership for federal income tax purposes. To prevent that:

               the   Partnership   will  not  permit  trading  of  Units  on  an
               established securities market within the meaning of Section 7704(b);

               the General Partner will prohibit any transfer of Units to exceed the limitations under the applicable safe harbor provision; and

               the General Partner will not permit any withdrawal of Units except in compliance with the provisions of the Partnership Agreement.

         Based upon the provisions of the Partnership Agreement and the representations of the General Partner, tax counsel's opinion is that:

               interests in the Partnership will not be traded on an established securities market within the meaning of Section 7704 of the Code;

               the operation of the Partnership with regard to the withdrawal by limited partners will qualify for the Redemption and Repurchase Safe Harbor;

               the operation of the Partnership with regard to the transfer of Units by limited partners will qualify for either the Two Percent Safe Harbor or the Five Percent Safe Harbor, whichever, is applicable for a given year;

               interests in the Partnership will not be considered as readily tradable on a secondary market or the substantial equivalent thereof; and

               the Partnership will not be classified as a publicly traded partnership for purposes of Section 7704 of the Code.

         A partnership which is a publicly traded partnership under Section 7704 of the Code is not a corporation for federal income tax purposes, if 90% or more of its gross income is "qualifying income." "Qualifying income" for this purpose includes interest, dividends, real property rents, and gains from the sale of real property, but excludes interest derived in the conduct of a financial business.


         If a publicly traded partnership is not taxed as a corporation because it meets the qualifying income test, the passive loss rules discussed below are applied separately to the partnership, and a tax-exempt partner's share of the partnership's gross income may be treated as income from an unrelated trade or business under the unrelated trade or business taxable income rules discussed below.


         It is not clear whether the Partnership would satisfy this "qualifying income" test. (This would be relevant only if it were determined that the Partnership should be classified as a publicly traded partnership.) The General Partner expects that more than 90% of the Partnership's income will be of the passive-type included in the definition of "qualifying income." However, it is not clear whether the Partnership is engaged in the conduct of a financial business. If the Partnership were classified as a publicly traded partnership and considered to be engaged in a financial business, the Partnership would be treated as a corporation for federal income tax purposes.

General Principles of Partnership Taxation

         A partnership generally is not subject to any federal income taxes. The Partnership will file partnership information returns reporting its operations on the accrual basis for each calendar year.

Determination of Basis in Units

         In general, a limited partner is not taxed on partnership distributions unless such distributions exceed the limited partner's adjusted basis in his Units. A limited partner's adjusted basis in his Units is the amount originally paid increased by:

               his proportionate share of Partnership indebtedness with respect to which no partner is personally liable,

               his proportionate share of the Partnership's taxable income, and any additional contributions to the Partnership's capital by such limited partner, and decreased by:

               his proportionate share of losses of the Partnership,

               the amount of cash, and fair value of noncash, distributions to such limited partner, and any decreases in his share of any nonrecourse liabilities of the Partnership.

Any increase in nonrecourse liabilities is a cash contribution and a decrease in nonrecourse liabilities is a cash distribution, even though the limited partner does not actually contribute or receive cash. Distributions in excess of such basis generally will be gain from the sale or exchange of a limited partner's interest in the Partnership.

Allocations of Profits and Losses

         The Partnership will allocate to the partners profits and losses and cash distributions in the manner described in Article VIII of the Partnership Agreement. These allocations will be accepted by the IRS as long as they have "substantial economic effect" under their Regulations by satisfying one of these tests:

               it has "substantial economic effect" (the "substantial economic effect test");

               it  is  in  accordance   with  the  partners'   interest  in  the
               Partnership (the "partners'  interest in the partnership  test");
               or

               it is "deemed" to be in accordance with the partners' interest in the Partnership.

         The substantial economic effect test is a substantially objective test which effectively creates a safe harbor for compliance with the requirements of
Section 704(b). However, in order to comply strictly with the requirements of that test, it would be necessary to include in the Partnership Agreement a lengthy, intricate and complex set of provisions which may have little practical significance based on our operations.

         It is not anticipated that the operation of the Partnership and the allocation provisions of the Partnership Agreement will ever produce a situation in which a partner will be allocated losses in excess of the economic losses actually borne by such partner. For these reasons, the General Partner has decided not to include these complex provisions in the Partnership Agreement and to rely instead on the partners' interest in the partnership test as the basis for justifying the allocations under the Partnership Agreement.

         The allocation of profits, losses and cash distributions under the Partnership Agreement will be substantially proportionate to the capital accounts of the partners. For this reason, the IRS should treat the allocations as being substantially in accordance with the partners' interests in the Partnership.

Limitations on the Deduction of Losses

         The Partnership does not expect that it will incur net losses for income tax purposes in any taxable year. However, if the Partnership were to incur losses in any year, the ability of a limited partner to deduct such losses would be subject to the potential application of the limitations discussed below.

The Basis Limitation

         Section 704(d) of the Code provides that a limited partner's share of Partnership losses will be allowed as a deduction only to the extent of his adjusted basis in his Units at the end of the year in which the losses occur. Losses disallowed under Section 704(d) may be carried forward indefinitely until adequate basis is available to permit their deduction.

The At Risk Limitation

         Section 465 of the Code provides that the Partnership may not deduct losses incurred in its lending activities, in an amount exceeding the aggregate amount it is "at risk" at the close of its taxable year. This limits Partnership tax losses as offsets against other taxable income of a limited partner to an amount equal to his adjusted basis in his Units, excluding any portion of adjusted basis attributable to Partnership nonrecourse indebtedness. In addition, the at risk amount does not include the purchase price of your Units to the extent you used the proceeds of a nonrecourse borrowing to purchase the Units.

The Passive Loss Rules

         Section 469 of the Code limits the deductibility of losses from "passive activities" for individuals, estates, trusts and certain closely-held corporations to offset passive income and not to offset "non-passive" income. Unused credits attributable to passive activities may be carried forward and treated as deductions and credits from passive activities in the next year. Unused losses (but not credits) from a passive activity are allowed in full when the taxpayer disposes of his entire interest in the passive activity in a taxable transaction.

         The Regulations under Section 469 provide that in certain situations, passive net income (but not passive net loss) is treated as nonpassive. One of the items in this Regulation is net income from an "equity-financed lending activity." An equity-financed lending activity is defined as an activity that involves a trade or business of lending money, if the average outstanding balance of liabilities incurred in the activity for the taxable year does not exceed 80% of the average outstanding balance of the interest-bearing assets held in the activity for such year.

         The  General   Partner  expects  that  at  no  time  will  the  average
outstanding balance of Partnership liabilities exceed 80% of the average outstanding balance of the Partnership's mortgage loans. If the Partnership is deemed for tax purposes to be engaged in the trade or business of lending money, it is an equity-financed lending activity. The Partnership's income will therefore generally be recharacterized as nonpassive income, even though the net losses of the Partnership or loss on the sale of a Unit by a limited partner will be treated as passive activity losses.

         If the Partnership is not deemed to be engaged in a trade or business of lending money, then its income and loss will be considered portfolio income and loss and a limited partner may not offset any other of his passive losses against his share of the income of the Partnership.

         Section 67(a) of the Code makes most miscellaneous itemized deductions deductible by an individual taxpayer only to the extent that they exceed 2% of the taxpayer's adjusted gross income and limits are set for certain high-income taxpayers. Deductions from a trade or business are not subject to these limitations. A limited partner's allocable share of the expenses of the Partnership will be considered miscellaneous itemized deductions subject to this 2% limitation, only if the Partnership is not considered to be in the trade or business of lending money.

Computation of Gain or Loss on Sale or Repurchase of Units

         Gain or loss on the sale by a limited partner of his Units (including a repurchase by the Partnership) will be the difference between the amount realized, including his share of Partnership nonrecourse liabilities, if any, and his adjusted basis in such Units.

Character of Gain or Loss

         Generally, gain on the sale of Units which have been held over 12 months will be taxable as long-term capital gain, except for that portion of the gain allocable to "substantially appreciated inventory items" and "unrealized receivables," as those terms are defined in Section 751 of the Code, which would be treated as ordinary income. The Partnership may have "unrealized receivables" arising from the ordinary income component of "market discount bonds." If the Partnership holds property as a result of foreclosure which is unsold at the time a limited partner sells his Units, or holds an investment in a mortgage loan that is classified as an equity interest, the amount of ordinary income that would result if the Partnership were to sell such property is generally an "unrealized receivable."

         For noncorporate taxpayers, long-term capital gain for assets held longer than 12 months is subject to a maximum rate of 20% (10% for individuals in the 15% tax bracket). The amount of ordinary income against which a noncorporate taxpayer may deduct a capital loss is the lower of $3,000 (or in the case of a married taxpayer filing a separate return $1,500) or the excess of such losses of the taxpayer over the taxpayer's capital gain.

Tax Rates on a Limited Partner's Share of Ordinary Income from the Partnership


         A taxpayer's tax liability with respect to an investment in the Partnership will depend upon his individual tax bracket. Currently, there are five tax brackets for individuals. For calendar year 2000, the first bracket is at 15% (on taxable income not over $43,850 in the case of married taxpayers filing joint returns), the second at 28% (on taxable income from $43,850-$105,950), the third at 31% (on taxable income from $105,950-$161,450), the fourth at 36% (on taxable income from $161,450-$288,350), and the fifth at 39.6% (on taxable income over $288,350).


Depreciation

         From time to time the Partnership acquires equity or leasehold interests in real property by foreclosure or otherwise (e.g., the eleven properties held by the Partnership as of September 30, 1999 that were acquired through foreclosure). Generally, the cost of the improvements on any such owned real property may be recovered through depreciation deductions over a period of 39 years.

Investment Interest

         Section 163(d) of the Code, applicable to noncorporate taxpayers and S corporation shareholders, places a limitation upon the deductibility of interest incurred on loans made to acquire or carry property held for investment. Property held for investment includes all investments held for the production of taxable income or gain, but does not include trade or business property or interest incurred to construct such property. In general, investment interest is deductible by noncorporate taxpayers and S corporation shareholders only to the extent it does not exceed net investment income for the taxable year.

         Net investment income is the excess of investment income over the sum of investment expenses. Interest expense of the Partnership and interest expense incurred by limited partners to acquire Units will not be treated as investment interest if it is attributable to a passive activity of the Partnership. However, any interest expense allocable to "portfolio investments" is subject to the investment interest limitations.

         Interest attributable to any debt incurred by a limited partner in order to purchase Units may constitute "investment interest" subject to these deductibility limitations. Prospective investors should consider the effect of investment interest limitations on using debt financing for their purchase of Units.

Tax Treatment of Tax-Exempt Entities

         Sections 511 through 514 of the Code impose a tax on the "unrelated business taxable income" of organizations otherwise exempt from tax. Entities subject to the unrelated business income tax include qualified employee benefit plans, such as pension and profit-sharing plans, Keogh or HR-10 plans, and individual retirement accounts. Other charitable and tax-exempt organizations are also generally subject to the unrelated business income tax. We refer to such an organization, plan or account as a "Tax-Exempt Entity." Interest income is not subject to this tax unless it constitutes "debt-financed income."

         Unrelated business taxable income includes gross income, reduced by certain deductions and modifications, derived from any trade or business regularly carried on by a partnership of which the Tax-Exempt Entity is a member, where the partnership is a publicly traded partnership or which is unrelated trade or business with respect to the Tax-Exempt Entity. Among the items generally excluded from unrelated business taxable income are:

               interest and dividend income;

               rents from real property (other than debt-financed property or property from which participating rentals are derived); and

               gains on the sale, exchange or other disposition of assets held for investment.

         The receipt of unrelated business taxable income by a Tax-Exempt Entity has no effect on its tax-exempt status or on the exemption from tax of its other income. In certain circumstances, the continual receipt of unrelated business taxable income may cause certain Tax-Exempt Entities to lose their exemption. For certain types of Tax-Exempt Entities, the receipt of any unrelated business income taxable may cause all income of the entity to be subject to tax. For example, for charitable remainder trusts, the receipt of any taxable income from an unrelated trade or business during a taxable year will result in the taxation of all of the trust's income from all sources for such year. Each tax-exempt entity is urged to consult its own tax advisors concerning the possible adverse tax consequences resulting from an investment in the Partnership.

         The General Partner intends to invest Partnership assets in such a manner that tax-exempt limited partners will not derive unrelated business taxable income or unrelated debt-financed income with respect to their Units. Unrelated debt-financed income might be derived in the event that the General Partner deems it advisable to incur indebtedness in connection with foreclosures on property where mortgagees have defaulted on their loans.

         Subject to certain exceptions, if the Partnership acquires property subject to acquisition indebtedness, the income attributable to the portion of the property which is debt financed may be treated as unrelated business taxable income to the Tax-Exempt Entity holding Units.

         Sales of foreclosure property might also produce unrelated business taxable income if the Partnership is characterized as a "dealer" with respect to that property. Mortgage loans made by the Partnership which permit the Partnership to participate in the appreciation value of the properties may be recharacterized by the IRS as an equity interest and such recharacterization could result in unrelated debt-financed income. The IRS might not agree that the Partnership's other income is not subject to tax under the unrelated business income and unrelated debt-financed income tax provisions.

         If a Tax-Exempt Entity is a qualified employee benefit plan or an individual retirement account, and its Partnership income constitutes unrelated business taxable income, then such income is subject to tax only to the extent that its unrelated business taxable income from all sources exceeds $1,000 for the taxable year.

         In considering an investment in the Partnership of a portion of the assets of a qualified employee benefit plan or an individual retirement account, a fiduciary should consider:

               whether the investment is in accordance with the documents and instruments governing the plan;

               whether the investment satisfies the diversification requirements
               of  Section   404(a)(1)(C)  of  the  Employee  Retirement  Income
               Security Act of 1974 ("ERISA");

               whether the investment is prudent considering, among other matters, that there probably will not be a market created in which the investment can be sold or otherwise disposed of; and

               whether the investment would cause the IRS to impose an excise tax under Section 4975 of the Code.

         An investment in the Partnership by an individual retirement account generally will not be subject to the aforementioned diversification and prudence requirements of ERISA unless the individual retirement account also is treated under Section 3(2) of ERISA as part of an employee pension benefit plan that is established or maintained by an employer, employee organization, or both.

Partnership Tax Returns and Audits

         The General Partner prepares the Partnership's information income tax returns. Generally, all partners are required to report partnership items on their individual returns consistent with the treatment of such items on the Partnership's information return. A partner may report an item inconsistently if he files a statement with the IRS identifying the inconsistency. Otherwise, the IRS could assess additional tax necessary to make the partner's treatment of the item consistent with the partnership's treatment of the item, and even penalties, without a notice of deficiency or an opportunity to protest the additional tax in the Tax Court.

         The Partnership's returns may be audited by the IRS. Tax audits and adjustments are made at the partnership level in one unified proceeding, the results of which are binding on all partners. A partner may, however, protest the additional tax by paying the full amount thereof and suing for a refund in either the U.S. Claims Court or a U.S.
District Court.

         General Partner is Tax Matters Partner

         A partnership must designate a "tax matters partner" to represent the partnership in dealing with the IRS. The General Partner will serve as the "tax matters partner" to act on behalf of the Partnership and the limited partners with respect to "partnership items," to deal with the IRS and to initiate any appropriate administrative or judicial actions to contest any proposed adjustments at the Partnership level.

         Limited partners with less than a 1% interest in the Partnership will not receive notice from the IRS of these Partnership administrative proceedings unless they form a group with other Partners which group has an aggregate interest of 5% or more in the Partnership and request such notice. However, all limited partners have the right to participate in the administrative proceedings at the Partnership level. Limited partners will be notified of adjustments to their distributive shares agreed to at the Partnership level by the "tax matters partner."

         If the Partnership's return is audited and adjustments are proposed by the IRS, the "tax matters partner" may cause the Partnership to contest any adverse determination as to partnership status or other matters, and the result of any such contest cannot be predicted. Limited partners should be aware that any such contest would result in additional expenses to the Partnership, and that the costs incurred in connection with such an audit and any ensuing administrative proceedings will be the responsibility of the Partnership and may adversely affect the profitability, if any, of Partnership operations.

         Adjustments, if any, resulting from any audit may require each limited partner to file an amended tax return, and possibly may result in an audit of the limited partner's own return. Any audit of a limited partner's return could result in adjustments of non-Partnership items as well as Partnership income and losses.

Original Issue Discount Rules

         The original issue discount rules under the Tax Code pertain to mortgage loans and obligations issued by the Partnership. The effect is the Partnership will realize the amount that economically accrues under a mortgage during the course of the year (using compound interest concepts) even where a lesser amount is actually paid or accrued under its terms. Identical concepts will be used for determining the Partnership's interest deduction on its own obligations, if any.

Market Discount

         The Partnership may purchase mortgage investments for an amount substantially less than the remaining principal balance of such mortgage investments. Each monthly payment which the Partnership receives from such a mortgagor will consist of interest at the stated rate for the investment in a mortgage loan and a principal payment. If the Partnership purchases an investment in a mortgage loan at a discount, for federal income tax purposes the principal portion of each monthly payment will constitute the return of a portion of the Partnership's investment in the investment in a mortgage loan and the payment of a portion of the market discount for the investment in a mortgage loan.

         The Partnership will recognize the amount of each monthly payment attributable to market discount as ordinary income, but the amount of each monthly payment representing the return of the Partnership's investment will not constitute taxable income to the Partnership. Accrued market discount will also be treated as ordinary income on the sale of an investment in a mortgage loan.

No Section 754 Election - Impact on Subsequent Purchasers

         Section 754 of the Code permits a partnership to elect to adjust the basis of its property in the case of a transfer of a Unit. An election would mean that, with respect to the transferee limited partner only, the basis of his Units would either be increased or decreased by the difference between his purchase price for his Unit and his proportionate share of the Partnership's basis for all Partnership property.

         The General Partner has decided that due to the accounting difficulties which would be involved, it will not make the election pursuant to Section 754. Consequently, the Partnership's tax basis in its assets will not be adjusted to reflect the transferee's purchase price of his Units.

         This treatment might not be attractive to a prospective purchaser of a limited partner's Units and a limited partner might have difficulty for that reason in selling these Units or might be forced to sell at a discounted price.

Taxation of Mortgage Loan Interest

         Mortgage loans made by the Partnership may sometimes permit the Partnership to participate in any appreciation in the value of the properties or in the cash flow generated by the operation by the borrowers of mortgaged properties.

         The IRS then might seek to recharacterize the mortgage loan as an equity interest. If a mortgage loan is recharacterized as an equity interest, the Partnership would be required to recognize an allocable share of the income, gain, loss, deductions, credits and tax preference items attributable to the mortgaged property. Recharacterization of a loan as an equity interest also could result in the receipt of unrelated business taxable income for certain tax-exempt limited partners.

Treatment of Compensation of General Partner


         The General Partner will be paid a management fee for the management services rendered to the Partnership. The management fee will be payable monthly, subject to a yearly maximum of 2-3/4% of the average unpaid balance of the Partnership's mortgage loans at the end of each month. In addition, the General Partner services Partnership loans, for which it receives from the Partnership a monthly fee equal to the lesser of the customary competitive fee in the community where the loan is placed for the provision of such services on that type of loan or up to 1/4 of 1% per year of the unpaid balance of the Partnership's mortgage loans.


         The Partnership will deduct the amount of all management and loan servicing fees each year in computing the taxable income of the Partnership. The deductibility of such fees depends on the value of the management services or loan servicing services rendered, which is a question of fact that may depend on events to occur in the future.

         Due to this uncertainty, tax counsel has not given its opinion as to the proper tax treatment of these fees, and the IRS may attempt to recharacterize the Partnership's treatment of such fees by disallowing the deduction claimed by the Partnership. That action could cause the tax benefits generated by the payment of such fees to be deferred or lost.


         The General Partner or one or more affiliates of the General Partner may receive certain fees and commissions from parties other than the Partnership in connection with making or investing in Mortgage Loans. Such fees and commissions are defined as "Acquisition and Origination Fees" in the Partnership Agreement and include any selection fee, mortgage placement fee, nonrecurring management fee, and any origination fee, loan fee or points paid by borrowers. The IRS might take the position that these fees are constructively paid by the Partnership, which would increase the interest income of the Partnership by the amount of the fees. The fees would then be deductible by the Partnership only to the extent the fees are reasonable compensation for the services rendered and otherwise considered deductible expenditures. Since this is ultimately an issue of fact which may depend on future events, tax counsel has not given its opinion on this matter.


         The General Partner is entitled to reimbursement from the Partnership for certain expenses advanced by the General Partner for the benefit of the Partnership and for salaries and related expenses for nonmanagement and nonsupervisory services performed for the benefit of the Partnership. The reimbursement of such expenses by the Partnership will generally be treated in the same manner as if the Partnership incurred such costs directly.

Possible Legislative Tax Changes

         In recent years there have been a number of proposals made in Congress by legislators, government agencies and by the executive branch of the federal government for changes in the federal income tax laws. In addition, the IRS has proposed changes in regulations and procedures, and numerous private interest groups have lobbied for regulatory and legislative changes in federal income taxation. It is impossible to predict the likelihood or not of adoption of any such proposal, the effect of it on the Partnership, or the effective date, which could be retroactive, of any legislation.

         Potential investors are strongly urged to consider ongoing developments in this uncertain area and to consult their own tax advisors in assessing the risks of investment in the partnership.

State and Local Taxes

         The Partnership may acquire loans in states and localities which impose a tax on the Partnership's assets or income, or on each limited partner based on his share of any income (generally in excess of specified amounts) derived from the Partnership's activities in such jurisdiction. Limited partners who are exempt from federal income taxation will generally also be exempt from state and local taxation.

         All limited partners should consult with their own tax advisors concerning the applicability and impact of state and local tax laws.

ERISA Considerations

         ERISA generally requires that the assets of employee benefit plans be held in trust and that the trustee, or a duly authorized investment manager (within the meaning of Section 3(38) of ERISA), have exclusive authority and sole discretion to manage and control the assets of the plan. ERISA also imposes certain duties on persons who are fiduciaries of employee benefit plans subject to ERISA and prohibits certain transactions between an employee benefit plan and the parties in interest with respect to such plan (including fiduciaries).

         Under the Code, similar prohibitions apply to all Qualified Plans, including IRA's, Roth IRA's and Keogh Plans covering only self-employed individuals which are not subject to ERISA. Under ERISA and the Code, any person who exercises any authority or control respecting the management or disposition of the assets of a Qualified Plan is considered to be a fiduciary of such Qualified Plan (subject to certain exceptions not here relevant).

         ERISA and the Code also prohibit parties in interest (including fiduciaries) of a Qualified Plan from engaging in various acts of self-dealing. To prevent a possible violation of these self-dealing rules, the General Partner may not permit the purchase of Units with assets of any Qualified Plan (including a Keogh Plan or IRA) if it:

               has investment discretion with respect to the assets of the Qualified Plan invested in the Partnership, or regularly gives individualized investment advice which serves as the primary basis for the investment decisions made with respect to such assets.

Annual Valuation

         Fiduciaries of Qualified Plans subject to ERISA are required to determine annually the fair market value of the assets of such Qualified Plans. Although the General Partner will provide to a limited partner upon his written request an annual estimate of the value of the Units based upon, among other things, outstanding mortgage investments, fair market valuation based on trading will not be possible because there will be no market for the Units.

Plan Assets Generally

         If the assets of the  Partnership  are deemed to be "plan assets" under
ERISA:

               the prudence standards and other provisions of Part 4 of Title 1 of ERISA applicable to investments by Qualified Plans and their fiduciaries would extend (as to all plan fiduciaries) to investments made by the Partnership, certain transactions that the Partnership might seek to enter into might constitute "prohibited transactions" under ERISA and the Code because the General Partner would be deemed to be fiduciaries of the Qualified Plan limited partners, and audited financial information concerning the Partnership would have to be reported annually to the Department of Labor.

         In 1986, the Department of Labor promulgated final regulations defining the term "plan assets" (the "Final DOL Regulations"). Under the Final DOL Regulations, generally, when a plan makes an equity investment in another entity, the underlying assets of that entity will be considered plan assets unless:

               equity   participation   by  benefit   plan   investors   is  not
               significant,

               the entity is a real estate operating company, or

               the equity interest is a "publicly-offered security."

         Exemption for Insignificant Participation by Qualified Plans. The Final DOL Regulations provide that the assets of a corporation or partnership in which an employee benefit plan invests would not be deemed to be assets of such plan if less than 25% of each class of equity interests in the corporation or partnership is held in the aggregate by "benefit plan investors" (including, for this purpose, benefit plans such as Keogh Plans for owner-employees and IRA's).

         For purposes of this "25%" rule, the interests of any person (other than an employee benefit plan investor) who has discretionary authority or control with respect to the assets of the entity, or who provides investment advice for a fee (direct or indirect) with respect to such assets, or any affiliate of such a person, shall be disregarded.

         Thus, while the General Partner and its Affiliates are not prohibited from purchasing Units, any such purchases will be disregarded in determining whether this exemption is satisfied. The Partnership cannot assure "benefit plan investors" that it will always qualify for this exemption.

         Exemption For a Real Estate Operating Company. The Final DOL Regulations also provide an exemption for securities issued by a "real estate operating company." An entity is a "real estate operating company" if at least 50% of its assets valued at cost (other than short-term investments pending long-term commitment) are invested in real estate which is managed or developed and with respect to which the entity has the right substantially to participate directly in the management or development of real estate.

         The preamble to the Final DOL Regulations states the Department of Labor's view that an entity would not be engaged in the management or development of real estate if it merely services mortgages on real estate. Thus, it is unlikely that the Partnership would qualify for an exemption from "plan assets" treatment as a real estate operating company.

         Exemption  for  Publicly  Offered  Securities.   Under  the  Final  DOL
Regulations, a "publicly offered security" is a security that is:

               freely transferable,

               part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another, and either part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, or sold to the plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act of 1933 and the class of securities of which the security is a part is registered under the Securities Exchange Act of 1934 within 120 days (or such later time as may be allowed by the Securities and Exchange Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred.

         For purposes of this definition, whether a security is "freely transferable" is a factual question to be determined on the basis of all relevant facts.

         If a security is part of an offering in which the minimum is $10,000 or less, however, certain customary restrictions on the owner of partnership interests necessary to permit partnerships to comply with applicable federal and state laws, to prevent a termination or of the entity for federal or state tax purposes and to meet administrative needs (which are enumerated in the Final DOL Regulations) will not, alone or in combination, affect a finding that such securities are transferable.

         Because the Units will not be subject to any transfer other than those enumerated in the Final DOL Regulations, the Units are held by more than 100 independent investors and the Units are registered under an applicable section of the Securities Exchange Act of 1934, the Units should be "Publicly-Offered Securities" within the meaning of the Final DOL Regulations. As a result, the underlying assets of the Partnership should not be considered to be plan assets under the Final DOL Regulations.






SUMMARY OF PARTNERSHIP AGREEMENT,  RIGHTS OF LIMITED PARTNERS AND DESCRIPTION OF
                                     UNITS


         The Units represent limited partnership interests in the Partnership. The Amended and Restated Limited Partnership Agreement ("Partnership Agreement"), as amended as of April 18, 2000, and the California Revised Limited Partnership Act, Corporations Code Sections 15611 to 15723 (the "RLPA") govern the rights and obligations of the limited partners. The following is a summary of the Partnership Agreement. It does not purport to be complete and is qualified in its entirety by reference to the Partnership Agreement and to the RLPA. It in no way modifies or amends the Partnership Agreement, Exhibit A to this Prospectus. As of December 31, 1999, there were 2,705 limited partners of the Partnership.


Nature of the Partnership

         The Partnership is a California limited partnership formed on June 14, 1984 under the California Limited Partnership Act. By an amendment to the Partnership Agreement made on February 16, 1999, the Partnership has elected to be governed by the RLPA. The Partnership Agreement authorizes the issuance and sale of Units for cash up to a maximum outstanding of $500,000,000.

The Responsibilities of the General Partners

         The General Partner is the exclusive manager of the Partnership and controls all of its affairs. The General Partner arranges, makes and places with the Partnership all of its investments, on terms that it believes are in it's the Partnership's best interests. The General Partner's specific responsibilities, among others, are these:

               to determine how to invest the Partnership's assets;

               to execute all documents;

               to acquire, sell, trade, exchange or otherwise dispose of Partnership assets or any interest therein in its discretion;

               to cause the Partnership to become a joint venturer, partner or member of a development or operating entity for properties acquired by the Partnership through foreclosure;

               to manage, operate and develop Partnership property;

               to employ or engage persons, including its affiliates, at the expense of the Partnership required for the operation of the Partnership's business;

               to amend the Partnership Agreement, under certain circumstances, without the vote of the limited partners;

Limitations on the General Partner


         The General Partner has no authority to do any of the following, among others, without the concurrence of a majority-in-interest of the limited partners:

               amend the Partnership Agreement in any respect that adversely affects the rights of the limited partners;

               any act in contravention of the Partnership Agreement;

               any act which would make it impossible to carry on the business of the Partnership;

               admit a person as a General Partner ;

               dispose of all or substantially all of the Partnership assets or dissolve the Partnership.


Liabilities of Limited Partners-Nonassessability

         A limited partner may not be assessed for additional capital contributions and will not be liable for the liabilities of the Partnership in excess of such limited partner's capital contribution and share of undistributed profits, if any.

         Under the RLPA, neither the voting on, proposing, or calling a meeting of the partners for matters as to which the limited partners are entitled to vote nor a number of other activities described in the RLPA, will cause the limited partners to be deemed to be participating in the control of Partnership business with a resulting loss of limited liability. Such activities consist, among others, of the right, by a vote of a majority in interest of the limited partners, to remove and then replace the General Partner; to admit an additional General Partner; to dissolve and wind up the Partnership; to amend, under certain circumstances, the Partnership Agreement; to change the nature of the business; and to approve or disapprove the merger of the Partnership or sale, mortgage, pledge, refinancing, lease, exchange or other transfer of all or substantially all of the assets of the Partnership other than in the ordinary course of business.

Term and Dissolution

         The Partnership will continue until December 31, 2034, but may, in certain circumstances, be dissolved at an earlier date. Under the RLPA, the Partnership will be dissolved and its business wound up upon the first to occur of:
               the General Partner ceasing to be a general partner, with no remaining general partner, unless a majority-in-interest of limited partners (excluding the General Partner's limited partnership interests) agree in writing to continue the business of the Partnership and within six months admit at least one new general partner;

               the written consent or vote of a majority-in-interest of the limited partners in favor of dissolution and winding up of the Partnership; or

               a decree of judicial dissolution.

         The General Partner ceases to be a general partner upon its removal, withdrawal, dissolution or adjudication of bankruptcy.

General Partner's Interest Upon Removal, Withdrawal or Termination


         If the General Partner is removed, withdrawn or is terminated, the Partnership shall pay to the General Partner all amounts then accrued and owing to the General Partner. Additionally, the Partnership shall terminate the General Partner's interest in Partnership income, losses, distributions, and capital by payment of an amount equal to the then present fair market value of such interest. The then present fair market value of such interest shall be determined by agreement between the General Partner and the Partnership or, if they cannot agree, by arbitration in accordance with the then current rules of the American Arbitration Association. The expense of arbitration shall be borne equally by the General Partner and the Partnership. The method of payment to the General Partner must be fair and must protect the solvency and liquidity of the Partnership. When the termination is voluntary, the method of payment will be deemed presumptively fair where it provides for a non-interest bearing unsecured promissory note with principal payable, if at all, from distributions which the General Partner otherwise would have received under the Partnership Agreement had the General Partner not terminated. Where the termination is involuntary, the method of payment will be deemed presumptively fair where it provides for an interest-bearing promissory note coming due in no less than 5 years with equal installments each year.


Meetings

         The General Partner may call meetings of the limited partners at any time and upon written request to the General Partner signed by the limited partners holding at least 10% of the Units. The General Partner has never called a meeting of the limited partners and has no present intention of doing so. All voting by the limited partners has been by written consent, pursuant to notice as provided in the Partnership Agreement.

Voting Rights and Books and Records

         The vote or consent a majority-of-interest of the limited partners is required, for the following:


               to amend the Partnership Agreement, except that the General Partner may amend to cure any ambiguity or formal defect or omission, to conform the Partnership Agreement to applicable laws and regulations and any change which, in the General Partner's judgment, is not to the prejudice of the limited partners; provided that any amendment which modifies the compensation or distributions to which the General Partner is entitled or which affects the duties of the General Partner shall require the written consent of the General Partner;


               to dissolve and wind up the Partnership;

               to remove the General Partner and elect one or more new General Partners; or

               to approve or disapprove the sale, pledge, refinancing or exchange of all or substantially all of the assets of the Partnership.

         The Partnership's books and records are maintained at the principal office of the Partnership and are open to inspection and examination by limited partners or their duly authorized representatives during normal office hours. A copy of each appraisal for the underlying property upon which a mortgage loan is made is maintained at the principal office of the Partnership, until at least five years after the last date the Partnership holds the related mortgage and is open to inspection, examination and copying by limited partners or their duly authorized representatives during normal office hours. A fee for copying may be charged by the Partnership.

Status of Units

         Each Unit when issued will be fully paid and nonassessable and all Units owned by limited partners have equal rights. Investments in the Partnership, whether initial investments or subsequent additional investments, may be made at any time during any calendar month. An investor is deemed to be a limited partner, with all of the associated rights, immediately upon acceptance by the General Partner of the Subscription Agreement signed and delivered by the investor.

Distributions


         All Net Income Available for Distribution (as defined in the Partnership Agreement), if any, is paid monthly in cash or additional Units (.99% to the General Partner, and 99.01% to the limited partners) in the ratio that their respective capital accounts bear to the aggregate capital accounts of the partners as of the last day of the calendar month preceding the month in which such distribution is made. The Partnership will not reinvest Net Income Available for Distribution, unless it is limited partners' Reinvested
Distributions discussed below. Net Proceeds (defined in the Partnership Agreement and, generally, consisting of proceeds from the repayment or sale of mortgage loans or real estate of the Partnership), if any, received by the Partnership may be reinvested in new loans, may be used to improve or maintain properties acquired by the Partnership through foreclosure, may be used to pay operating expenses, or may be distributed to the partners, in each event, in the sole discretion of the General Partner. In the event of any distribution of net proceeds, such distributions will be made to the partners, .99% to the General Partner, and 99.01% to the limited partners in the ratio that their respective capital accounts bear to the aggregate capital accounts of the partners as of the last day of the calendar month preceding the month in which such distribution of net proceeds is made. No such distribution will be made to the General Partner with respect to the portion of their adjusted capital account represented by its promotional interest, until the limited partners have received 100% of their capital accounts.Reinvestments of Net Proceeds will not take place unless sufficient cash will be distributed to Partners to pay any state or federal income tax created by the Capital Transaction that created the Net Proceeds.


         All distributions are subject to the payment of expenses and other liabilities and the establishment and maintenance of reserves which are adequate in the judgment of the General Partner. See Financial Statements of the Partnership herein for historical record of net income allocated to limited partners. All of such amounts were Net Income Available for Distribution to the limited partners.

Reinvestments

         After you purchase Units, you can choose to have your distributions reinvested rather than receiving cash payments. These are called Reinvested Distributions. Reinvested Distributions are used to purchase additional Units at a rate of one Unit for every $1.00 of Reinvested Distributions. Subject to the right of the General Partner to terminate or reinstate the Reinvestment Plan, it will continue to be available as long as the limited partner meets all applicable suitability standards. Reinvested Distributions are normally invested in mortgage loans of the Partnership.

         A limited partner may elect to participate in the Reinvestment Plan at the time he invests and will be deemed a Reinvestment Plan participant as of that day. Such limited partner may also make an election or revoke a previous election at any time by sending written notice to the Partnership. Such notice shall be effective for the month in which the notice is received if received at least 10 days prior to the end of the calendar month, otherwise it is effective the first of the following month. Units purchased under the Plan are credited to the limited partner's capital account as of the first day of the month following the month in which the reinvested distribution is made. If a limited partner revokes a previous election, subsequent distributions made by the Partnership are distributed to the limited partner instead of being reinvested in Units.


         The General Partner will mail to each Reinvestment Plan participant a statement of account describing the Reinvested Distributions received, the number of Units purchased, the purchase price per Unit, and the total Units accumulated, within 30 days after the Reinvested Distributions have been credited. Tax information for income earned on Units under the Reinvestment Plan for the calendar year will be sent to each reinvestment participant by the General Partner at the same time annual tax information is sent to the limited partners. Reinvestment of distributions does not relieve a reinvestment participant of any income tax which may be payable on such distributions. The General Partner will also mail an updated Prospectus to each limited partner each time a revised Prospectus is filed, which fully describes the Plan, including the minimum investment amount, the type or source of proceeds which may be reinvested and the tax consequences of the reinvestment to the limited partners.

         Each limited partner who is a participant in the Reinvestment Plan must continue to meet the investor suitability standards described in the Subscription Agreement and Prospectus for participation in each reinvestment. It is the responsibility of each limited partner to notify the General Partner promptly if he or she no longer meets the suitability standards.


         No reinvestment participant shall have the right to draw checks or drafts against his account.

         Units acquired through the Reinvestment Plan carry the same rights, including voting rights, as Units acquired through original investment.

         The terms and conditions of the Reinvestment Plan may be amended, supplemented, or terminated for any reason by the Partnership at any time by mailing notice thereof at least 30 days prior to the effective date of such action to each reinvestment participant at his last address of record.

         The General Partner reserves the right to suspend or terminate the Reinvestment Plan if:

               it determines, in its sole discretion, that the Plan impairs the capital or the operations of the Partnership;

               it determines, in its sole discretion, that an emergency makes continuation of the plan not reasonably practicable;

               any governmental or regulatory  agency with jurisdiction over the
               Partnership   so  demands  for  the  protection  of  the  limited
               partners;

               in the opinion of counsel for the Partnership, such Plan is not permitted by federal or state law or, when repurchases, sales, assignments, transfers and exchanges of Units in the Partnership within the previous twelve (12) months would result in the Partnership being considered terminated within the meaning of
               Section 708 of the Internal Revenue Code; or

               the General Partner determines in good faith that allowing any further reinvestments would give rise to a material risk that the Partnership would be treated as a "publicly traded partnership" within the meaning of Internal Revenue Code Section 7704 for any taxable year.

Assignment and Transfer of Units


         There is no public market for the Units and none is expected in the future. Limited partners have only a restricted and limited right to assign their partnership interests and rights. You may transfer your limited partner interest in the Partnership only by written instrument satisfactory in form to the General Partner. You may make no transfer of a fractional Unit, and no transfer if you would then own less than 2,000 Units (other than a limited partner transferring all of his or her Units or in the event of a transfer by operation of law). Any transfer must comply with then-current laws, rules and regulations of any applicable governmental authority, and restrictions imposed to preserve the tax status of the Partnership or the characterization or treatment of income or loss to the Partnership, as may be advisable in opinion of tax counsel to the Partnership; and the person to whom you would wish to transfer must meet the registration and suitability provisions of applicable state securities laws. Transferees who wish to become substituted limited partners may do so only upon the written consent of the General Partner, and after compliance with Article X of the Partnership Agreement.


Repurchase of Units, Withdrawal from Partnership


         A limited partner may withdraw, or partially withdraw, from the Partnership and obtain the return of all or part of its outstanding capital account within 61 to 91 days after written notice of withdrawal is delivered to the General Partner, subject to the following limitations:


               Except with respect to a personal representative of a deceased limited partner, no withdrawal may be made until the expiration of at least one year from the date of a purchase of Units on or after February 16, 1999, other than by way of automatic reinvestment of Partnership distributions through the Reinvestment Plan.

               Any such cash payments in return of an outstanding capital account will be made by the Partnership from net proceeds and capital contributions during the 61 to 91 period after written notice is provided to the General Partner.

               Distributions to withdrawing limited partners are limited to a maximum of $100,000 per calendar quarter for any limited partner.

               The limited partners have the right to receive such distributions of cash only to the extent such funds are available in excess of known or anticipated expenses or other liabilities and reserves therefor; the General Partner is not required to use any other sources of Partnership funds other than net proceeds and capital contributions to fund a withdrawal; nor is the General Partner required to sell or otherwise liquidate any portion of the Partnership's assets in order to fund a withdrawal.

               During up to 90 days, as applicable, following receipt of written notice of withdrawal from a limited partner, the General Partner will not reinvest any net proceeds or capital contributions into new loans until the Partnership has sufficient funds available to distribute to the withdrawing limited partner all of his capital account in cash.

               The amount to be distributed to any withdrawing limited partner is a sum equal to such limited partner's capital account as of the date of such distribution, notwithstanding that such sum may be greater or lesser than such limited partner's proportionate share of the current fair market value of the Partnership's net assets.

               No more than 10% of the outstanding Units of limited partners may be withdrawn during any calendar year except upon dissolution of the Partnership.

               In the event that any limited partner takes withdrawals from the Partnership and such withdrawal reduces the capital account of such limited partner below $2,000, the General Partner may distribute all remaining amounts in such account to such limited partner, who will thereupon be deemed to have fully withdrawn from the Partnership.

               All payments in satisfaction of requests for withdrawal are on a "first-come, first-served" basis. If the sums required to fund withdrawals in any particular month exceed the amount of cash available for withdrawals, funds will be distributed first to the limited partner whose request was first received by the General Partner, until such limited partner's request is paid in full. If such limited partner's withdrawal request cannot be paid in full at the time made, because of insufficient cash available for withdrawals or otherwise, the General Partner will continue to distribute eligible funds to such limited partner until such withdrawal request is paid in full. Once the General Partner has satisfied the request of the limited partner whose request was received first, the next limited partner to submit a withdrawal request may begin to receive distributions on account of such withdrawal.

Special Power of Attorney

         Under the terms of the Partnership Agreement, each limited partner appoints the General Partner to serve as his attorney-in-fact with respect to the execution, acknowledgment and filing of certain documents related to the Partnership or the Partnership Agreement. The special power of attorney given by each limited partner to the General Partner cannot be revoked and will survive the death of a limited partner or the assignment of Units.

                           REPORTS TO LIMITED PARTNERS


         Within 60 days after the end of each fiscal year of the Fund, the General Partner will deliver to each limited partner such information as is necessary for the preparation by each limited partner of his federal income tax return. Within 60 days after the end of each quarter of the Partnership, the General Partner will transmit to each limited partner a report which includes a balance sheet, a statement of income for the quarter then ended, a statement of cash flows for the quarter then ended and other pertinent information regarding the Partnership and its activities during the quarter covered by the report, all of which may be unaudited. Within 120 days after the end of the Partnership's calendar year, the General Partner will transmit to each limited partner an annual report which will include financial statements of the Partnership audited by the Partnership's independent public accountants and prepared on an accrual basis in accordance with generally accepted accounting principles. Financial statements will include the statements of income, balance sheets, statements of cash flows and statements of partners' capital with a reconciliation with respect to information furnished to limited partners for income tax purposes. The annual report will also report on the Partnership's activities for that year and identify the source of Partnership distributions, as is deemed reasonably necessary by the General Partner to advise the limited partners of the affairs of the Partnership. In addition, the annual report will contain a breakdown of the costs reimbursed to the General Partner and affiliates. Within the scope of the annual audit of the General Partner's financial statements, the independent certified public accountants must verify the allocation of such costs to the Partnership by, at a minimum, a review of the time records of individual employees (the costs of whose services were reimbursed) and a review of the specific nature of the work performed by each such employee. The additional costs of such verification will be itemized by said accountants and may be reimbursed to the General Partner by the Partnership only to the extent that such reimbursement when added to the costs for administrative services rendered does not exceed the competitive rate for such services as determined by this paragraph.

         The Partnership will provide upon written request for review by a limited partner the information filed with the Securities and Exchange Commission on Form 10-K not more than 90 days after the closing of the fiscal year end, and on Form 10-Q not more than 45 days after the closing of each other quarterly fiscal period, by providing the Form 10-K and Form 10-Q or other document containing substantially the same information as required by Form 10-K and Form 10-Q.


                              PLAN OF DISTRIBUTION

         The Units being offered hereunder will be offered to the general public through Owens Securities Corporation ("Underwriter"), a wholly-owned subsidiary of the General Partner and a broker-dealer registered with the SEC and certain states and a member of the National Association of Securities Dealers, Inc. Owens Securities Corporation will use its best efforts to find eligible investors who desire to subscribe for the purchase of Units from the Partnership. The proceeds from the offering will be available to the Partnership only with respect to Units actually sold by Owens Securities Corporation, or certain officers or directors of the General Partner. Because the Units are offered on a "best-efforts" basis, there can be no assurance that all or any part of the Units will be sold. No commission will be paid to Owens Securities Corporations or any other person in connection with the offering of the Units.


         The 77,656,111 Units (including reofferings of Units purchased or to be purchased by the Partnership on withdrawals by Limited Partners) are offered to the public at $1.00 per Unit. The minimum investment is 2,000 Units ($2,000). The underwriter and the General Partner have the right to reject any purchase of Units, but will generally accept or reject Subscription Agreements upon their receipt. The offering period will continue until terminated by the General
Partner. In addition, at times when the General Partner determines that there are not suitable loans for investment with the Partnership's funds, the General Partner may, as was done in 1991, 1992, 1994, 1995, and 1998, suspend the offer and sale of Units. The offering may not extend beyond one year in certain jurisdictions without the prior consent of the appropriate regulatory agencies. 212,702,897 Units were outstanding as of December 31, 1999, held by 2,705 limited partners.


         Investors who desire to purchase Units should complete the Subscription Agreement and Power of Attorney (attached as Exhibit B) and return it to Owens Securities Corporation, P.O. Box 2400, Walnut Creek, CA 94595. Full payment must accompany all subscriptions. Checks should be made payable to "Owens Mortgage Investment Fund, a California Limited Partnership." By submitting the Subscription Agreement and Power of Attorney with payment for the purchase of Units, the investor:

               agrees to be bound by the Partnership Agreement;

               grants a special and limited power of attorney to the General Partner; and

               represents and warrants that the investor meets the relevant suitability standards and is eligible to purchase Units.




                                  LEGAL MATTERS

         Certain legal matters in connection with the issuance of Units offered hereby will be passed upon for the Partnership by Whitehead, Porter & Gordon LLP, San Francisco, California, legal counsel for the Partnership and the General Partner.


         Tax Counsel for the Partnership is Wendel, Rosen, Black & Dean, LLP, Oakland, California. Certain members of the firm own or control an aggregate of approximately 1,472,000 Units, none of which were received in connection with the preparation of any offering of Units. Certain members of the firm and certain trusts for which members of the firm are trustees, own interests in notes secured by deeds of trust originated and placed directly with such members, plans or trustees by the General Partner as a result of transactions separate and distinct from any transaction involving the Partnership. The principal amount of all such notes, as of December 31, 1999, was approximately $580,000.


                                     EXPERTS


         The financial statements of the Partnership as of December 31, 1999 and 1998, and for each of the years in the three-year period ended December 31, 1999, and the balance sheet of Owens Financial Group, Inc., as of December 31, 1999, have been included herein and in the registration statement in reliance upon the reports of KPMG LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

                          Independent Auditors' Report



The Partners
Owens Mortgage Investment Fund:



We have audited the accompanying balance sheets of Owens Mortgage Investment Fund, a California limited partnership, as of December 31, 1999 and 1998, and the related statements of income, partners' capital and cash flows for each of the years in the three-year period ended December 31, 1999. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Owens Mortgage Investment Fund as of December 31, 1999 and 1998, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1999, in conformity with generally accepted accounting principles.



KPMG LLP

San Francisco, California
February 11, 2000




                         OWENS MORTGAGE INVESTMENT FUND
                       (A California Limited Partnership)

                                 Balance Sheets

                           December 31, 1999 and 1998


                                                                               1999                  1998

                  ASSETS

Cash and cash equivalents                                              $      5,216,326         $    8,260,599
Certificates of deposit                                                         250,000                434,006
Commercial paper                                                                      -              3,084,044

Loans secured by trust deeds                                                200,356,517            182,721,465
Less:  allowance for loan losses                                             (4,000,000)            (3,500,000)
                                                                            196,356,517            179,221,465
Interest receivable                                                           2,150,952              1,380,530
Other receivables                                                                     -                 59,074
Real estate held for sale, net of allowance
   for losses of $1,336,000 in 1999 and
   $1,184,000 in 1998                                                        12,397,722              9,971,202

                                                                         $  216,371,517        $   202,410,920


       LIABILITIES AND PARTNERS' CAPITAL

Liabilities:
   Accrued distributions payable                                       $        577,281         $      522,827
   Due to General Partner                                                       751,759                391,098
   Accounts payable and accrued liabilities                                     430,664                156,193

     Total liabilities                                                        1,759,704              1,070,118

Partners' Capital:
   General partner                                                            2,104,936              1,967,069
   Limited partners (units subject to redemption):
      Authorized 500,000,000 units in 1999 and
      1998; 340,956,729 and 305,172,278
      units issued and 212,702,897 and 199,569,753
      units outstanding in 1999 and 1998, respectively                      212,506,877            199,373,733
     Total partners' capital                                                214,611,813            201,340,802
                                                                       $    216,371,517        $   202,410,920



See accompanying notes to financial statements.





                         OWENS MORTGAGE INVESTMENT FUND
                       (A California Limited Partnership)

                              Statements of Income

                  Years ended December 31, 1999, 1998 and 1997



                                                                1999                  1998                  1997
       REVENUES:
           Interest income on loans secured
              by trust deeds                               $   20,221,120            19,099,723            18,241,427
           Gain on sale of real estate                            840,640             1,271,757             2,633,414
           Other income                                           395,432               669,735               451,009

           Total revenues                                      21,457,192            21,041,215            21,325,850

       OPERATING EXPENSES:
           Management fees to General Partner                   2,652,882             3,249,824             3,879,454
           Servicing fees to General Partner                      479,592               472,390               420,742
           Promotional interest to General Partner                 67,907                49,545                70,747
           Administrative                                          30,000                73,849                56,687
           Legal and accounting                                   168,142               144,195               102,914
           Real estate operations, net                           (145,343)               53,656                70,216
           Other                                                   72,159                19,064                 8,843
           Provision for loan losses                              500,000                     -                     -
           Provision for losses on real estate
              held for sale                                       152,000                     -             1,296,000

           Total operating expenses                             3,977,339             4,062,523             5,905,603

           Net income                                      $   17,479,853            16,978,692            15,420,247

           Net income allocated to general
              partner                                      $      172,335               168,106               154,202

           Net income allocated to limited
              partners                                     $   17,307,518             16,810,586           15,266,045

          Net income allocated to limited
              partners per weighted average
              limited partnership unit                     $          .08                    .09                  .08










See accompanying notes to financial statements.






                         OWENS MORTGAGE INVESTMENT FUND
                       (A California Limited Partnership)

                         Statements of Partners' Capital

                  Years ended December 31, 1999, 1998 and 1997




                                                                                                       Total
                                        General                    Limited Partners                  Partners'
                                        Partner               Units               Amount              Capital

Balances, December 31, 1996          $  1,732,726          175,303,398     $   175,107,378         176,840,104
Net income                                154,202           15,266,045          15,266,045          15,420,247
Sale of partnership units                 141,493           17,064,537          17,064,537          17,206,030
Partners' withdrawals                          --          (12,515,336)        (12,515,336)        (12,515,336)
Partners' distributions                  (164,388)          (6,055,522)         (6,055,522)         (6,219,910)

Balances, December 31, 1997             1,864,033          189,063,122         188,867,102         190,731,135
Net income                                168,106           16,810,586          16,810,586          16,978,692
Sale of partnership units                  99,084           14,210,969          14,210,969          14,310,053
Partners' withdrawals                          --          (14,377,618)        (14,377,618)        (14,377,618)
Partners' distributions                  (164,154)        (  6,137,306)       (  6,137,306)       (  6,301,460)

Balances, December 31, 1998             1,967,069          199,569,753         199,373,733         201,340,802
Net income                                172,335           17,307,518          17,307,518          17,479,853
Sale of partnership units                 135,814           20,537,603          20,537,603          20,673,417
Partners' withdrawals                          --          (18,306,472)        (18,306,472)        (18,306,472)
Partners' distributions                  (170,282)        (  6,405,505)       (  6,405,505)       (  6,575,787)

Balances, December 31, 1999          $  2,104,936          212,702,897     $   212,506,877         214,611,813












See accompanying notes to financial statements.









                         OWENS MORTGAGE INVESTMENT FUND
                       (A California Limited Partnership)

                            Statements of Cash Flows

                  Years ended December 31, 1999, 1998 and 1997

                                                                        1999              1998             1997
Cash flows from operating activities:
     Net income                                                 $     17,479,853       16,978,692        15,420,247
     Adjustments to reconcile net income
      to net cash provided by operating activities:
        Gain on sale of real estate by limited partnership                     -       (1,246,884)       (2,355,075)
        Gain on sale of real estate properties                          (840,640)         (24,873)         (278,339)
        Provision for loan losses                                        500,000                -                 -
        Provision for losses on real estate properties
          held for sale                                                  152,000                -         1,296,000
        Changes in operating assets and liabilities:
         Interest and other receivables                                 (711,348)         446,587          (505,624)
         Accrued distributions payable                                    54,454          (21,558)           32,929
         Accounts payable and accrued liabilities                        274,471          156,193                 -
         Due to General Partner                                          360,661          341,564            25,076
            Net cash provided by operating activities                 17,269,451       16,629,721        13,635,214

Cash flows from investing activities:
     Purchases of loans secured by trust deeds                      (119,403,718)     (83,714,828)      (78,449,432)
     Principal collected                                               1,663,685        1,793,240         2,484,071
     Loan payoffs                                                     91,288,643       74,556,044        53,449,102
     Sales of loans to third and related parties at face value         7,816,294                -                 -
     Investment in real estate properties                               (263,886)        (350,225)       (2,061,944)
     Net proceeds from disposition of real estate                        942,659          267,799           955,418
     Investment in limited partnership                                         -       (1,409,099)       (4,152,918)
     Distributions received from limited partnership                           -        6,468,105         7,573,669
     Investment in corporate joint venture                            (1,416,609)        (166,198)          (67,510)
     Maturity of (investment in) commercial paper                      3,084,044       (3,084,044)                -
     Maturities of (investments in) certificates
        of deposit, net                                                  184,006          565,994          (150,000)

           Net cash used in investing activities                     (16,104,882)      (5,073,212)      (20,419,544)

Cash flows from financing activities:
     Proceeds from sale of partnership units                          20,673,417       14,310,053        17,206,030
     Partners' cash distributions                                     (6,575,787)      (6,301,460)       (6,219,910)
     Partners' capital withdrawals                                   (18,306,472)     (14,377,618)      (12,515,336)
           Net cash used in financing activities                      (4,208,842)      (6,369,025)       (1,529,216)

Net (decrease) increase in cash and cash equivalents                  (3,044,273)       5,187,484        (8,313,546)

Cash and cash equivalents at beginning of year                         8,260,599        3,073,115        11,386,661

Cash and cash equivalents at end of year                        $      5,216,326        8,260,599         3,073,115

See notes 3, 4 and 5 for supplemental disclosure of non-cash investing and financing activities. See accompanying notes to financial statements.

                         OWENS MORTGAGE INVESTMENT FUND
                       (A California Limited Partnership)

                          Notes to Financial Statements


                        December 31, 1999, 1998 and 1997





(1)      Organization

         Owens Mortgage Investment Fund, a California Limited Partnership, (the Partnership) was formed on June 14, 1984 to invest in loans secured by first, second and third trust deeds, wraparound, participating and construction mortgage loans and leasehold interest mortgages. The Partnership commenced operations on the date of formation and will continue until December 31, 2034 unless dissolved prior thereto under the provisions of the Partnership Agreement.

         The general partner of the Partnership is Owens Financial  Group,  Inc.
         (OFG), a California corporation engaged in the origination of real estate mortgage loans for eventual sale and the subsequent servicing of those mortgages for the Partnership and other third-party investors.


         OFG is authorized to offer and sell units in the Partnership up to an aggregate of 500,000,000 units outstanding at $1.00 per unit, representing $500,000,000 of limited partnership interests in the Partnership. Limited partnership units outstanding were 212,702,897, 199,569,753 and 189,063,122 as of December 31, 1999, 1998 and 1997,
         respectively.


(2)    Summary of Significant Accounting Policies

         (a)    Management Estimates

                  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         (b)  Loans Secured by Trust Deeds

                  Loans secured by trust deeds are acquired from OFG and are recorded at cost. Interest income on loans is accrued by the simple interest method. The Partnership does not recognize interest income on loans once they are determined to be impaired until the interest is collected in cash. A loan is impaired when, based on current information and events, it is probable that the Partnership will be unable to collect all amounts due according to the contractual terms of the loan agreement or when the payment of principal or interest is 90 days past due. Cash receipts are allocated to interest income, except when such payments are specifically designated as principal reduction or when management does not believe the Partnership's investment in the loan is fully recoverable.

         (c)  Allowance for Loan Losses


                  The Partnership had an allowance for loan losses equal to $4,000,000 and $3,500,000 as of December 31, 1999 and 1998,
                  respectively. Management of the Partnership believes that based on historical experience and a review of the loans and their respective collateral, the allowance for loan losses is adequate in amount.

                  The outstanding balance of all loans delinquent in monthly payments greater than 90 days is $7,415,000 and $8,710,000 as of December 31, 1999 and 1998, respectively. The Partnership discontinues the accrual of interest on loans when, in the opinion of management, there is significant doubt as to the collectibility of interest or principal from the borrower or when the payment of principal or interest is 90 days past due, unless OFG purchases the interest receivable from the Partnership. OFG purchased the interest receivable on delinquent Partnership loans in the total amount of $0 and $806,000 in the years ended December 31, 1999 and 1998, respectively. As of December 31, 1999 and 1998, loans totaling $7,415,000 and $7,904,000, respectively, are classified as non-accrual loans. OFG discontinued its purchases of interest receivable and delinquent loans for all loans acquired by the Partnership since May 1, 1993 except in very limited situations.

                  OFG advances certain payments to the Partnership on behalf of borrowers, such as property taxes, insurance and mortgage interest pursuant to senior indebtedness. Purchases of interest receivable and payments made on loans by OFG during 1999 and 1998 but not collected as of December 31, 1999 and 1998, respectively, totaled approximately $230,000 and $270,000, respectively.


         (d)  Cash and Cash Equivalents

                  For purposes of the statements of cash flows, cash and cash equivalents include interest-bearing and noninterest-bearing bank deposits, money market accounts and short-term certificates of deposit with original maturities of three months or less.

         (e)  Marketable Securities

                  Marketable  securities  include  certificates  of deposit  and commercial paper with various financial institutions with original maturities of up to one year. The Partnership classifies its debt securities as held-to-maturity, as the Partnership has the ability and intent to hold the securities until maturity. These securities are recorded at amortized cost, adjusted for the amortization or accretion of premiums or discounts. A decline in the market value of any held-to-maturity security below cost that is deemed to be other than temporary results in a reduction in carrying amount to fair value. The impairment is charged to earnings and a new cost basis for the security is established. Premiums and discounts are amortized or accreted over the life of the related security as an adjustment to yield using the effective interest method. Interest income is recognized when earned. There was no significant difference between the carrying value and the fair value of marketable securities as of December 31, 1999 and 1998.

         (f)  Real Estate Held for Sale

                  Real estate held for sale includes real estate acquired through foreclosure and is carried at the lower of the recorded investment in the loan, inclusive of any senior indebtedness, or the property's estimated fair value, less estimated costs to sell.

                  Certain real estate held for sale acquired by the Partnership is held in a corporate joint venture. The Partnership accounts for its investment in the corporate joint venture under the equity method of accounting because the Partnership does not have control of the joint venture. The corporate joint venture investment in real estate is carried at the lower of cost or estimated fair value, less estimated costs to sell. The Partnership increases its investment by advances made to the corporate joint venture. Any profit generated from the investment in the corporate joint venture is recorded as a gain on sale of real estate.


                  In accordance with Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-lived Assets and Long-lived Assets to Be Disposed Of, the Partnership periodically compares the carrying value of real estate held for sale to expected future cash flows for the purpose of assessing the recoverability of the recorded amounts. If the carrying value exceeds future cash flows, the assets are reduced to fair value. The Partnership increased the allowance for losses on real estate held for sale by $152,000 during the year ended December 31, 1999. There were no required reductions to the carrying value of real estate held for sale made for the year ended December 31, 1998.


         (g)  Income Taxes

                  No provision is made for income taxes since the Partnership is not a taxable entity. Accordingly, any income or loss is included in the tax returns of the partners.

(3)    Loans Secured by Trust Deeds

         Loans secured by trust deeds as of December 31, 1999 and 1998 are as follows:


                                                                                        1999                   1998
                                                                                 ---------------        -------------

                       Income-producing properties                            $      161,664,440          153,171,370
                       Construction                                                   22,698,154           13,923,720
                       Unimproved land                                                15,438,923           13,276,729
                       Residential                                                       555,000            2,349,646
                                                                                 ---------------     ----------------

                                                                              $      200,356,517          182,721,465
                                                                                 ===============     ================

                       First mortgages                                        $     182,725,684           162,597,467
                       Second mortgages                                              17,566,188            19,223,907
                       Third mortgages                                                   64,645               548,967
                       Fourth mortgages                                                      --               351,124
                                                                                 --------------       ---------------

                                                                              $    200,356,517            182,721,465
                                                                                 =============        ===============

         Scheduled maturities of loans secured by trust deeds as of December 31, 1999 and the interest rate sensitivity of such loans is as follows:

                                                                       Fixed              Variable              Total
                                                                     interest             interest
                                                                       rate                 rate
                                                                --------------------  -----------------   ------------------

                      Year ending December 31:
                          1999 (past maturity)                $       26,202,801           3,247,940         29,450,741
                          2000                                        78,376,511           5,854,959         84,231,470
                          2001                                        34,280,552           2,156,570         36,437,122
                          2002                                        23,297,926           4,242,737         27,540,663
                          2003                                           178,724           2,428,847          2,607,571
                          2004                                         5,308,575           6,419,188         11,727,763
                          Thereafter (through 2018)                    3,687,040           4,674,147          8,361,187
                                                                ----------------     ---------------     ---------------

                                                              $      171,332,129          29,024,388        200,356,517

                                                                ================     ===============    ===============

         Variable rate loans use as indices the one- and five-year Treasury Constant Maturity Index (5.95% and 6.33%, respectively, as of December 31, 1999), the prime rate (8.50% as of December 31, 1999) and the weighted average cost of funds index for Eleventh District savings institutions (4.77% as of December 31, 1999). Premiums over these indices have varied from 250-550 basis points depending upon market conditions at the time the loan is made.

         The scheduled maturities for 1999 include approximately $29,451,000 of loans which are past maturity as of December 31, 1999, of which $5,826,000 represents loans for which interest payments are delinquent over 90 days. During the years ended December 31, 1999 and 1998, the Partnership refinanced loans totaling $7,436,000 and $9,941,000, respectively, thereby extending the maturity dates of such loans.

         The Partnership's investment in loans delinquent over 90 days as of December 31, 1999 totals approximately $7,415,000, of which $5,686,000 has a specific related allowance for credit losses totaling approximately $1,225,000. There is a specific and non-specific allowance for credit losses of $2,775,000 for the remaining delinquent loans of $1,729,000 and for other current loans. There was an additional allowance for credit losses of $500,000 during the year ended December 31, 1999. There was no net additional allowance for credit losses during the year ended December 31, 1998. Of the delinquent loans, approximately $850,000 and $3,657,000 were in the process of foreclosure as of December 31, 1999 and 1998.

         The average recorded investment in impaired loans was $7,944,000 and $7,190,000 during the years ended December 31, 1999 and 1998, respectively. Interest income received on impaired loans during the years ended December 31, 1999 and 1998 totaled approximately $213,000 and $546,000, respectively, $213,000 and $466,000 of which was paid by borrowers and $0 and $80,000 of which related to purchases of interest receivable by OFG, respectively.

         As of December 31, 1999 and 1998, the Partnership's loans secured by deeds of trust on real property collateral located in Northern California totaled approximately 40% ($79,542,000) and 48%
         ($87,013,000), respectively, of the loan portfolio. The Northern California region (which includes the following counties and all counties north: Monterey, Fresno, Kings, Tulare and Inyo) is a large geographic area which has a diversified economic base. The ability of borrowers to repay loans is influenced by the economic strength of the region and the impact of prevailing market conditions on the value of real estate. Such loans are secured by deeds of trust on real estate properties and are expected to be repaid from the cash flow of the properties or proceeds from the sale or refinancing of the properties. The policy of the Partnership is to require real property collateral with a value, net of senior indebtedness, that exceeds the carrying amount of the loan balance and to record a deed of trust on the underlying property.

         During the year ended December 31, 1999, the Partnership sold for cash full interests in ten loans to third parties and to related parties in the amounts of $7,082,000 and $764,000, respectively. The sale of all the loans resulted in no gain or loss in the accompanying financial statements.

         During 1998, the Partnership invested in a loan in the amount of $2,000,000 that is secured by an assignment of a 49% interest in a limited liability company (LLC) and a direct 2% ownership in the LLC. The LLC owns a retail shopping center located in Sedona, Arizona.


(4)    Real Estate Held for Sale


Real estate held for sale includes the following components as of December 31, 1999 and 1998:


                                                       1999               1998
                                                --------------     -------------

         Real estate properties held for sale    $  10,175,552         9,165,641
         Investment in corporate joint venture       2,222,170           805,561
                                                --------------     -------------

                                                 $  12,397,722         9,971,202
                                                ==============     =============

Gain on sale of real estate includes the following components for the years ended December 31, 1999, 1998 and 1997:

                                                       1999            1998              1997
                                                   -------------  -------------      -------------

          Gain on sale of real estate            $    840,640          24,873           278,339
            properties
          Gain on sale of real estate by                   --       1,246,884         2,355,075
            limited partnership
                                                   -------------   ------------      -------------

                                                 $    840,640       1,271,757         2,633,414
                                                   =============   ============      =============

       (a)    Real Estate Properties Held for Sale


              Real estate  properties  held for sale as of December 31, 1999 and
              1998  consists  of  the  following   properties  acquired  through
              foreclosure in 1993 through 1999:

                                                                        1999               1998
                                                                   ---------------    ---------------

       Light industrial warehouse, Merced, California, net of   $      522,121           650,028
           valuation allowance of $350,000 as of December 31,
           1999 and 1998

       Commercial lot/residential development, Vallejo,                361,432         1,039,116
           California

       Commercial lot, Sacramento, California, net of                  299,828           299,828
           valuation allowance of $250,000 as of December 31,
           1999 and 1998

       Office building and undeveloped land, Monterey,               2,053,163         1,885,731
           California, net of valuation allowance of $200,000
           as of December 31, 1999 and 1998

       Manufactured home subdivision development, Ione,              2,366,289         2,554,079
           California, net of valuation allowance of $384,000
           as of December 31, 1999 and 1998

       Light industrial building, Oakland, California                  453,815           433,815

       Undeveloped land, Reno, Nevada                                  215,895           215,420

       Light industrial building, Paso Robles, California            1,557,502         1,558,882

       Commercial building, Sacramento, California                      30,000            30,000

       Commercial building, Gresham, Oregon                            448,444           425,557

       22% interest in 6-unit residential building, Oakland,                --            53,185
           California

       91% interest in 92 residential lots, Lake Don Pedro,            560,184                --
           California

       Commercial building, San Ramon, California, net of            1,289,746                --
           valuation allowance of $152,000 as of December 31,
           1999

       Residential/retail building, Oakland, California                 17,133                --
                                                                   -----------       -----------

                                                                $   10,175,552         9,145,641
                                                                   ===========        ==========


              The acquisition of certain of these properties resulted in non-cash increases in real estate held for sale and non-cash decreases in loans secured by trust deeds of $2,000,044, $508,686 and $3,279,349 for the years ended December 31, 1999, 1998 and 1997, respectively.

              During 1999, a six-unit residential building located in Oakland, California, in which the Partnership owned a 22% interest, was sold resulting in a gain to the Partnership of $18,000. In addition, a 66-acre residential parcel located in Vallejo, California was sold by the Partnership for cash of $500,000 and a note of $1,000,000 resulting in a gain to the Partnership of $822,000.


              In February 1998, OFG purchased the manufactured home subdivision development property located in Sonora, California, from the Partnership for $1,150,000. The Partnership carried back a loan secured by a trust deed on the property for the full purchase price. The note included interest at 8% per annum and was due on demand. The loan was repaid by OFG in November 1998.

              During 1997, the Partnership sold three properties for a sales price of approximately $1,659,000. On one of the three properties, the Partnership took back a loan secured by a trust deed in the amount of $840,000.

              During 1997, the Partnership sold two loans secured by second deeds of trust to OFG for $600,000 (face value). The Partnership subsequently purchased the property (located in Paso Robles, California) securing the loans at the senior lienholders trustee sale for $1,350,000; thus, eliminating OFG's junior deeds of trust. OFG recorded a loss of $600,000 as a result of this transaction.

       (b)    Investment in Limited Partnership

              In 1993, the Partnership foreclosed on a loan in the amount of $600,000 secured by a junior lien on 30 residential lots located in Carmel Valley, California, and in 1994, paid off the senior loan in the amount of $500,000. During 1995, the Partnership entered into a limited partnership, WV-OMIF Partners, L.P.
              (WV-OMIF Partners) with an unrelated developer/builder, Wood Valley Development, Inc. (Woodvalley), for the purpose of constructing single-family homes on the 30 lots. The Partnership contributed the lots to WV-OMIF Partners in 1996 in exchange for a limited partnership interest. The Partnership provided advances to the WV-OMIF Partners to develop and construct the homes. The Partnership received interest at a rate of prime plus 2% on the advances to WV-OMIF Partners.

              During 1998 and 1997, the Partnership advanced an additional $1,409,099 and $4,152,918, respectively, to WV-OMIF Partners for the continued development and construction of the homes. WV-OMIF sold fourteen homes during the year ended December 31, 1998 for proceeds of $6,987,101 and the net gain allocable to the Partnership was $1,246,884, including interest income of $176,440. WV-OMIF Partners distributed $6,468,105 (including $102,579 in reimbursements from OFG and Woodvalley) to OMIF during the year ended December 31, 1998. WV-OMIF Partners sold fifteen homes during the year ended December 31, 1997 for proceeds of $8,011,960 and the net gain allocable to the Partnership was $2,355,075, including interest income of $295,957. WV-OMIF Partners distributed $7,573,669 (including $648,069 in reimbursements from OFG and Woodvalley) to OMIF in 1997. The final home in WV-OMIF Partners was completed and sold in October 1998.

       (c)    Investment in Corporate Joint Venture


              In 1995, the Partnership foreclosed on a loan in the amount of $571,853 secured by a senior lien on a commercial parcel of land located in Los Gatos, California. During 1997, the Partnership contributed the land into 720 University, LLC (the Company), a corporate joint venture formed between the Partnership and BGC Properties, LLC (BGC). The purpose of the Company is to develop, construct and operate a commercial office building or R&D facility on the land to be held for investment and eventual sale. The Partnership is providing loans to the Company to develop and construct the building and is entitled to receive interest at a rate of prime plus 2% on the loans it makes to the Company. As of December 31, 1999 and 1998, the Partnership had total assets of $2,431,000 and $1,031,000, respectively.

              During the years ended December 31, 1999 and 1998, the Partnership advanced an additional $1,416,609 and $166,198, respectively, to the Company for development. The total investment in the corporate joint venture totals $2,222,170 and $805,561 as of December 31, 1999 and 1998, respectively.


              The net cash flows from the operations of the Company are to be distributed in accordance with the following priorities: (1) to the Partnership and to BGC until the sum of all current and prior distributions of net cash flows equals the members' priority return on capital, if any, as of the end of the calendar quarter immediately preceding distribution; and (2) thereafter, 70% to the Partnership and 30% to BGC.

              The distribution upon dissolution shall be made in accordance with the following priorities: 1) to third parties to pay all debts; 2) to the members to pay all debts; 3) to the members in accordance with and to the extent of their respective positive capital account balances; 4) 70% to the Partnership and 30% to BGC.

              The Company is considered a corporate joint venture, and, thus, the Partnership accounts for its investment in the Company under the equity method of accounting.

(5)    Partners' Capital


       In December 1998, the limited partners voted to amend the Partnership Agreement and there was a further amendment by OFG in February 1999. All such changes have been incorporated into this note and elsewhere in the financial statements where applicable.


         (a)  Allocations, Distributions and Withdrawals

              In accordance with the Partnership Agreement, the Partnership's profits, gains and losses are allocated to each limited partner and OFG in proportion to their respective capital accounts.

              Distributions of net income are made monthly to the limited partners in proportion to their weighted-average capital accounts as of the last day of the preceding calendar month. Accrued distributions payable represent amounts to be distributed to partners in January of the subsequent year based on their capital accounts as of December 31.


              The Partnership makes monthly net income distributions to those limited partners who elect to receive such distributions. Those limited partners who elect not to receive cash distributions have their distributions reinvested in additional limited partnership units. Such reinvested distributions totaled $10,703,230, $10,326,334 and $10,077,144 for the years ended December 31, 1999,
              1998, and 1997, respectively. Reinvested distributions are not shown as partners' cash distributions or proceeds from sale of partnership units in the accompanying statements of partners' capital and cash flows.


              The limited partners may withdraw, or partially withdraw, from the Partnership and obtain the return of their outstanding capital accounts at $1.00 per unit (book value) within 61 to 91 days after written notices are delivered to OFG, subject to the following limitations, among others:

                  o No withdrawal of units can be requested or made until at least one year from the date of purchase of those units, for units purchased on or after February 16, 1999, other than units received under the Partnership's Reinvested Distribution Plan.

                  o Any such payments are required to be made only from net proceeds and capital contributions (as defined) during said 91-day period.

                  o A maximum of $100,000 per partner may be withdrawn during any calendar quarter.

                  o        The general  partner is not  required to  establish a
                           reserve   fund  for  the  purpose  of  funding   such
                           payments.

                  o No more than 10% of the outstanding limited partnership interest may be withdrawn during any calendar year except upon dissolution of the Partnership.

         (b)  Promotional Interest of General Partner


              OFG has contributed capital to the Partnership in the amount of 0.5% of the limited partners' aggregate capital accounts and, together with its promotional interest, OFG has an interest equal to 1% of the limited partners' capital accounts. This promotional interest of OFG of up to 1/2 of 1% is recorded as an expense of the Partnership and credited as a contribution to OFG's capital account as additional compensation. As of December 31, 1999, OFG had made cash capital contributions of $1,074,612 to the Partnership. OFG is required to continue cash capital contributions to the Partnership in order to maintain its required capital balance.

              The promotional interest expense charged to the Partnership was $67,907, $49,545 and $70,747 for the years ended December 31, 1999, 1998 and 1997, respectively.


(6)    Contingency Reserves


       In accordance with the Partnership Agreement and to satisfy the Partnership's liquidity requirements, the Partnership is required to maintain contingency reserves in an aggregate amount of at least 1-1/2% of the capital accounts of the limited partners. The cash capital contribution of OFG (amounting to $1,074,612 as of December 31, 1999), up to a maximum of 1/2 of 1% of the limited partners' capital accounts will be available as an additional contingency reserve, if necessary.

       The contingency reserves required as of December 31, 1999 and 1998 were approximately $4,320,000 and $4,063,000, respectively. Certificates of deposit, commercial paper and certain cash equivalents as of the same dates were accordingly maintained as reserves.


(7)    Income Taxes

       The net difference between partners' capital per the Partnership's federal income tax return and these financial statements is comprised of the following components:


                                                                 1999                  1998
                                                              --------------    -------------

         Partners' capital per financial statements          $   214,611,813      201,340,802
         Accrued interest income                                  (2,150,952)      (1,380,530)
         Allowance for loan losses                                 4,000,000        3,500,000
         Allowance for real estate held for sale                   1,336,000        1,184,000
         Accrued distributions                                       577,281          522,827
         Other                                                      (208,121)           8,979
                                                              --------------    -------------

         Partners' capital per federal income tax return      $  218,166,021      205,176,078
                                                              ==============    =============



(8)    Transactions with Affiliates

       OFG is entitled to receive from the Partnership a management fee of up to 2.75% per annum of the average unpaid balance of the Partnership's mortgage loans at the end of the twelve months in the calendar year for services rendered as manager of the Partnership.

       All of the Partnership's loans are serviced by OFG, in consideration for which OFG receives up to .25% per annum of the unpaid principal balance of the loans.


       OFG, at its sole discretion may, on a monthly basis, adjust the management and servicing fees as long as they do not exceed the allowable limits calculated on an annual basis. In determining the management and servicing fees and hence the yield to the Partnership, OFG may consider a number of factors, including the then-current market yields. Even though the fees for a month may exceed 1/12 of the maximum limits, at the end of the calendar year the sum of the fees collected for each of the 12 months is equal to or less than the stated limits. Management fees amounted to approximately $2,653,000, $3,250,000 and $3,879,000 for the years ended December 31, 1999, 1998 and 1997, respectively, and are included in the accompanying statements of income. Service fees amounted to approximately $480,000, $472,000 and $421,000 for the years ended December 31, 1999,
       1998 and 1997, respectively, and are included in the accompanying statements of income.

       As of December 31, 1999 and 1998,  the  Partnership  owed  management and
       servicing   fees  to  OFG  in  the  amounts  of  $751,759  and  $391,098, respectively.

       OFG receives late payment charges from borrowers who make delinquent payments. Such charges are in addition to the normal monthly loan payments and totaled approximately $395,000, $382,000, and $409,000 for the years ended December 31, 1999, 1998 and 1997, respectively.

       OFG originates all loans the Partnership invests in and receives an investment evaluation fee from borrowers. Such fees earned by OFG amounted to approximately $6,681,000, $1,724,000 and $2,994,000 on loans originated of $119,404,000, $83,715,000 and $78,449,000 for the years ended December 31, 1999, 1998 and 1997, respectively. Such fees as a percentage of loans purchased by the Partnership were 5.6%, 2.1% and 3.8% for the years ended December 31, 1999, 1998 and 1997, respectively. In the year ended December 31, 1999, one loan in the amount of $12,025,000 had an investment evaluation fee of $2,900,000.


       During the year ended December 31, 1998, OFG purchased the manufactured home subdivision development in Sonora, California from the Partnership at a loss of approximately $2,000. An allowance for loss on this property in the amount of $712,000 had been recorded in 1997, therefore, the loss for the year ended December 31, 1998 was an additional $2,000. The Partnership carried back a loan from OFG for the entire purchase price of $1,150,000 which was paid off in November 1998.

       During the year ended December 31, 1997, OFG purchased three loans secured by trust deeds from OMIF at face values in the total amount of $613,000 for cash of $340,000 and assumption of a loan in the amount of $273,000. OFG then foreclosed on the loans and sold one of the properties during 1997 for a gain of approximately $42,000. An additional property was sold by OFG during 1998 for a gain of approximately $58,000.


       OFG has purchased the Partnership's receivables for delinquent interest of $65,000 and $110,000, related to delinquent loans for the years ended December 31, 1999 and 1998, respectively.

       Included in loans  secured by trust  deeds as of December  31, 1998 was a note in the amount of $180,000, which was secured by a property owned by an affiliate of OFG. The loan earned interest at 8% per annum and was repaid during 1999. The Partnership earned interest income of approximately $4,000, $143,000 and $188,000 during the years ended December 31, 1999, 1998 and 1997, respectively, from OFG and affiliates under loans secured by trust deeds.


(9)    Net Income per Limited Partner Unit


       Net income per limited partnership unit is computed using the weighted average of limited partnership units outstanding during the year. These amounts were 206,607,637, 195,482,129 and 186,954,376 for the years ended
       December 31, 1999, 1998 and 1997, respectively.


(10)   Fair Value of Financial Instruments

       The Financial Accounting Standards Board's Statement No. 107, Disclosures about Fair Value of Financial Instruments, requires the determination of fair value for certain of the Partnership's assets. The following methods and assumptions were used to estimate the value of the financial instruments included in the following categories:

       (a)  Cash and Cash Equivalents and Commercial Paper

              The carrying amount approximates fair value because of the relatively short maturity of these instruments.

       (b)  Loans Secured by Trust Deeds

              The carrying value of these instruments of $200,356,517 approximates the fair value as of December 31, 1999. The fair value is estimated based upon projected cash flows discounted at the estimated current interest rates at which similar loans would be made. The allowance for loan losses of $4,000,000 as of December 31, 1999 should also be considered in evaluating the fair value of loans secured by trust deeds.

                          Independent Auditors' Report



The Shareholders
Owens Financial Group, Inc.:


We have audited the accompanying consolidated balance sheet of Owens Financial Group, Inc. and subsidiaries (the Company) as of December 31, 1999. This consolidated balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on this consolidated financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

In our opinion, the consolidated balance sheet referred to above presents fairly, in all material respects, the financial position of Owens Financial Group, Inc. and subsidiaries as of December 31, 1999 in conformity with generally accepted accounting principles.

KPMG LLP


San Francisco, California
February 11, 2000



                           OWENS FINANCIAL GROUP, INC.
                                AND SUBSIDIARIES

                           Consolidated Balance Sheet

                                December 31, 1999


                        Assets

Cash and cash equivalents                                                                       $    6,419,989
Investment in delinquent loans, less allowance for losses of $150,000                                  519,771
Trust deeds receivable, less allowance for losses of $258,778                                        4,546,077
Trust deeds held for sale                                                                           18,884,738
Receivables from affiliates                                                                            749,206
Investment in limited partnership                                                                    2,615,285
Investment in corporations                                                                           1,958,671
Real estate held for sale, net of allowance for losses of $448,803                                   2,403,522
Property and equipment, net of accumulated depreciation of $588,298                                    626,431
Other assets                                                                                            93,073

                                                                                                $   38,816,763

         Liabilities and Shareholders' Equity

Liabilities:
     Accounts payable and other accrued expenses                                                       105,269
     Accrued bonus, pension and profit sharing expense                                                 518,872
     Note payable to bank                                                                           18,884,738
     Notes payable to former shareholders                                                            3,497,357

                  Total liabilities                                                                 23,006,236

Shareholders' equity:
     Common stock, $1 par value, authorized 100,000 shares; issued and
         outstanding 46,500                                                                             46,500
     Additional paid-in capital                                                                      1,237,537
     Retained earnings                                                                              14,920,126
     Notes receivable from shareholders                                                               (393,636)

                  Total shareholders' equity                                                        15,810,527

                                                                                                $   38,816,763



See accompanying notes to consolidated balance sheet.

                           OWENS FINANCIAL GROUP, INC.
                                AND SUBSIDIARIES
                       Notes to Consolidated Balance Sheet

                                December 31, 1999




(1)    Organization

       Owens Financial Group, Inc. (the Company) was incorporated in 1951 in the state of California. The Company is engaged in originating and servicing real estate loans secured by deeds of trust for private and institutional investors.

(2)    Summary of Significant Accounting Policies

       (a)    Basis of Presentation

              The accompanying consolidated balance sheets include the accounts of the Company and its wholly owned subsidiaries, Investors' Yield, Inc. (IY) and Owens Securities Corporation (OSC). The primary business of IY is to act as trustee under deeds of trust securing promissory notes. The primary business of OSC is to market the limited partnership units of Owens Mortgage Investment Fund (OMIF), a California limited partnership for which the Company serves as the general partner. OSC is registered with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. All significant intercompany transactions have been eliminated in consolidation.

              The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

       (b)    Cash and Cash Equivalents


              Cash  and  cash  equivalents  includes  approximately   $6,201,049
              invested in money market funds as of December 31, 1999.


       (c)    Revenue Recognition


              Loans originated by the Company are sold to OMIF and other investors. Loan origination fees and direct loan origination costs are recognized as revenue and expense, respectively, at the time the related loans are funded in escrow as such loans are generally sold immediately to investors. Such fees earned on loans originated for OMIF totaled approximately $6,681,000 for the year ended December 31, 1999.

              Loan administration fees are earned for servicing real estate mortgage loans owned by private and institutional investors, including OMIF. The fees are generally calculated as a percentage of the outstanding principal balances of the loans serviced and are recorded as income when earned. The maximum administration fee payable by OMIF is 0.25% per annum of the average unpaid principal balance of the loans. Such fees earned on loans serviced for OMIF totaled approximately $476,000 for the year ended December 31, 1999.

              The Company is entitled to receive from OMIF a management fee of up to 2.75% per annum of the average unpaid balance of OMIF's mortgage loans at the end of each of the preceding 12 months for services rendered as manager of OMIF. Such fees totaled approximately $2,387,000 for the year ended December 31, 1999.


              The Company, at its sole discretion may, on a monthly basis, adjust the management and servicing fees charged to OMIF as long as they do not exceed the allowable limits calculated on an annual basis. Even though the fees for a month may exceed one-twelfth of the maximum limits, at the end of the calendar year the sum of the fees collected for each of the 12 months is equal to or less than the stated limits.


              The Company receives late payment charges from borrowers who make delinquent payments. Such charges are in addition to the normal monthly loan payments and are recognized as revenue by the Company when collected. Late payment fees earned on loans serviced for OMIF totaled approximately $395,000 for the year ended December 31, 1999.


       (d)    Investment in Delinquent Loans

              The allowance for losses on the investment in delinquent loans is maintained at a level considered by management to provide adequately for potential losses related to purchases of receivables for interest and advances of other payments.

       (e)    Investment in Limited Partnership

              Investment in limited partnership reflects the Company's equity basis in OMIF. Under the equity method of accounting, the original investment is recorded at cost and is adjusted periodically to recognize additional investments made by the Company and the Company's share of profits, losses and distributions after the date of acquisition.

       (f)    Investment in Corporations


              The Company accounts for its investments in stock of privately owned corporations at cost less any valuation allowance required for impairments in fair value. Dividends from stock are recognized as income when received. Investments in stock of publicly traded corporations are classified as available for sale and are recorded at fair value. As of December 31, 1999, cost approximated fair value for all investments in publicly traded corporations.


       (g)    Investment in Real Estate Joint Ventures

              The Company accounts for its investment in joint ventures, which it does not control, under the equity method of accounting. The joint venture investments in real estate are carried at the lower of cost or estimated fair value, less estimated costs to sell. The Company increases its investment by advances made to the joint ventures. Any profit generated from the investment in joint ventures is recorded as a gain on sale of real estate.

       (h)    Real Estate Held for Sale

              Real estate held for sale is carried at the lower of cost or estimated fair value, less estimated costs to sell. Cost includes the outstanding principal balance of the former mortgage loan plus advances made to OMIF or other investors for delinquent interest and other payments in the period prior to acquisition and the costs of obtaining title and possession. After acquisition of the real estate, a valuation allowance may be established to provide for estimated selling costs and any subsequent declines in fair value. Such valuation allowances are charged to provision for real estate held for sale in the statements of income. Any other operating or holding costs associated with the ownership and operation of real estate held for sale are charged to net rental operations in the expense section of the statements of income. Net rental operations includes rental income, operating expenses, and interest costs of mortgages encumbering the real estate.

       (i)    Property and Equipment

              Property and equipment include property, furniture, equipment and leasehold improvements stated at cost less accumulated depreciation and amortization. Buildings are depreciated using the straight-line method over an estimated life of between 30 and 40 years. Furniture and equipment is depreciated using an accelerated method over the estimated useful lives of the respective assets (generally five to seven years).

       (j)    Income Taxes

              The Company is a qualified Subchapter S corporation for federal income tax and state franchise tax reporting and therefore the income of the Company is includable in the income tax returns of the shareholders. Accordingly, no provision has been made in the financial statements for the effect of federal income taxes. A provision has been made for minimum state franchise tax for financial institutions at 3.5% of income before income taxes.

(3)    Investment in Delinquent Loans and Allowance for Losses


       Investment in delinquent loans include approximately $306,000 of interest receivable purchased from OMIF and advances made on behalf of borrowers on OMIF loans as of December 31, 1999. Interest receivables purchased and advances made during 1999 on OMIF loans which are still outstanding as of December 31, 1999 approximate $230,000.


(4)    Trust Deeds


       Trust deeds receivable represent portions of real estate mortgages purchased by the Company and held for investment purposes and outstanding advances which are converted by the Company to secured notes receivable. Such trust deeds have varying maturities through 2009 and have interest rates ranging from 10% to 15%.

       Trust deeds held for sale as of December 31, 1999 consist of loans that have been funded and were sold after year-end to investors. Such deeds are valued at historical cost, which is believed to approximate current market value as determined by outstanding commitments from investors.


(5)    Receivables from Affiliates


       Receivables of $749,206 as of December 31, 1999 represent management and servicing fees due from OMIF.


(6)    Investment in Limited Partnership


       OMIF is engaged in the business of investing in real estate loans secured by trust deeds. As of December 31, 1999, OMIF's total investment in loans was approximately $200,357,000. The Company is a general partner of OMIF. Investment in limited partnership represents the Company's 1% general partner interest, along with an investment in limited partnership units of OMIF totaling $443,093 and $420,417 as of December 31, 1999, respectively.


(7)    Investment in Corporations


       Investment in corporations as of December 31, 1999 consists of the following:


       Investment in preferred and common stock of Corporation      $  1,400,000
       Other investments in corporations                                 558,671
                                                                    ------------

                                                                    $  1,958,671
                                                                    ============


       In 1998, the Company purchased 625,000 shares of preferred stock in a privately owned corporation (Corporation). Corporation is a start-up company which sells high-speed internet communications to apartment complexes, universities and municipalities. The Company paid $1.60 a share for the preferred stock and recorded an initial investment of $1,000,000. During 1999, the Company paid $0.80 per share and acquired an additional 500,000 shares of common stock for $400,000, for a total investment of $1,400,000. In August 1999, Corporation merged with three other entities to form a new corporation. As a result of the merger, the Company's existing shares of preferred and common stock were converted to 1,180,000 shares of common stock of the new corporation. The merged entity provides high-speed internet communications to a variety of customers and markets including commercial business, the hospitality industry and public municipalities.

       Other investments in corporations as of December 31, 1999 consist of a number of investments in young, private and public companies principally involved in internet related activities.


(8)    Investments in Real Estate Joint Venture


       As of December 31, 1998, the Company had an investment in another joint venture to make improvements to land and construct single-family homes located in Martinez, California where the Company had made contributions totaling $96,298. During 1999, the Company made additional contributions totaling $981,759. In 1999, the property was sold to a third-party developer and the joint venture was dissolved, resulting in a distribution of $1,100,000 and a gain on sale on real estate of $21,943.


(9)    Real Estate Held for Sale


       Real estate held for sale as of December 31, 1999 consists of the following:

       Commercial building, Benicia, California, net of valuation allowance of         $          354,402
           $160,000 as of December 31, 1999
       Commercial property, Turlock, California                                                   145,842
       Industrial building, Pittsburg, California, net of valuation allowance of                  233,670
           $24,000 as of December 31, 1999
       Motel property, Turlock, California, net of valuation allowance of $175,728                400,000
           as of December 31, 1999
       Residential property, Ione, California                                                          --
       Residential development, Sonora Vista, California, net of valuation allowance            1,079,953
           of $89,075 as of December 31, 1999
       Light industrial property, Napa, California                                                120,655
       Residential property, Orangevale, California                                                69,000
                                                                                          ---------------

                                                                                       $        2,403,522
                                                                                          ===============


       The Company sold two properties during 1999 for a gain of approximately $44,000.


(10)   Note Payable to Bank

       The Company has a line of credit agreement with a bank which provides financing on mortgage loans originated by the Company for sale to OMIF or to outside investors. The amount of credit available under this line is $25,000,000, of which $18,884,738 was outstanding as of December 31, 1999. These borrowings are short-term in nature and are repaid within a couple days once the related loans are sold to OMIF or outside investors. The Company has the option to use up to $1,600,000 of the line of credit for general corporate purposes, including short-term investments in certain real property assets which have been pre-approved by the bank. Borrowings under this line of credit bear interest at the bank's prime rate, which was 8.50% as of December 31, 1999. The line of credit expires on May 31, 2000. Management expects to renew the line of credit in the normal course of business.

(11)   Notes Payable to Former Shareholders


       In 1998 the Company repurchased 32,000 shares of common stock from retiring and existing personnel for total consideration of $4,792,605. Of the total consideration, the Company paid $40,000 in cash and issued promissory notes for the remaining $4,752,605. As of December 31, 1999, the balance on the notes payable to former shareholders was $3,497,357. The promissory notes are scheduled for annual repayments through 2002, subject to established restrictions set by the Company. These restrictions state primarily that scheduled annual repayments are not to exceed 20% of either the Company's net worth or average cash balance in the six months immediately prior to the cash payment. The scheduled principal repayments consist of the following, subject to the above restrictions:

       Year ending December 31:
           2000                                      $      1,989,000
           2001                                               800,000
           2002                                               708,357
                                                        -------------

                                                     $      3,497,357
                                                        =============

       The promissory notes issued to the former shareholders require monthly interest payments on the outstanding balance of the note from OFG at the prime rate of interest with a floor rate of 8.0%. The applicable rate as of December 31, 1999 was 8.5%. As a result of this transaction, the Company incurred interest expense in the amount of $286,715 during the year ended December 31, 1999.


(12)   Profit Sharing and Pension Plans


       The Company  maintains  defined  contribution  profit sharing and pension plans (the Plans) covering substantially all full-time employees. Contributions to the Plans are determined by the rules of the Plans and the Board of Directors and are dependent on gross payroll of eligible employees and statutory limitations of the Internal Revenue Code. Contributions to the Plans were $300,303 for the year ended December 31, 1999.


(13)   Incentive Stock Options


       Outstanding incentive stock options granted by the Company at an exercise price of $44.96 per share totaled 1,000 as of December 31, 1999. Options exercised during the year ended December 31, 1999 totaled 1,000 at an exercise price of $44.96 per share in each year. One thousand options are exercisable in the year ended December 31, 2000. Any portion of an option not exercised in any year that the option is exercisable may not be exercised in any subsequent year.

       The shares issued under options exercised during 1999 were issued in exchange for notes receivable of $44,960. The aggregate outstanding balance of notes receivable from shareholders of $393,636 as of December 31, 1999 bears interest at 6% with a maturity date of March 1, 2008.

(14)   Leases


       The Company leases its offices under a noncancelable operating lease from a partnership in which the Company is a partner. The lease expires September 30, 2009. There are no renewal options in the lease terms. The Company is required to pay all operating expenses of the property. The annual base rent of $142,680 is subject to adjustment each year, beginning October 1, 1999, for increases in a defined index. Rental expense for the year ended December 31, 1999 totaled $118,312. Such expense is net of $27,854 of income earned under a cancelable sublease in 1999.


(15)   Loan Administration


       As of December 31, 1999, the Company serviced 230 loans owned by private and institutional investors, including OMIF. Such serviced loans amounted to approximately $257,669,000 as of December 31, 1999, including approximately $200,357,000 of loans owned by OMIF. The serviced loans are not included in the accompanying consolidated balance sheet.

                                    EXHIBIT A


         IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

                           FOURTH AMENDED AND RESTATED
                          LIMITED PARTNERSHIP AGREEMENT


        OWENS MORTGAGE INVESTMENT FUND, A CALIFORNIA LIMITED PARTNERSHIP



         THIS FOURTH AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT (the "Agreement"), dated Apil 17, 2000, is made and entered into by and among Owens Financial Group, Inc. as General Partner (the "General Partner"), and the
Limited Partners of Owens Mortgage Investment Fund, a California Limited Partnership (hereinafter referred to collectively as the "Limited Partners").


RECITALS

         A. Owens Mortgage Investment Fund, a California Limited Partnership (the "Partnership") was formed on June 14, 1984, under the California Uniform Limited Partnership Act, under the name "Owens Mortgage Investment Fund II". Effective October 16, 1992, the Partnership changed its name to its current name.


         B. The Limited Partnership Agreement was amended and restated as of October 16, 1992, December 14, 1998, and February 16, 1999 and it is desired to again amend and restate the Agreement as hereinafter set forth.


The Partners therefore agree as follows:

I.       FORMATION


         1. California Revised Limited Partnership Act. The Partnership was formed on June 14, 1984 and, until the February 16, 1999 amendment and restatement (the "Third Amendment and Restatement"), was governed by and pursuant to the provisions of California Corporations Code, Title 2, Chapter 2, known as the Uniform Limited Partnership Act (the "Act"). The General Partner, pursuant to and by the Third Amendment and Restatement, elected under California Corporations Code ss. 15712(b)(1) to have the Partnership governed thenceforth by California Corporations Code, Title 2, Chapter 3, the California Revised Limited Partnership Act.


         2. Name. The name of the Partnership is "Owens Mortgage Investment Fund, a California Limited Partnership."

         3. Place of Business. The principal place of business for the Partnership is located at 2221 Olympic Blvd., Walnut Creek, CA 94595; provided, however, that the General Partner may change the address of the principal office by notice in writing to all Limited Partners. In addition, the Partnership may maintain such other offices and places of business as the General Partner may deem advisable at any other place or places within the United States.

         4. Addresses for the General Partner and Limited Partners. The principal place of business of the General Partner is 2221 Olympic Boulevard, Walnut Creek, California 94595. The address for each of the Limited Partners is that address shown on the books and records of the Partnership located at its principal place of business. The Limited Partners may change such places of residence by written notice to the Partnership, which notice shall become effective upon receipt.


         5. Term. The Partnership commenced on June 14, 1984. Unless earlier dissolved under the provisions of this Agreement, the Partnership will dissolve on December 31, 2034. The Partnership may be extended by the affirmative vote of a Majority-In-Interest of the Limited Partners.


         6. Purpose. The business and purposes of the Partnership are to make or purchase first, second, third, wraparound, participating and construction mortgage loans and mortgage loans on leasehold interests, and to do all things reasonably related thereto, including, but not limited to, developing, managing and either holding for investment or disposing of real property acquired through foreclosure.

         7. Agent for Service of Process; Tax Matters Partner. So long as the General Partner maintains a principal place of business in California, the General Partner is the Partnership's agent for service of process. If the General Partner moves from California, the Limited Partners will designate a new agent for service of process. The General Partner also is the "Tax Matters Partner" as defined in Section 6231(a)(7) of the Internal Revenue Code of 1986, as amended.

II.      DEFINITIONS

         The following terms shall have the following respective meanings:


         "Acquisition and Origination Expenses" means expenses including but not limited to legal fees and expenses, travel and communications expenses, costs of appraisals, accounting fees and expenses, title insurance funded by the Partnership, and miscellaneous expenses related to the origination, selection and acquisition of mortgages, whether or not acquired. The General Partner or its Affiliates shall not receive reimbursement of Acquisition and Origination Expenses.

         "Acquisition and Origination Fees" means the total of all fees and commissions paid to the General Partner by any party other than the Partnership in connection with making or investing in Mortgage Loans. Included in the computation of such fees or commissions shall be any selection fee, mortgage placement fee, nonrecurring management fee, and any origination fee, loan fee, or points paid by borrowers to the General Partner, or any fee of a similar nature, however designated.

         "Administrator"   means  the  agency  or  official   administering  the
securities law of a state in which Units are registered or qualified for offer and sale.


         "Affiliate" means: (i) any person directly or indirectly controlling, controlled by, or under common control with another person; (ii) any person owning or controlling ten percent (10%) or more of the outstanding voting securities of such other person; (iii) any officer, director, or partner of such person; and (iv) if such other person is an officer, director, or partner, any company for which such person acts in such capacity.

         "Capital Account" means the definition in Article III hereof.


         "Capital Contribution" means the total investment and contribution to the capital of the Partnership by a Partner in cash or by way of automatic reinvestment of Partnership distributions and, in the case of the General Partner, its Promotional Interest as hereinafter defined.

         Capital Transaction" means the repayment of principal or prepayment of a Mortgage Loan to the extent classified as a return of capital under the Code, and the foreclosure, sale, exchange, condemnation, eminent domain taking or other disposition of a Mortgage Loan or Real Property subject to a Mortgage
Loan,  or the payment of  insurance  or a guarantee  with  respect to a Mortgage
Loan.

         "Carried Interest" means an equity interest, other than the promotional interest, in the Partnership which participates in all allocations and distributions for which full consideration is not paid or to be paid. There shall be no Carried Interests in the Partnership.


          "Code" means the Internal Revenue Code of 1986, as amended from time to time, or corresponding provisions of subsequent revenue laws.


         "Controlling Person" means any Person, whatever their title, who performs functions for the General Partner similar to those of (i) chairman or member of the board of directors; (ii) executive or senior management, such as the president, vice-president, or chief financial officer; or (iii) those holding 5% or more equity interest in the General Partner or a Person having the power to direct or cause the direction of the General Partner, whether through the ownership of voting securities, by contract, or otherwise.

         "Front-End Fees" means fees and expenses paid by any party to acquire assets for the Partnership, including Organization and Offering Expenses, Acquisition and Origination Expenses, Acquisition and Origination Fees, interest on deferred fees and expenses, and any other similar fees, however designated by the General Partner.

         "Independent Expert" means a Person with no material current or prior business or personal relationship with the General Partner who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Partnership, and who is qualified to perform such work.

         "Investment in Mortgage Loans" means the amount of Capital Contributions used to make or invest in Mortgage Loans or the amount actually paid or allocated to the purchase of mortgages, working capital reserves allocable thereto (except that working capital reserves in excess of 3.0% shall not be included), and other cash payments such as interest and taxes but excluding Front-End Fees.


         "Late Payment Charges" means additional charges paid by borrowers on delinquent loans and loans past maturity held by the Partnership, including additional interest and late payment fees.

         "Majority-In-Interest" means Limited Partners holding a majority of the outstanding Units (excluding any Units held by the General Partner).


         "Management Fee" means a fee paid to the General Partner or other Persons for management and administration of the Partnership.

         "Mortgage Loans" means investments of the Partnership that are notes, debentures, bonds, and other evidence of indebtedness or obligations which are negotiable or nonnegotiable and which are secured or collateralized by mortgages or deeds of trust.

         "NASAA Guidelines" means the Mortgage Program Guidelines of the North American Securities Administrators Association, Inc. adopted on September 10, 1996.


         "Net Income Available for Distribution" means Profits and Losses, as defined below, reduced by amounts set aside for restoration or creation of reserves and increased by amounts provided by the reduction or elimination of reserves at the discretion of the General Partner.


         "Net   Proceeds"   means  the  net  cash   proceeds  from  any  Capital
 Transaction.

         "Net Worth" means the excess of total assets over total liabilities as determined by generally accepted accounting principles, except that if any of such assets have been depreciated, then the amount of the depreciation relative to any particular asset may be added to the depreciated cost of such asset to compute total assets, provided that the amount of depreciation may be added only to the extent that the amount resulting after adding such depreciation does not exceed the fair market value of such asset.

         "Organization and Offering Expenses" means those expenses incurred in connection with and in preparing for registration and subsequently offering and distributing Units to the public, including sales commissions, if any, paid to broker-dealers in connection with the distribution of Units and any advertising expenses.

         "Partners" means the holders of Partnership interests, including the General Partner and the Limited Partners.


         "Partnership Interest" means a limited partnership unit or other indicium of ownership in the Partnership.

         "Person"   means  any   natural   person,   partnership,   corporation,
association, or other legal entity.

         "Profits and Losses" means, for each fiscal year or other period, an amount equal to the Partnership's taxable income or loss for such year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss).


         "Program" means a limited or general partnership, limited liability company, limited liability partnership, trust, joint venture, unincorporated association or similar organization other than a corporation formed and operated for the primary purpose of investment in mortgage loans.

         "Promotional Interest" means a Partnership Interest held by the General Partner equal to one-half (1/2) of one percent (1%) of the aggregate Capital Accounts of the Limited Partners, said Promotional Interest being an expense of the Partnership, subject to the limitation set forth in Article IX. 1. (c) of this Agreement.

         "Property   Management   Fee"   means  any  fee  paid  for   day-to-day
professional property management services.

         "Prospectus" shall mean the prospectus that forms a part of the effective registration statement under the Securities Act of 1933, as amended, including any preliminary prospectus.


         "Real property" means and includes land and any buildings, structures, improvements, fixtures, and equipment located on or used in connection with land, but does not include, deeds of trust, mortgages, mortgage loans or interests therein.


         "Regulations" means, except where the context indicates otherwise, the permanent, temporary, proposed, or proposed and temporary regulations of the United States Department of the Treasury under the Code, as such regulations may be lawfully changed from time to time.

         "Reinvested    Distributions"   means   Units   purchased   under   the
Partnership's Reinvested Distribution Plan that is described in Article III. 3. of this Agreement.

         "Roll-Up" means a transaction involving the acquisition, merger, conversion, or consolidation, either directly or indirectly of the Partnership and the issuance of securities of a Roll-Up Entity. Such term does not include a transaction involving the conversion of corporate, trust, limited liability company, or association form of only the Partnership if, as a consequence of the transaction, there will be no significant adverse change in any of the following: (a) Partners' voting rights; (b) the term of existence of the Partnership; (c) General Partner compensation; (d) the Partnership's investment objectives.

         "Roll-Up Entity" means a partnership, real estate investment trust, corporation, trust, limited liability company or other entity that would be created or would survive after the successful completion of a proposed Roll-Up transaction.

         "Sponsor" means the General Partner or any Person directly or indirectly instrumental in organizing, wholly or in part, a Program or any Person who will manage or participate in the management of a Program, any Afflilate of any such Person, but does not include a Person whose only relation with the Program is as that of an independent property manager, whose only compensation is as such. Sponsor does not include wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services rendered in connection with the offering of Program Interests.


         "Unit" means an interest in the Partnership and represents a contribution either in cash or through reinvestment of distributions of One Dollar ($1.00) to the capital of the Partnership by a Limited Partner, and entitles the holder thereof to the rights and interests of Limited Partners as herein provided.

III.     PARTNERSHIP INTEREST AND CAPITAL

                   1. Capital Contributions of Partners. The capital of the Partnership shall be contributed by the Limited Partners and the General Partner. The Limited Partners shall contribute to the capital of the Partnership cash or reinvested distributions in the amount of One Dollar ($1.00) for each Unit subscribed. The General Partner shall contribute to the capital of the Partnership cash in an amount equal to one-half of one percent (1/2 of 1%) of the aggregate of the Capital Accounts of the Limited Partners. The General Partner shall also receive the Promotional Interest in the capital of the Partnership.


         2. Sale of Units. In the General Partner's sole discretion, Units up to an aggregate outstanding amount of $500,000,000 may be offered and sold by the Partnership. Purchasers of such Units shall become Limited Partners immediately on acceptance of subscriptions by the General Partner. Subscriptions shall be accepted or rejected by the Partnership within 30 days of their receipt by the General Partner; if rejected, all funds will be returned to the subscriber within 10 business days.


         3. Limited Partners' Reinvested Distributions: A Limited Partner may elect to participate in the Partnership's Reinvested Distributions Plan (the "Plan") at the time of his purchase of Units, by making such election in the form of the Subscription Agreement for Units executed by each Limited Partner. Participation in the Plan will commence as of the date of acceptance by the Partnership of the Limited Partner's Subscription Agreement. Subsequently, a Limited Partner may revoke any previous election or make a new election to participate in the Plan by sending written notice to the Partnership. Such notice shall be effective for the month in which the notice is received, if received at least ten (10) days prior to the end of the calendar month; otherwise the notice is effective the following month.

         Distributions to which a Limited Partner participating in the Plan is entitled shall be used to purchase additional Units at $1.00 per Unit. Units so purchased under the Plan are credited to the Limited Partner's Capital Account as of the first day of the month following the month in which the Reinvested Distribution is made. If a Limited Partner revokes a previous election to participate in the Plan, distributions made by the Partnership subsequent to the month in which the revocation notice is received by the Partnership shall be made in cash to the Limited Partner instead of being reinvested in Units.


         The General Partner will mail to each Limited Partner who is a participant in the Plan a statement of account describing the Reinvested Distributions received, the number of Units purchased thereby, the purchase price per Unit, and the total number of Units held by the Limited Partner, within thirty (30) days after the Reinvested Distributions have been credited. The General Partner will also mail an updated Prospectus to each Limited Partner each time a new Prospectus is filed, which fully describes the Plan, including the minimum investment amount, the type or source of proceeds which may be reinvested and the tax consequences of the reinvestment to the Limited Partners.

         Each Limited Partner who is a participant in the Plan must continue to meet the investor suitability standards described in the Subscription Agreement and Prospectus for participation in each reinvestment. It is the responsibility of each Limited Partner to notify the General Partner promptly if he or she no longer meets the suitability standards.


         The terms and conditions of the Plan may be amended, supplemented, or terminated for any reason by the Partnership at any time by mailing notice thereof at least thirty (30) days prior to the effective date of such action to each Limited Partner who is a participant in the Plan at his last address of record.

         The General Partner, in its sole discretion, may suspend or terminate the Plan if:

         (a) it determines that the Plan impairs the capital or the operations of the Partnership or that an emergency makes continuance of the Plan not reasonably practicable;

         (b) any governmental or regulatory agency with jurisdiction over the Partnership so demands for the protection of Limited Partners;

         (c) in the opinion of counsel for the Partnership, such Plan is not permitted by federal or state law; or repurchase, sales, assignments, transfers and the exchange of Units in the Partnership within the previous twelve (12) consecutive months would result in the Partnership being considered terminated within the meaning of Section 708 of the Code; or

         (d) it determines that allowing any further Reinvested Distributions would give rise to a material risk that the Partnership would be treated for any taxable year as a "publicly traded partnership," within the meaning of Code
Section 7704.

         4. Nonassessability of Units. The Units are nonassessable. Once a Unit has been paid for in full, the holder of the Unit has no obligation to make additional Capital Contributions to the Partnership.

         5. Capital Accounts. The Partnership shall maintain a Capital Account for each Partner. Initially, the Capital Account of each Partner shall be the amount equal to the initial Capital Contribution made by such Partner in exchange for his or her interest in the Partnership. Thereafter, each Partner's Capital Account shall be maintained in accordance with the provisions of Section 1.704-1(b)(2)(iv) of the Regulations and will be determined as follows:

                  (a) To each Partner's Capital Account there shall be credited the amount of cash contributed by such Partner to the Partnership, and such Partner's distributive share of Partnership profits.

                  (b) To each Partner's Capital Account there shall be debited the amount of cash distributed to such Partner pursuant to any provision of this Agreement and such Partner's distributive share of Partnership losses.

         In the event any interest in the Partnership is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest.

         The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulation Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such Regulations. In the event the General Partner shall reasonably determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto, are computed in order to comply with such Regulations, the General Partner may make such modification, provided that it is not likely to have a material effect on the amounts
distributable   to  any  Partner  pursuant  to  Article  XIII  hereof  upon  the dissolution of the Partnership. The General Partner also shall (a) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Partners and the amount of Partnership capital reflected on the Partnership's balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(q), and (b) make any appropriate modifications in the event unanticipated events (for example, the acquisition by the Partnership of oil or gas properties) might otherwise cause this Partnership not to comply with Regulation Section 1.704-1(b).

         Neither a Limited Partner nor a General Partner is entitled to withdraw any part of his or its Capital Account or to receive any distributions from the Partnership except as specifically provided in this Agreement. No interest shall be paid on any Capital Contribution.

         6. No Liability of Limited Partners. A Limited Partner shall not be or become liable for the obligations of the Partnership in an amount in excess of his Capital Account.

IV.      MANAGEMENT


         1. Control in General  Partner.  Subject to the  limitations of Article
IV.5 of this Agreement., and except as otherwise expressly stated elsewhere in this Agreement, the General Partner has exclusive control over the business of the Partnership, including the power to assign duties, to determine how to invest the Partnership's assets, to sign bills of sale, title documents, leases, notes, security agreements, Mortgage Loans and contracts, and to assume direction of the business operations. As manager of the Partnership and its business, the General Partner has all duties generally associated with such position, including, but not limited to, dealing with Limited Partners, being responsible for all accounting, tax and legal matters, performing internal reviews of the Partnership's investments and loans, determining how and when to invest the Partnership's capital, and determining the course of action to take with respect to Partnership loans that are in default; and has all the powers with respect and ancillary thereto. Without limiting the generality of the foregoing, such powers include the right:


                  (a) To evaluate potential Partnership investments and to expend the capital of the Partnership in furtherance of the Partnership's business;

                  (b) To acquire, hold, lease, sell, trade, exchange, or otherwise dispose of all or any portion of Partnership property or any interest therein at such price and upon such terms and conditions as the General Partner may deem proper;

                  (c) To cause the Partnership to become a joint venturer, partner or member of an entity formed to own, develop, operate and/or dispose of properties owned or co-owned by the Partnership acquired through or resulting from foreclosure of a Mortgage Loan;

                  (d) To manage, operate and develop Partnership property, or to employ and supervise a property manager who may, or may not, be an Affiliate of the General Partner;

                  (e) To borrow money from banks and other lending institutions for any Partnership purpose, and as security therefor, to encumber Partnership property;

                  (f) To repay in whole or in part, refinance, increase, modify, or extend, any obligation, affecting Partnership property;

                  (g) To employ from time to time, at the expense of the Partnership, persons, including the General Partner or its Affiliates, required for the operation of the Partnership's business, including employees, agents, independent contractors, brokers, accountants, attorneys, and others; to enter into agreements and contracts with such persons on such terms and for such compensation as the General Partner determines to be reasonable; and to give receipts, releases, and discharges with respect to all of the foregoing and any matters incident thereto as the General Partner may deem advisable or appropriate; provided, however, that any such agreement or contract between the Partnership and the General Partner or between the Partnership and an Affiliate of the General Partner shall contain a provision that such agreement or contract may be terminated by the Partnership without penalty on sixty (60) days' written notice and without advance notice if the General Partner or Affiliate who is a party to such contract or agreement resigns or is removed pursuant to the terms of this Agreement. Whenever possible, contracts between the Partnership and others shall contain a provision recognizing that the Limited Partners shall have no personal liability for performance or observance of the contract;

                  (h) To maintain, at the expense of the Partnership, adequate records and accounts of all operations and expenditures and furnish the Limited Partners with annual statements of account as of the end of each calendar year, together with all necessary tax-reporting information;

                  (i) To purchase, at the expense of the Partnership, liability and other insurance to protect the property of the Partnership and its business;

                  (j) To refinance, recast, modify, consolidate, or extend any Mortgage Loan or other investment owned by the Partnership;

                  (k) To pay all expenses incurred in connection with the operation of the Partnership;

                  (l) To file tax returns on behalf of the Partnership and to make any and all elections available under the Code, as amended;

                  (m) Without the consent of the Limited Partners, to modify, delete, add to or correct from time to time any provision of this Agreement for one or more of the following reasons, provided no such change shall adversely affect the rights of Limited Partners:

                           (i)  To  cure  any  ambiguity  or  formal  defect  or
 omission herein;

                           (ii) To  grant to  Limited  Partners  any  additional
 rights, remedies, powers or authorities that may be lawfully granted or conferred upon them;


                           (iii) To conform this  Agreement to  applicable  laws
 and regulations, including without limitation, federal and state securities and tax laws and regulations, and the NASAA Guidelines; and

                           (iv) To  make  any  other  change  in this  Agreement
 which, in the judgment of the General Partner, does not adversely affect the rights of the Limited Partners.


                  (n)  To  elect  to  have  the  Partnership   governed  by  the
California Revised Limited Partnership Act, California Corporations Code, Title 2, Chapter 3, pursuant to Section 15712(b)(1) thereof.

The General Partner shall give prompt written notice to all Limited Partners of each change to this Agreement made pursuant to Subsection (m).


         2. Limitations on General Partner's Authority. Without the concurrence of a Majority-in-Interest, the General Partner has no authority to:


                  (a) amend this Agreement in any respect that adversely affects the rights of the Limited Partners;

                  (b) do any act in contravention of this Agreement;

                  (c) do any act which would make it impossible to carry on the ordinary business of the Partnership;

                  (d) confess a judgment against the Partnership;

                  (e) possess Partnership property or assign the rights of the Partnership in property for other than a partnership purpose;

                  (f) admit a person as a General Partner;


                  (g) voluntarily withdraw as General Partner unless such withdrawal would not affect the tax status of the Partnership and would not materially adversely affect the Limited Partners;

                  (h) sell, pledge, refinance, or exchange all or substantially all of the assets of the Partnership;


                  (i) dissolve the Partnership;

                  (j)  cause  the   merger  or  other   reorganization   of  the
 Partnership;

                  (k) grant to the General Partner or any of its Affiliates an exclusive right to sell any Partnership assets;

                  (l) receive or permit the General Partner or any Affiliate of the General Partner to receive any insurance brokerage fee or write any insurance policy covering the Partnership or any Partnership property;

                  (m) receive from the Partnership a rebate or participate in any reciprocal business arrangement which would enable the General Partner or any of its Affiliates to do so;

                  (n) commingle the Partnership's assets with those of any other Person;

                  (o) use or permit another to use the Partnership's assets in any manner, except for the exclusive benefit of the Partnership;

                  (p) pay or award, directly or indirectly, any commissions or other compensation to any person engaged by a potential investor for investment advice as an inducement to such advisor to advise the purchase of Units; provided, however, that this clause shall not prohibit the normal sales commissions payable to a registered broker-dealer or other properly licensed person for selling Units; or

                  (q) receive, directly or indirectly, a commission or fee (except as permitted under Article IX. of this Agreement) in connection with the reinvestment or distribution of Net Proceeds.

         3. Right to Purchase Receivables and Loans. As long as the requirements of Article VI. 9 of this Agreement are met, the General Partner, in its sole discretion, may at any time, but is not obligated to:

                  (a) purchase from the Partnership the interest receivable or principal on delinquent Mortgage Loans held by the Partnership;

                  (b) purchase from a senior lienholder the interest receivable or principal on mortgage loans senior to Mortgage Loans held by the Partnership held by such senior lienholder;

                  (c) use its own monies to cover any other costs associated with Mortgage Loans held by the Partnership such as property taxes, insurance and legal expenses;

         4. Extent of General Partner's Obligation and Fiduciary Duty. The General Partner shall devote such time to the business of the Partnership as the General Partner determines, in good faith, to be reasonably necessary to conduct the business of the Partnership. The General Partner shall not be required to devote all of its business time to the affairs of the Partnership, and the General Partner and its Affiliates may engage for their own account and for the account of others in any other business ventures and employments, including ventures and employments having a business similar or identical or competitive with the business of the Partnership. The General Partner has fiduciary responsibility for the safekeeping and use of all funds and assets of the Partnership, whether or not in the General Partner's possession or control, and the General Partner will not employ, or permit another to employ such funds or assets in any manner except for the exclusive benefit of the Partnership. The General Partner will not allow the assets of the Partnership to be commingled with the assets of the General Partner or any other Person. The Partnership shall not permit a Limited Partner to contract away the fiduciary duty owed to such Limited Partner by the General Partner under common law. If at any time the General Partner owns any Units as a Limited Partner, its right to vote such Units will be waived and not considered outstanding in any vote for removal of the General Partner or regarding any transaction between the Partnership and the General Partner.


         5.       Liability and Indemnification of General Partner.


                  (a) Neither the General Partner nor any of its Affiliates, agents or attorneys (hereinafter, an "Indemnified Party") shall be liable, responsible or accountable in damages or otherwise to any other Partner, the Partnership, its receiver or trustee (the Partnership, its receiver or trustee are hereinafter referred to as "Indemnitors") for, and the Indemnitors agree to indemnify, pay, protect and hold harmless each Indemnified Party (on the demand of such Indemnified Party) from and against any and all liabilities, obligations, losses, damages, actions, judgments, suits, proceedings, reasonable costs, reasonable expenses and disbursements (including, without limitation, all reasonable costs and expenses of defense, appeal and settlement of any and all suits, actions or proceedings instituted against such Indemnified Party or the Partnership and all reasonable costs of investigation in connection therewith) (collectively referred to as "Liabilities" for the remainder of this Section) which may be imposed on, incurred by, or asserted against such Indemnified Party or the Partnership in any way relating to or arising out of any action or inaction on the part of the Partnership or on the part of such Indemnified Party in connection with services to or on behalf of the Partnership (and with respect to an Indemnified Party which is an Affiliate of the General Partner for an act which the General Partner would be entitled to indemnification if such act were performed by it) which such Indemnified Party in good faith determined was in the best interest of the Partnership. Notwithstanding the foregoing, each Indemnified Party shall be liable, responsible and accountable, and neither the Partnership nor Indemnitor shall be liable to an Indemnified Party, for any portion of such Liabilities which resulted from such Indemnified Party's (i) own fraud, gross negligence or misconduct or knowing violation of law, (ii) breach of fiduciary duty to the Partnership or any Partner, or (iii) breach of this Agreement, regardless of whether or not any such act was first determined by the Indemnified Party, in good faith, to be in the best interests of the Partnership. If any action suit or proceeding shall be pending against the Partnership or any Indemnified Party relating to or arising out of any such action or inaction, such Indemnified Party shall have the right to employ, at the reasonable expense of the Partnership (subject to the provisions of Subsection 5(b), below), separate counsel of such indemnified Party's choice in such action, suit or proceeding. The satisfaction of the obligations of the Partnership under this Section shall be from and limited to the assets of the Partnership and no Limited Partner shall have any personal liability on account thereof.

                  (b) Cash advances from Partnership funds to an Indemnified Party for legal expenses and other costs incurred as a result of any legal action initiated against an Indemnified Party by a Limited Partner are prohibited. Cash advances from Partnership funds to an Indemnified Party for reasonable legal expenses and other costs incurred as a result of any legal action or proceeding are permissible if (i) such suit, action or proceeding relates to or arises out of any action or inaction on the part of the Indemnified Party in the performance of its duties or provision of its services on behalf of the Partnership; (ii) such suit, action or proceeding is initiated by a third party who is not a Limited Partner; and (iii) the Indemnified Party undertakes by written agreement to repay any funds advanced pursuant to this
Section in the cases in which such Indemnified Party would not be entitled to indemnification under Subsection 5(a) above. If advances are permissible under this Section, the Indemnified Party shall have the right to bill the Partnership for, or otherwise request the Partnership to pay, at any time and from time to time after such Indemnified Party shall become obligated to make payments therefor, any and all amounts for which such Indemnified Party believes in good faith that such Indemnified Party is entitled to indemnification under Subsection 5(a) above. The Partnership shall pay any and all such bills and honor any and all such requests for payment within 60 days after such bill or request is received. In the event that a final determination is made that the Partnership is not so obligated for any amount paid by it to a particular Indemnified Party, such Indemnified Party will refund such amount within 60 days of such final determination, and in the event that a final determination is made that the Partnership is so obligated for any amount not paid by the Partnership to a particular Indemnified Party, the Partnership will pay such amount to such Indemnified Party within 60 days of such final determination.

                  (c)  Notwithstanding  anything to the  contrary  contained  in
Subsection 7(a) above, neither the General Partner nor any of its Affiliates, agents, or attorneys, nor any person acting as a broker-dealer with respect to the Units shall be indemnified from any liability, loss or damage incurred by them arising due to an alleged violation of federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular Indemnified Party, or (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnified Party, or (iii) a court of competent jurisdiction approves a settlement of the claims against the particular Indemnified Party and finds that indemnification of the settlement and related costs should be made. Prior to seeking a court approval for indemnification, the General Partner shall undertake to cause the party seeking indemnification to apprise the court of the position of the Securities and Exchange Commission and the California Commissioner of the Department of Corporations with respect to indemnification for securities violations.

                  (d) The Partnership shall not incur the cost of the portion of any insurance which insures any party against any liability as to which such party is prohibited from being indemnified as set forth above.

                  (e) For purposes of this Section 8, an Affiliate, agent or attorney of the General Partner shall be indemnified by the Partnership only in circumstances where such person has performed an act on behalf of the Partnership or the General Partner within the scope of the authority of the General Partner and for which the General Partner would have been entitled to indemnification had such act been performed by it.

V.       VOTING AND OTHER RIGHTS OF LIMITED PARTNERS

         1. No Limited  Partner,  as such,  shall take part in the management of the business of, or transact any business for, the Partnership, nor have the power to sign for or bind the Partnership to any agreement or document. Notwithstanding the foregoing, Limited Partners holding at least a Majority-In-Interest may, without the concurrence of the General Partner, vote or consent in writing in accordance with Article VII.3 of this Agreement (and such vote or consent will be required) to:


                  (a) amend this Agreement (except for any amendment permitted to be made by the General Partner as provided in Article IV. 4. (m) of this Agreement; provided that any amendment which modifies the compensation or distributions to which the General Partner is entitled or which affects the duties of the General Partner shall require the written consent of the General Partner).


                  (b) dissolve and windup the Partnership,

                  (c) remove the General Partner and elect one or more new General Partners (see Article XII. 1. and 2.), or

                  (d) approve or disapprove the sale, pledge, refinancing, or exchange of all or substantially all of the assets of the Partnership.


         2. The Limited Partners and their designated representatives shall have access to all books and records of the Partnership during normal business hours. An alphabetical -list of the names, addresses and business telephone numbers of all Limited Partners along with the number of Units held by each of them is maintained as a part of the books and records of the Partnership and shall be made available on request to any Limited Partner or his representative for a stated purpose including, without limitation, matters relating to Limited Partners' voting rights, tender offers, and the exercise of Limited Partners' rights under federal proxy law. A copy of the Limited Partner list shall be mailed to any Limited Partner requesting it within ten business days of the request and may include a reasonable charge for the copy work. The Limited Partner list shall be updated at least quarterly to reflect changes in the information contained therein.

                  If the General Partner neglects or refuses to exhibit, produce or mail a copy of the Limited Partner list as requested, the General Partner shall be liable to any Partner requesting the list for the costs, including attorneys' fees, incurred by that Partner for compelling the production of the list, and for actual damages suffered by any Partner by reason of such refusal or neglect. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy thereof, or of using the same for a commercial purpose other than in the interest of the Partner relative to the affairs of the Partnership. The General Partner may require the Partner requesting the Limited Partner list to represent that the list is not requested for a commercial purpose unrelated to the Partner's interest in the Partnership. The remedies provided hereunder to Partners requesting copies of the list are in addition to, and shall not in any way limit, other remedies available to Partners under federal law, or the laws of California.

VI.      INVESTMENT AND OPERATING POLICIES

         1. The General Partner shall commit at least 84% of Capital Contributions to Investment in Mortgage Loans. The Partnership may make or purchase Mortgage Loans of such duration and on such real property and with such additional security as the General Partner in its sole discretion shall determine. Such Mortgage Loans may be senior to other mortgage loans on such property, or junior to other mortgage loans on such property, all in the sole discretion of the General Partner.

                  The Partnership normally shall not make or invest in Mortgage Loans on any one property if at the time of the acquisition of the loan the aggregate amount of all Mortgage Loans outstanding on the property, including loans of the Partnership, would exceed an amount equal to 80% of the appraised value of the property as determined by independent appraisal, unless substantial justification exists because of the presence of other underwriting criteria. For purposes of this Subsection, the "aggregate amount of all Mortgage Loans outstanding on the property, including the loans of the Partnership", shall include all interest (excluding contingent participations in income and/or appreciation in value of the mortgaged property), the current payment of which may be deferred pursuant to the terms of such loans. This restriction applies to all loans, including construction loans.


         2. The Partnership will not incur indebtedness for the purpose of making or purchasing Mortgage Loans, except:

                  (a) to prevent default under prior loans or to discharge them entirely if this becomes necessary to protect the Partnership's Mortgage Loans, and

                  (b) to assist in the development or operation of any real property on which the Partnership has theretofore made or purchased a Mortgage Loan and has subsequently taken over the operation thereof as a result of default or to protect such Mortgage Loan.


                  The total amount of indebtedness incurred by the Partnership shall at no time exceed the sum of 10% of the aggregate fair market value of all Partnership loans. The General Partner shall be prohibited from providing financing to the Partnership.


         3. The Partnership will limit any single Mortgage Loan and will limit its Mortgage Loans to any one borrower to not more than 10% of the total Partnership assets as of the date the loan is made or purchased.


         4. The Partnership may not invest in or make Mortgage Loans on unimproved real property in an amount in excess of 25% of the total Partnership assets.

         5. The Partnership may not invest in real estate contracts of sale otherwise known as land sale contracts unless such contracts are in recordable form and appropriately recorded in the chain of title.

         6. The Partnership shall require that a mortgagee's or owner's title insurance policy as to the priority of a mortgage or the condition of title be obtained in connection with the making or purchasing of each Mortgage Loan. The Partnership shall also receive an independent, on-site appraisal for each property on which it makes or purchases a Mortgage Loan. All such appraisals shall be conducted by an Independent Expert. Such appraisals will be retained at the office of the Partnership and will be available for review and duplication by any Limited Partner for a period of at least five years after the last day that the Partnership holds a mortgage secured by the subject property.


         7. There shall at all times be title, fire, and casualty insurance in an amount equal to the Partnership's Mortgage Loan plus any outstanding senior lien on the security property naming the Partnership and any senior lienholder as loss payees, and, where such senior lienholder exists, a Request for Notice of Default shall be recorded in the county where the security property is situated.


         8. Mortgage Loans may be purchased from the General Partner or its Affiliates only if the General Partner acquires such loans in its own name and temporarily holds title thereto for the purpose of facilitating the acquisition of such loans, and provided that such loans are purchased by the Partnership for a price no greater than the cost of such loans to the General Partner (except compensation in accordance with Article IX of this Agreement), there is no other benefit arising out of such transactions to the General Partner, such loans are not in default, and otherwise satisfy all requirements of this Article VI. Accordingly, all income generated (except Acquisition and Origination Fees) and expenses associated with a Mortgage Loan so acquired shall be treated as belonging to the Partnership. The General Partner shall not sell a loan to the Partnership if the cost of the loan exceeds the funds reasonably anticipated to be available to the Partnership to purchase the loan.

                  Normally, when the Partnership has sufficient funds available to invest in a specific Mortgage Loan, the General Partner will give the Partnership priority in purchasing such Mortgage Loan over other Persons to whom the General Partner may sell Mortgage Loans as a part of its business. Factors that further influence the General Partner in determining whether the Partnership has priority over other investors include the following: (i) All loans originated by the General Partner which are secured by property located outside the State of California and that satisfy investment criteria of the Partnership will be acquired by the Partnership; (ii) All hypothecation loans will be acquired by the Partnership.

         9. The  Partnership  shall  not  sell a  Mortgage  Loan to the  General
Partner unless all of the following criteria are met: (i) the loan is in default; (ii) the General Partner pays the Partnership an amount in cash equal to the cost of the loan to the Partnership (including all cash payments and carrying costs related thereto); and (iii) the General Partner assumes all of the Partnership's obligations and liabilities incurred in connection with the holding of the loan by the Partnership.

         10. The Partnership shall not acquire a loan from, or sell a loan to, another Program in which the General Partner has an interest.

         11. The Partnership shall not sell a foreclosed property to the General Partner or to another Program in which the General Partner has an interest.


         12. The Partnership will maintain a contingency reserve in an aggregate amount of at least 1-1/2% of the aggregate Capital Accounts of the Limited Partners. The cash Capital Contributions of the General Partner specified in
Article III.1. of this Agreement, up to a maximum of 1/2 of 1% of the aggregate Capital Accounts of the Limited Partners, will be available as an additional contingency reserve if considered necessary by the General Partner.


         13. The Partnership will not reinvest Net Income Available for Distribution, unless it is Limited Partners' Reinvested Distributions under
Article III. 3. of this Agreement.

         14. No loans may be made by the Partnership to the General Partner or an Affiliate except as provided in Article IV. 5. of this Agreement.


VII.     ACCOUNTING RECORDS, REPORTS AND MEETINGS

         1. Books of Accounts and Records. The Partnership's books and records are maintained in accordance with Code Section 703(a) at the principal office of the Partnership, and each Partner has access thereto at all reasonable times as provided in Article V.2. of this Agreement. The books and records shall be kept in accordance with sound accounting practices and principles applied in a consistent manner by the Partnership and shall reflect all transactions and be appropriate and adequate for the business of the Partnership. The Partnership shall file all required documents with the applicable regulatory agencies.

         2. Cash and Cash Equivalents and Marketable Securities. Partnership cash, cash equivalents and marketable securities are deposited and/or invested in the name of the Partnership in one or more financial institutions designated by the General Partner and shall be withdrawn on the signature of the General Partner or any Person or Persons authorized by it.

         3. Meetings of Limited Partners. Special meetings of the Limited Partners to vote upon any matters as to which the Limited Partners are authorized to take action under this Agreement may be called at any time by the General Partner, or a Limited Partner or Limited Partners holding more than ten percent (10%) of the outstanding Units by delivering written notice, either in person, or by registered mail, of such call to the General Partner. As soon as possible, but in all cases within ten (10) days following receipt of such request, and at any time a meeting is called by the General Partner, the General Partner shall cause a written notice, either in person or by registered mail, to be given to the Limited Partners entitled to vote at such meeting, that a meeting will be held at a time and place fixed by the General Partner, convenient to the Limited Partners, which is not less than fifteen (15) days nor more than sixty (60) days after the sending of the notice of the meeting. Included with the notice of the meeting shall be a detailed statement of the action proposed, including a verbatim statement of the wording of any resolution proposed for adoption by the Limited Partners and of any proposed amendment to this Agreement. There shall be deemed to be a quorum at any meeting of the Partnership at which a Majority-In-Interest attend such meeting in person or by a valid proxy. The General Partner shall be entitled to notice of and to attend all meetings of the Limited Partners, regardless of whether called by the General Partner. Any action that may be taken at any meeting of the Limited Partners may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by Limited Partners holding a Majority-in-Interest.

         4. Reports. Within sixty (60) days after the end of each fiscal year of the Partnership, the General Partner will deliver to each Limited Partner such information as is necessary for the preparation by each Limited Partner of his federal income tax return.


         Within sixty days (60) days after the end of each quarter of the Partnership, the General Partner will transmit to each Limited Partner a report which includes a balance sheet, a statement of income for the quarter then ended, a statement of cash flows for the quarter then ended and other pertinent information regarding the Partnership and its activities during the quarter covered by the report, all of which may be unaudited.

         Within one hundred twenty (120) days after the end of the Partnership's calendar year, the General Partner will transmit to each Limited Partner an annual report which will include financial statements of the Partnership audited by the Partnership's independent public accountants and prepared on an accrual basis in accordance with generally accepted accounting principles. Such financial statements will include the Partnership's statements of income, balance sheets, statements of cash flows and statements of Partners' capital with a reconciliation with respect to information furnished to Limited Partners for income tax purposes. The annual report for each year will report on the Partnership's activities for that year and identify the source of Partnership distributions as is deemed reasonably necessary by the General Partner to advise the Limited Partners of the affairs of the Partnership. In addition, the annual report will contain a breakdown of the costs reimbursed to the General Partner and Affiliates. The Partnership's independent certified public accountants must perform agreed-upon procedures to verify the allocation of such costs to the Partnership by, at a minimum, a review of the time records of individual employees (the costs of whose services were reimbursed) and a review of the specific nature of the work performed by each such employee. This review will be reported on by the independent certified public accountants in a report that is separate from the Partnership's audited financial statements. The additional costs of such verification will be itemized by said accountants and may be reimbursed to the General Partner by the Partnership only to the extent that such reimbursement when added to the costs for administrative services rendered does not exceed the competitive rate for such services as determined by this paragraph.

         The Partnership will have available upon written request for review by Limited Partners a copy of the information filed with the Securities and Exchange Commission on Form 10-K not more than ninety (90) days after the closing of the fiscal year end, and on Form 10-Q not more than forty-five (45) days after the closing of each other quarterly fiscal period, by dissemination of such Form 10-K and Form 10-Q or any other report containing substantially the same information as required by Form 10-K and Form 10-Q.





VIII.    ALLOCATIONS AND DISTRIBUTIONS

         1. Allocations of Profits and Losses. Profits and Losses for any fiscal year shall be allocated: (i) ninety-nine and 01/100 percent (99.01%) to the Limited Partners in proportion to their Capital Accounts, and (ii) 99/100 percent (.99%) to the General Partner.

         2.       Distributions.

                  (a) Net Income Available for Distribution. Net Income Available for Distribution shall be allocated ninety-nine percent and 01/100 (99.01%) to the Limited Partners and 99/100 percent (.99%) to the General Partner and shall be distributed in cash to those Limited Partners who have on file with the Partnership their written election to receive such distributions. A pro rata share of the total Net Income Available for Distribution to Limited Partners shall be distributed monthly in cash to each Limited Partner who has on file with the Partnership his written election to receive such distributions, in proportion to the weighted average Capital Account of each Limited Partner during the preceding calendar month. All sums of Net Income Available for Distribution not so distributed to the Limited Partners shall be credited proportionately to the Capital Accounts of the remaining Limited Partners and reinvested in Units in accordance with Article III.3 of this Agreement. The General Partner's proportionate share of Net Income Available for Distribution shall be distributed to the General Partner or credited to its Capital Accounts.


                  (b) Net Proceeds. Net Proceeds, if any, may be reinvested in new Mortgage Loans, may be used to improve or maintain properties acquired by the Partnership through foreclosure, may be used to pay operating expenses or may be distributed to the Partners, in each event in the sole discretion of the General Partner. In the event of any distributions of Net Proceeds, such distributions shall be made to the Partners according to the allocations described in Subsection 2 (a) above, provided that no such distributions are to be made to the General Partner with respect to that portion of its Capital Account represented by the Promotional Interest, until the Limited Partners shall have received 100% of their Capital Accounts. Reinvestment of Net Proceeds will not take place unless sufficient cash will be distributed to Partners to pay any state or federal income tax created by the Capital Transaction that created the Net Proceeds.


IX.      TRANSACTIONS BETWEEN THE PARTNERSHIP AND
         THE GENERAL PARTNER


         1.  Compensation to General Partner from the  Partnership.  The General
Partner is entitled to receive the following fees, compensation and expense reimbursements from the Partnership:

                  (a) Management Fee. In consideration of the management services rendered to the Partnership, the General Partner is entitled to receive from the Partnership a Management Fee payable monthly, subject to a maximum of 2.75% per annum, of the average unpaid balance of the Partnership's Mortgage Loans at the end of each month in the calendar year. Although the Management Fee is paid monthly, the maximum payment is calculated on an annual basis; thus, the Management Fee in any one month could exceed .2292% (2.75% / 12 months) of the unpaid balance of the Partnership's Mortgage Loans at the end of such month, provided that the maximum annual Management Fee shall not exceed 2.75% of the average unpaid balance of the Partnership's Mortgage Loans at the end of each month in the calendar year. In the event the Management Fee paid by the General Partner in a calendar year exceeds such 2.75%, the General Partner shall promptly refund such excess to the Partnership. The Management Fee may be accrued without interest when Partnership funds are not available for its payment. Any accrued Management Fee may be paid from the next available Net Income Available for Distribution or Net Proceeds. No Management Fee may be paid from Partnership reserves.

                  (b) Loan Servicing Fee. The General Partner may act as servicing agent with respect to all Partnership loans, in consideration for which it shall be entitled to receive from the Partnership a monthly fee, which, when added to all other fees paid in connection with the servicing of a particular loan, does not exceed the lesser of the customary, competitive fee in the community where the loan is placed for the provision of such mortgage services on that type of loan or up to 0.25% per annum of the unpaid balance of the Partnership's Mortgage Loans at the end of each month.

                  (c) Promotional Interest. The Promotional Interest cannot exceed 10% of distributions from Net Income Available for Distribution per annum.

                  (d) Partnership Expenses. All of the Partnership's expenses shall be billed directly, to the extent practicable, to and paid by the Partnership. Reimbursement to the General Partner, or its Affiliates, for any expenses paid by the General Partner, or its Affiliates, including, but not limited to, legal and accounting expenses, filing fees, printing costs, goods, services and materials used by or for the Partnership will be made from Net Income Available for Distribution immediately following the expenditure. Except as indicated in this Article IX.1(d), the General Partner or any affiliate shall not be reimbursed by the Partnership for services for which the General Partner is entitled to compensation by way of a separate fee.. Excluded from the allowable reimbursement shall be: (i) rent or depreciation, utilities, capital equipment, or other administrative items; and (ii) salaries, fringe benefits, travel expenses, and other administrative items incurred or allocated to any Controlling Person of the General Partner or Affiliates. The Partnership, however, may reimburse the General Partner and any affiliate for salaries (and related salary expenses, but excluding expenses incurred in connection with the administration of the Partnership) for nonmanagement and nonsupervisory services which could be performed, directly for the Partnership by independent parties, such as legal, accounting, transfer agent, data processing and duplicating. There shall be no reimbursement for management and supervisory personnel (e.g., services of employees of the General Partner or its Affiliates who oversee the work which would have been performed by an independent party if such party had been so engaged). The amounts charged to the Partnership shall not exceed the lesser of (a) the actual cost of such services, or (b) the amounts which the Partnership would be required to pay to independent parties for comparable services. Reimbursement may also be made for the allocable cost charged by independent parties for maintenance and repair of data processing and other special purpose equipment used for or by the Partnership. The reimbursement for expenses provided for in this Article IX.1(d) shall be made to the General Partner regardless of whether any distributions are made to the Limited Partners under the provisions of Article VIII.2.

                  (e) No Other Fees. The General Partner is not entitled to receive real estate brokerage commissions, Property Management Fees, insurance service fees or a Carried Interest from the Partnership. In addition, the General Partner is not entitled to receive reimbursement of Acquisition and Origination Expenses incurred by the General Partner or its Affiliates in the origination, selection and acquisition of Mortgage Loans.

         2.       Payments by Borrowers.

                  (a) Acquisition and Origination Fees. The General Partner or its Affiliates shall be entitled to receive and retain all Acquisition and Origination Fees paid or payable by borrowers for services rendered in connection with the evaluation and consideration of potential investments of the Partnership.

                  (b) Late Payment Charges. The General Partner shall receive all Late Payment Charges paid by borrowers on delinquent loans held by the Partnership.


X.       ASSIGNMENT OF INTEREST: SUBSTITUTED LIMITED PARTNERS

         1. General Partner. The interest of a General Partner shall not be assignable in whole or in part, except when a substitution is made by vote of the Limited Partners or as provided in Article XI.2.

         2. Partnership Interests. A Limited Partner's interests in the Partnership may be transferred by written instrument satisfactory in form to the General Partner, accompanied by such assurance of the genuineness and effectiveness of each signature and the obtaining of any necessary governmental or other approvals as may be reasonably required by the General Partner, provided, however, that:

                  (a) no transfer may be made of a fractional unit, and no transfer may be made if, as a result of such transfer, a Limited Partner (other than one transferring all of his units) will own fewer than two thousand (2,000) units except where such transfer occurs by operation of law;


                  (b) no transfer may be made except where the transfer complies
with  any  restriction   imposed  under  applicable  state  securities  laws  or
regulations with regard to suitability standards;

                  (c) no transfer may be made if, in the opinion of tax counsel for the Partnership, it would jeopardize the status of the Partnership as a partnership for Federal or any applicable state income tax purposes; and

                  (d) the transferor will pay in advance all legal, recording, and accounting costs in connection with any transfer, and the cost of any tax advice necessary under Subsection 2(b) above.


         Assignments complying with the above shall be recognized by the Partnership not later than the last day of the calendar month in which the written notice of assignment is received by the Partnership.

         No assignee of a Limited Partner shall have the right to become a Limited Partner unless the General Partner has consented in writing to the substitution of such Limited Partner, the granting or denial of which shall be within the absolute discretion of the General Partner.


XI.      DEATH, LEGAL INCOMPETENCY, OR WITHDRAWAL OF A LIMITED PARTNER

         1. Effect of Death or Legal Incompetency of a Limited Partner on the Partnership. The death or legal incompetency of a Limited Partner shall not cause a dissolution of the Partnership or entitle the Limited Partner or his estate to a return of capital.

         2. Rights of Personal Representative. On the death or legal incompetency of a Limited Partner, his personal representative shall have all the rights of a Limited Partner for the purpose of settling his estate or managing his property, including the rights of assignment and withdrawal.

         3. Withdrawal of Limited Partners. To withdraw, or partially withdraw from the Partnership, a Limited Partner must give written notice thereof to the General Partner and may thereafter obtain the return, in cash, of his Capital Account, or the portion thereof as to which he requests withdrawal, within 61 to 91 days after written notice of withdrawal is delivered to the General Partner, subject to the following limitations:


                  (a) except with regard to the right of the personal representative of a deceased Limited Partner under Section 2 of this Article XI, no notice of withdrawal shall be honored and no withdrawal made until the expiration of at least one year from the date of a purchase of Units by any Limited Partner on or after the date of effectiveness of this Agreement, other than by way of Reinvested Distributions discussed in Article III. 3.


                  (b) any such cash payments in return of an outstanding Capital Account shall be made by the Partnership only from Net Proceeds and Capital Contributions.

                  (c) a maximum of $100,000 may be withdrawn by any Limited Partner during any calendar quarter;


                  (d) the Limited Partners shall have the right to receive such distributions of cash from their Capital Accounts only to the extent such funds are available; the General Partner shall not be required to establish a reserve fund for the purpose of funding such payments; the General Partner shall not be required to use any other sources of Partnership funds other than those set forth in Subsection 3(a) above; the General Partner shall not be required to sell or otherwise liquidate any portion of the Partnership's loan portfolio or any other asset in order to make a cash distribution of any Capital Account;


                  (e) during the ninety (90) days following receipt of written notice of withdrawal from a Limited Partner, the General Partner shall not refinance any loans of the Partnership or reinvest any Net Proceeds or Capital Contributions in new loans or other nonliquid investment unless and until the Partnership has sufficient funds available to distribute to the withdrawing Limited Partner the amount of his Capital Account in cash that he is withdrawing;

                  (f) the amount to be distributed to any withdrawing Limited Partner shall be a sum equal to the amount of such Limited Partner's Capital Account as of the date of such distribution, as to which the Limited Partner has given a notice of withdrawal under this Subsection 3, notwithstanding that such sum may be greater or lesser than such Limited Partner's proportionate share of the current fair market value of the Partnership's net assets;

                  (g) in no event shall the General Partner permit the withdrawal during any calendar year of total amounts from the Capital Accounts of Limited Partners that exceeds ten percent (10%) of the aggregate Capital Accounts of all outstanding Limited Partners' Units, except upon the vote of the Limited Partners to dissolve the Partnership pursuant to Article V above;

                  (h) requests by Limited Partners for withdrawal will be honored in the order in which they are received by the General Partner. If any request may not be honored, due to any limitations imposed by this subsection 3 (except the one year holding limitation set forth in Subsection 3(a)), the General Partner will so notify the requesting Limited Partner in writing, whose request, if not withdrawn by the Limited Partner, will subsequently be honored if and when the limitation no longer is imposed; and

                  (i) if a Limited Partner's Capital Account would have a balance of less than $2,000 following a requested withdrawal, the General Partner, at its discretion, may distribute to such Limited Partner the entire balance in such account.

XII.     BANKRUPTCY, WITHDRAWAL, REMOVAL, OR
         DISSOLUTION OF THE GENERAL PARTNER

         1. Removal of the General Partner. A Majority-In-Interest by vote or written consent given in accordance with Article VII.3 of this Agreement may remove the General Partner. Written notice of such removal setting forth the effective date thereof shall be served upon the General Partner and, as of the effective date, shall terminate all of its rights and powers as a General Partner.


         2. Dissolution or Continuance of Partnership. The filing of a certificate of dissolution, withdrawal, removal, or adjudication of bankruptcy of the General Partner (any of which events is referred to hereafter as the "Terminating Event," and the General Partner affected as the "Terminated General Partner") shall immediately destroy the agency relationship between the Partnership and the Terminated General Partner. No other events affecting the General Partner shall constitute or be a "Terminating Event." A Terminating Event shall dissolve the Partnership and cause it to be wound up pursuant to Subsection (b) below, unless the Partnership is continued by a new general partner elected in place of the Terminated General Partner by a Majority-In-Interest, as set forth in (a) below.
                  (a) Following a Terminating  Event, if a  Majority-In-Interest
of the Limited Partners promptly by written consent agree to continue the business of the Partnership and within six (6) months of such Terminating Event admit one or more General Partners, then the Partnership shall continue without dissolution and winding up. A successor General Partner must be named if the newly admitted General Partner under this provision is an individual.
                  (b) If a Majority-In-Interest  do not agree by written consent to continue the business of the Partnership or do not act to admit one or more new General Partners within six (6) months of the Terminating Event, the Partnership is dissolved and its affairs shall be wound up in accordance with
Article 8 of the California Revised Limited Partnership Act, Sections 15681 to 15685, and Article XIII of this Agreement.

         3. Rights of Terminated General Partner. Upon the occurrence of a Terminating Event, the Partnership shall pay to the Terminated General Partner all amounts then accrued and owing to the Terminated General Partner. The Partnership shall also terminate the Terminated General Partner's interest in Partnership profits, gains, losses, net proceeds, distributions, and capital by payment of an amount equal to the then present fair market value of the Terminated General Partner's interest determined by agreement of the Terminated General Partner and the Partnership, or, if they cannot agree, by arbitration in accordance with the then current rules of the American Arbitration Association. The expense of arbitration is to be borne equally by the Terminated General
Partner and the Partnership. The method of payment to the Terminated General Partner must be fair and must protect the solvency and liquidity of the Partnership. Where the termination is voluntary, the method of payment will be deemed presumptively fair where it provides for a non-interest bearing unsecured promissory note with principal payable, if at all, from distributions which the Terminated General Partner otherwise would have received under the Agreement had the General Partner not terminated. Where the termination is involuntary, the method of payment will be deemed presumptively fair where it provides for an interest bearing promissory note coming due in no less than 5 years with equal installments each year.


XIII.     DISSOLUTION AND WINDING UP

         1. Upon the vote or written consent of a Majority-In-Interest or as otherwise provided in this Agreement, the Partnership shall be dissolved and wound up, the assets shall be liquidated and converted to cash and the net proceeds distributed to the Partners after payment of the debts of the Partnership as provided herein and by applicable law. In settling accounts after liquidation, the monies of the Partnership shall be applied in the following manner:
                  (a) the liabilities of the Partnership to creditors other than the General Partner shall be paid or otherwise adequately provided for;

                  (b) the liabilities of the Partnership to the General Partner shall be paid or otherwise provided for; and

                  (c) the remaining assets shall be distributed to the Limited Partners and the General Partner in the same manner as Net Proceeds are distributed under Article VIII.2(b) hereof.

         2. In the event that, upon dissolution and winding up of the Partnership, following the sale or other disposition of all of its assets, and after crediting any gain or charging any loss pursuant to Article VIII, the General Partner shall have a deficient balance in its Capital Account, then the General Partner shall contribute in cash to the capital of the Partnership an amount which is equal to such deficit in its Capital Account.


XIV.      ROLL-UP

         1. In connection with a proposed Roll-up, an appraisal of all Partnership assets shall be obtained from a competent, Independent Expert. If the appraisal will be included in the Prospectus used to offer the securities of a Roll-Up Entity, the appraisal shall be filed with the Securities and Exchange Commission and the states as an Exhibit to the Registration Statement for the offering. Partnership assets shall be appraised on a consistent basis. The appraisal shall be based on an evaluation of all relevant information and shall indicate the value of the Partnership's assets as of a date immediately prior to the announcement of the proposed Roll-Up. The appraisal shall assume an orderly liquidation of the Partnership's assets over a 12-month period, shall consider other balance sheet items, and shall be net of the assumed cost of sale. The terms of the engagement of the Independent Expert shall clearly state that the engagement is for the benefit of the Partnership and its Limited Partners. A summary of the independent appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to the Partners in connection with the proposed Roll-up.

         2. In connection with a proposed Roll-up, the person sponsoring the Roll-up shall provide each Limited Partner with a document which instructs the Limited Partner on the proper procedure for voting against or dissenting from the Roll-Up and shall offer to Limited Partners voting "no" on the proposal the choice of: (a) accepting the securities of the Roll-Up Entity offered in the proposed Roll-Up; or (b) one of the following (i) remaining as Limited Partners in the Partnership and preserving their interests therein on the same terms and conditions as existed previously, or (ii) receiving cash in an amount equal to the Limited Partners' pro rata share of the appraised value of the net assets of the Partnership.

         3. The Partnership shall not participate in any proposed Roll-Up which would result in Limited Partners having democracy rights in the Roll-Up Entity which are less than those provided for under Articles IV, V and VII of this Agreement. If the Roll-Up Entity is a corporation, the voting rights of Limited Partners shall correspond to the voting rights provided for in these guidelines to the greatest extent possible.

         4. The Partnership shall not participate in any proposed Roll-Up which includes provisions which would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity). The Partnership shall not participate in any proposed Roll-Up which would limit the ability of a Limited Partner to exercise the voting rights of its securities of the Roll-Up on the basis of the number of Partnership Units held by that Limited Partner.

         5. The Partnership shall not participate in any proposed Roll-Up in which the Limited Partners' rights of access to the records of the Roll-Up Entity will be less than those provided for under Article V of this Agreement.

         6. The Partnership shall not participate in any proposed Roll-Up in which any of the costs of the transaction would be borne by the Partnership if the Roll-Up is not approved by the Limited Partners.

XV.       INVESTMENTS IN OR WITH OTHER PROGRAMS

         1. The Partnership shall be permitted to invest in general partnerships or joint ventures (including entities in limited liability company and limited liability partnership form) with non-Affiliates that own one or more particular loans, if the Partnership, alone or together with any publicly registered Affiliate of the Partnership meeting the requirements of paragraph 2 of this Subsection, acquires a controlling interest in such a general partnership or joint venture, but in no event shall duplicate fees be permitted. For purposes of this paragraph, "controlling interest" means an equity interest possessing the power to direct or cause the direction of the management and policies of the general partnership or joint venture, including the authority to:

                  (a)  review  all   contracts   entered  into  by  the  general
partnership or joint venture that will have a material effect on its business or assets;

                  (b) cause a sale of the loan or its interest therein subject in certain cases where required by the partnership or joint venture agreement, to limits as to time, minimum amounts, and/or a right of first refusal by the joint venture partner or consent of the joint venture partner;

                  (c) approve budgets and major capital expenditures, subject to a stated minimum amount;

                  (d) veto any sale of the loan, or, alternatively, to receive a specified preference on sale or proceeds; and

                  (e) exercise a right of first refusal on any desired sale by the joint venture partner of its interest in the mortgage except for transfer to an Affiliate of the joint venture partner.

         2. The Partnership shall be permitted to invest in general partnerships or joint ventures with other publicly registered Affiliates of the Partnership if all of the following conditions are met:

                  (a) the Programs have substantially identical investment objectives.

                  (b) there are no duplicate fees.

                  (c) the compensation to Sponsors is substantially identical in each Program.

                  (d) each program must have a right of first refusal to buy if the other Programs wish to sell assets held in the joint venture.

                  (e) the investment of each Program is on substantially the same terms and conditions.

                  (f) the Prospectus discloses the potential risk of impasse on joint venture decisions since no Program controls and the potential risk that while a Program may have the right to buy the asset from the partnership or joint venture, it may not have the resources to do so.

         3. The Partnership shall be permitted to invest in general partnerships or joint ventures with Affiliates other than publicly registered Affiliates of the Partnership only under the following conditions:

                  (a) the investment is necessary to relieve the Sponsor from any commitment to purchase a loan entered into in compliance with Article III.
 6. prior to the closing of the offering period of the Program;

                  (b) there are no duplicate fees;

                  (c) the investment of each entity is on substantially the same terms and conditions;

                  (d) the Program provides for a right of first refusal to buy if the Sponsor wishes to sell a loan held in the joint venture; and

                  (e) the Prospectus discloses the potential risk of impasse on joint venture decisions.

         4. Other than as specifically permitted in paragraphs 2 and 3 of this Subsection, the Partnership shall not be permitted to invest in general partnerships or joint ventures with Affiliates.

         5. The Partnership shall be permitted to invest in general partnership interests of limited partnerships only if the Partnership alone or together with any publicly registered Affiliate of the Partnership meeting the requirements of paragraph 2 of this Article acquires a "controlling interest" as defined in paragraph 1 of this Article, no duplicate fees are permitted, and no additional compensation beyond that permitted by Article IX shall be paid to the Sponsor.

         6. A Program that is an "upper-tier Program" shall be permitted to invest in interests of other Programs (the "lower-tier Programs") only if the conditions provided for under Sections V.G. 6. and 7. of the NASAA Guidelines are met.


XV.      SIGNATURES

         Any security agreement, chattel mortgage, lease, contract of sale, bill of sale, or other similar document to which the Partnership is a party, shall be executed by the General Partner, and no other signatures shall be required.

XVII.    SPECIAL POWER OF ATTORNEY

         Any person who becomes a Limited Partner after the effective date of this Agreement shall execute and deliver to the General Partner a special power of attorney in form acceptable to the General Partner (existing Limited Partners having already executed and delivered same) in which the General Partner is constituted and appointed as the attorney-in-fact for such Limited Partner with power and authority to act in his name and on his behalf to execute, acknowledge, and swear to in the execution, acknowledgment, and filing of documents, which shall include, by way of illustration but not of limitation, the following:

         1. This Agreement and all certificates of Limited Partnership, as well as all amendments to the foregoing which, under the laws of the State of California or the laws of any other state, are required to be filed or recorded or which the General Partner deems it advisable to file or record;

         2. All other instruments or documents which may be required to be filed or recorded by the Partnership under the laws of any state or by any governmental agency, or which the General Partner deems it advisable to file or record; and

         3. All instruments or documents which may be required to effect the continuation of the Partnership, the admission of additional or substituted Limited Partners, the withdrawal of Limited Partners, or the dissolution and termination of the Partnership, provided such continuation, admission, withdrawal and dissolution and termination are in accordance with the terms of this Agreement.

         The special power of attorney to be concurrently granted upon admission as such by each Limited Partner:

         1. is a special power of attorney coupled with an interest, is irrevocable, shall survive the death of the granting Limited Partner, and is limited to those matters herein set forth;

         2. shall survive an assignment by a Limited Partner of all or any portion of his Units except that, where the assignee of the Units owned by a Limited Partner has been approved by the General Partner for admission to the Partnership as a substituted Limited Partner, the special power of attorney shall survive each assignment for the purpose of enabling the General Partner to execute, acknowledge, and file any instrument or document necessary to effect such substitution.

XVIII.   MISCELLANEOUS

         1. Notices. Any notice, payment, demand, or communication required or permitted to be given by any provision of this Agreement shall be deemed to have been sufficiently given or served for all purposes if delivered personally to the party or to an officer of the party to whom the same is directed, or if sent by registered or certified mail, postage and charges prepaid addressed as follows:

         If to the General Partner:

                  Owens Financial Group, Inc.
                  2221 Olympic Boulevard
                  P. O. Box 2400
                  Walnut Creek, CA 94595

         If to a Limited Partner, at such Limited Partner's address for purposes of notice which is set forth on the books and records of the Partnership, or in either case as the General Partner or a Limited Partner shall designate pursuant to the notice provision hereof. Any such notice shall be deemed to be given on the date on which the same was deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and sent as aforesaid.

         2. Application of California Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

         3. Execution in Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had all signed the same document. All counterparts shall be construed together and shall constitute one agreement.

         4. Waiver of Action for Partition. Each of the parties hereto irrevocably waives during the term of the Partnership any right that he or it may have to maintain any action for partition with respect to the property of the Partnership.

         5. Assignability. Except as expressly limited herein, each and all of the covenants, terms, provisions, and agreements herein contained shall be binding upon and inure to the benefit of the successors and assigns of the respective parties hereto.

         6. Interpretation. As used in this Agreement, the masculine includes the feminine and neuter and the singular includes the plural, as determined by the context.

         7. Captions. Paragraphs, titles, or captions in no way define, limit, extend, or describe the scope of this Agreement nor the intent of any of its provisions.

         8. Adjustment of Basis. The General Partner may elect, pursuant to Code
Section 754, to adjust the basis of Partnership property under the circumstances and in the manner provided in Code Sections 734 and 743. The General Partner shall, in the event of such an election, take all necessary steps to effect the election.

         9.   Entire   Agreement.   This   Agreement   constitutes   the  entire
understanding and agreement among the parties hereto with respect to the subject matter hereof.


         IN WITNESS WHEREOF, the undersigned have executed this Agreement effective this 17th day of April, 2000.



GENERAL PARTNER:


OWENS FINANCIAL GROUP, INC.


By: /William C. Owens/
     William C. Owens, President

LIMITED PARTNERS:

By: OWENS FINANCIAL GROUP, INC., GENERAL PARTNER


By: /William C. Owens/
     William C. Owens, President
     As Attorney-In-Fact for the Limited Partners

                                    EXHIBIT B

                  SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY

        Owens Mortgage Investment Fund, A California Limited Partnership


         1. SUBSCRIPTION. The undersigned investor ("Investor") hereby applies to become a Limited Partner in Owens Mortgage Investment Fund, a California Limited Partnership (the "Partnership"), and agrees to purchase the number of units of limited partnership interest in the Partnership (the "Units") stated below in accordance with the terms and conditions of the Amended and Restated Limited Partnership Agreement (the "Limited Partnership Agreement"), a copy of which is contained in the Prospectus of the Partnership, and tenders the amount required to purchase the Units ($1.00 per Unit, 2,000 Unit minimum purchase). The Units which the Investor offers to purchase hereby shall not be deemed issued to, or owned by, the Investor until: (a) the Investor has fully paid in cash for such Units, and (b) the General Partner has in its sole discretion accepted Investor's offer of purchase. A sale of Partnership Units to an Investor may not be completed until at least five business days after the date the Investor receives a Prospectus. The General Partner will send each Investor a confirmation of purchase within five business days of acceptance of the Subscription Agreement.


         2. REPRESENTATIONS BY THE UNDERSIGNED. The Investor represents and warrants that the Investor:


                  (a)  has   received   the   Prospectus   of  the   Partnership
 dated_____________;


                  (b) understands that no federal or state agency has made any finding or determination as to the fairness for public investment in, nor any recommendation nor endorsement of, the Units;

                  (c)   understands   that  Units  are  offered  for  a  minimum
investment of $2,000 (two thousand Units);

                  (d) understands that there will be no public market for the Units, that there are substantial restrictions on repurchase, sale, assignment or transfer of the Units, and that it may not be possible readily to liquidate this investment;


                  (e) has (i) a minimum net worth (exclusive of home, home furnishings, and automobiles) of $45,000 ($50,000 in the State of Washington), plus an annual gross income of at least $45,000 ($50,000 in the State of Washington); or (ii) minimum net worth (exclusive of home, home furnishings, and automobiles) of $150,000; or (iii) if purchasing for a fiduciary account, the minimum standards in (i) or (ii) above are met by the beneficiary, the fiduciary account, or by a donor or grantor who directly or indirectly supplies the funds to purchase the Partnership Units if the donor or grantor is the fiduciary;


                  (f) if an individual, has attained the age of majority (as established in the state in which domiciled), and, in any event, is under no disability with respect to entering into a contractual relationship with the Partnership;

                  (g) if a trustee, is the trustee for the trust on behalf of which it is purchasing the Units, and has due authority to purchase Units on behalf of the trust;

                  (h) fully indemnifies and holds harmless the Partnership, the General Partner, and its Affiliates from any and all claims, actions, causes of action, damages, and expenses (including legal fees and expenses) whatsoever which may result from a breach or alleged breach of any of the representations by Investor contained herein; and

         3. ADOPTION OF AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT. The Investor hereby adopts, accepts, and agrees to be bound by all terms and provisions of the Limited Partnership Agreement and to perform all obligations therein imposed upon a Limited Partner with respect to Units to be purchased. Upon acceptance of this Subscription Agreement by the General Partner on behalf of the Partnership, payment in full of the subscription price and the filing of a Certificate of Limited Partnership of the Partnership, the undersigned shall become a Limited Partner for all purposes of the Limited Partnership Agreement.

         4. LIMITATION ON ASSIGNMENT. The Investor acknowledges that the Units may be assigned only as provided in the Limited Partnership Agreement and further acknowledges the restrictions on resale, transfer, or assignment of the Units set forth in the Limited Partnership Agreement and as described in the Prospectus.

         5. SPECIAL POWER OF ATTORNEY. The Investor hereby makes, constitutes, and appoints the General Partner of the Partnership to be such person's true and lawful attorney-in-fact to sign and acknowledge, file and record:

                  (a)  the  Limited   Partnership   Agreement  and  any  amended
certificate of limited partnership, as well as any and all amendments thereto required under the laws of the State of California or of any other state to be filed or which the General Partner deems advisable to prepare, execute and file;

                  (b) any other instrument or document which may be required to be filed by the Partnership by any governmental agency or by the laws of any state, or which the General Partner deems it advisable to file; and

                  (c) any documents which may be required to effect the continuation of the Partnership, the admission of a substituted Limited Partner, or the dissolution and termination of the Partnership, provided such continuation, admission, or dissolution and termination are in accordance with the terms of the Limited Partnership Agreement.

         The foregoing grant of authority:

                           (i) is a Special  Power of Attorney  coupled  with an
 interest, is irrevocable, shall survive the death of the Investor and shall not be affected by the subsequent incapacity of the Investor;

                           (ii) may be exercised by the General Partner for each
 Limited Partner by a facsimile signature of or on behalf of the General Partner or by listing all of the Limited Partners and by executing any instrument with a single signature of or on behalf of the General Partner, acting as attorney-in-fact for all of them; and

                           (iii) shall  survive the delivery of an assignment by
 a Limited Partner of the whole or any portion of his interest; except that where the assignee thereof has been approved by the General Partner for admission to the Partnership as a substituted Limited Partner, the Special Power of Attorney shall survive the delivery of such assignment for the sole purpose of enabling such person to execute, acknowledge, and file any instrument necessary to effect such substitution.

         6. PAYMENT OF SUBSCRIPTION. The amount of the Investor's subscription is set forth below and payment of such amount is enclosed by a check payable to Owens Mortgage Investment Fund, a California Limited Partnership. The Investor hereby authorizes and directs the General Partner to deliver this Subscription Agreement to the Partnership and pay the funds delivered herewith to the Partnership, to the extent the Investor's subscription has been accepted. If the Investor's subscription is rejected in part, the funds delivered herewith will, to the extent the application is so rejected, be returned to the Investor as soon as practicable without interest or deduction, except to the extent of any interest actually earned.

         7. PURCHASE BY FIDUCIARY. If the Investor is purchasing the Units subscribed hereby in a fiduciary capacity, the above representations and warranties are to be deemed to have been made on behalf of the person(s) for whom the Investor is so purchasing except that such person(s) need not be over 18 years of age.

         8. NOTIFICATION OF GENERAL PARTNER. The Investor agrees to notify the General Partner immediately if any of the foregoing statements made herein shall become untrue.

         9. LIMITED PARTNERSHIP AGREEMENT GOVERNS. In the event of any conflict between the provisions of the Limited Partnership Agreement and any instrument or document executed, acknowledged, filed or recorded by the General Partner pursuant to this special power of attorney, the Limited Partnership Agreement will govern.

         10. SUBSCRIPTION AMOUNT. The Investor subscribes $_____________ and encloses such sum herewith as the purchase price of _____________ Units.

         11.  REINVESTMENT  OF  DISTRIBUTIONS.   The  Partnership   maintains  a
Distribution Reinvestment Plan ("Plan") under which distributions of income of the Partnership may be reinvested for the purchase of additional Units, rather than being received in cash. See Prospectus at page 63. So long as the Investor meets the suitability standards established by the Partnership and by the securities law administrator of the state in which the Investor is domiciled, and subject to possible suspension or termination of the Plan by the General Partner, as set forth in the Limited Partnership Agreement, the Investor will continue to participate in the Plan if it elects option A, below. Option B, below, will constitute an election not to participate in the Plan. The Investor may change his election at any time by written notice to the Partnership. Please choose one or the other of the two options by a check mark in the appropriate blank. If you check neither blank, you will be considered to have elected to receive your distributions in cash (Option B).

                  A.___  Investor  elects  to  participate  in  the  Partnership
                    Distribution Reinvestment Plan.

                  B.___ Investor  elects not to participate  in the  Partnership
                    Distribution Reinvestment Plan and to receive distributions in cash.

         12. OWNERSHIP OF UNITS. The Investor's interest will be owned and should be shown on the Partnership's records as follows:

     Check one:    ___ Individual Ownership
                  ___ JTROS (all parties must sign)
                  ___ Tenants in Common (all parties must sign)
                  ___ Community Property (one signature required)
                  ___ Custodian
                  ___ Trustee
                  ___ Corporation
                  ___ Partnership
                  ___ Nonprofit Organization

(Please Print)

Name____________________________________________________________________________
         First                   Middle                    Last
         or Entity's legal name

--------------------------------------------------------------------------------
         Resident Address

--------------------------------------------------------------------------------
         City                         State                         Zip Code

--------------------------------------    --------------------------------------
Home Telephone Number (if applicable)     Business Telephone Number
(include area code)                       (include area code)

Date of Birth __________________________________     (Individual Investors Only)

Occupation _____________________________________     (Individual Investors Only)

Marital Status (check one): Single____ Married____   (Individual Investors Only)

Citizenship:    U.S.____   Other___________________  (Individual Investors Only)

Investment Objective:

      Current income with retention of capital ____  (check)

      Other (please explain):
================================================================================


Investor's Financial Status and Suitability:

      Net Worth          $_____________________
      Liquid Net Worth   $_____________________
      Gross Income       $_____________________
      Investor's Years of Investment Experience  _____
      Investor's Tax Bracket (if individual)       ________%


 Please initial here to acknowledge your understanding that it may not be possible readily to liquidate your investment in the Partnership: _______

********************************************************************************



(Please Print)

Name_____________________________________________________    ___________________
         First                   Middle                    Last
         or Entity's legal name

--------------------------------------------------------------------------------
         Resident Address

--------------------------------------------------------------------------------
         City                               State                    Zip Code

------------------------------------         -----------------------------------
Home Telephone Number (if applicable)        Business Telephone Number
(include area code)                          (include area code)

Date of Birth __________________________________     (Individual Investors Only)

Occupation _____________________________________     (Individual Investors Only)

Marital Status (check one):Single____ Married____    (Individual Investors Only)

Citizenship:    U.S.____   Other___________________  (Individual Investors Only)

Investment Objective:

      Current income with retention of capital ____  (check)

      Other (please explain):
================================================================================

Investor's Financial Status and Suitability:

      Net Worth          $_____________________
      Liquid Net Worth   $_____________________
      Gross Income       $_____________________
      Investor's Years of Investment Experience  _____
      Investor's Tax Bracket (if individual)       ________%


 Please initial here to acknowledge your understanding that it may not be possible readily to liquidate your investment in the Partnership: _______



********************************************************************************

      13.IF APPLICABLE, THE ACCOUNT REPRESENTATIVE AND INVESTMENT FIRM PRINCIPAL MUST EACH SIGN BELOW IN ORDER TO SUBSTANTIATE COMPLIANCE WITH APPENDIX F TO
ARTICLE 3, SECTION 34 OF THE NASD'S RULES OF FAIR PRACTICE.

      IN  WITNESS   WHEREOF,   the   undersigned   Investor  has  executed  this
Subscription Agreement and Power of Attorney.

Dated: _____________, 20___


------------------------------------       ------------------------------------
Authorized Signature of Subscriber         Social Security Number or Federal Tax
                                           Identification Number

------------------------------------       ------------------------------------
Authorized Signature of Subscriber         Social Security Number or Federal Tax
      (if more than one)                   Identification Number



                                    ACCEPTED:

                                    Owens Mortgage Investment Fund,
                                    A California Limited Partnership

                                    Owens Financial Group, Inc., General Partner


                                    By:  ____________________________________
                                         William C. Owens, President

                                    Dated: ____________, ____

      The Account Representative and Principal signing below each have reasonable grounds to believe, based on information obtained from the above Investor concerning his or her investment objectives, other investments, financial situation and needs and any other information known by either of them, that investment in the Partnership is suitable for such Investor in light of his or her financial position, net worth and other suitability characteristics, and that the Investor meets the suitability requirements applicable to this offering.

      The undersigned account representative and principal have advised the above Investor that no market for the securities being offered exists nor is one expected to develop, and that the Investor may not be able to liquidate his or her investment in the event of an emergency or for any other reason.


----------------------------------       -------------------------------------
Signature of Investment Firm Principal   Signature of Account Representative
      Owens Securities Corporation


----------------------------------      -------------------------------------
      Please PRINT Name and Title       Please PRINT Account Representative Name

                                      II-1
                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31. Other Expenses of Issuance and Distribution

The expenses incurred and estimated to be incurred in connection with this offering are as follows:


           Accounting Fees and Expenses                              $  17,000
           Legal Fees and Expenses                                      10,000
           Printing Fees and Expenses                                   10,000
           Mailing                                                       3,000
           Miscellaneous                                                 1,000

                Total                                               $   41,000


Item 32.   Sales to Special Parties
           Not Applicable

Item 33.   Recent Sales of Unregistered Securities
           Not Applicable

Item 34.   Indemnification of Directors and Officers
           Indemnification of the Partners, and any officer, director, employee, agent, subsidiary or assign thereof, is provided for in Section IV.5 of the Amended and Restated Limited Partnership Agreement which is included as Exhibit B to the Prospectus.

Item. 35.  Treatment of Proceeds from Stock Being Registered
           Not Applicable

Item 36.   Financial Statements and Exhibits
           (a)    Financial Statements:


           Owens Mortgage Investment Fund, a California Limited Partnership Report of KPMG LLP, Independent Auditors Balance Sheets - December 31, 1999 and 1998
                  Statements of Income for the three years ended December 31, 1999, 1998 and 1997
                  Statements of Partners' Capital for the three years ended December 31, 1999, 1998 and 1997
                  Statements of Cash Flows for the three years ended December 31, 1999, 1998 and 1997
                  Notes to Financial Statements

                                      II-6
           Owens Financial Group, Inc,
                  Report of KPMG LLP, Independent Auditors
                  Consolidated Balance Sheet -December 31, 1999
                  Notes to Consolidated Balance Sheet


           (b)    Exhibits:

         1        Underwriting Agreement*
         3        Amended  and  Restated   Agreement   of  Limited   Partnership
                  (included as Exhibit A to the Prospectus)
         4.1      Amended  and  Restated   Agreement   of  Limited   Partnership
                  (Included as Exhibit A to the Prospectus)
         4.2      Subscription  Agreement  and Power of  Attorney  (included  as
                  Exhibit B to Prospectus)
         5.1      Opinion  of  Whitehead,  Porter & Gordon  LLP with  Respect to
                  Legality of the Securities
         5.2      Opinion of Wendel,  Rosen,  Black & Dean,  LLP with Respect to
                  Federal Income Tax Matters
         23.1     Consent of Whitehead, Porter & Gordon LLP
         23.2     Consent of Wendel, Rosen, Black & Dean, LLP
         23.3     Consent of KPMG LLP
         24       Power of Attorney
         27       Financial Data Schedule
  -----------------------------------
         * Previously filed under Registration No. 333-71299 and incorporated herein by this reference.

           (c)    Schedules:


         Schedule IV - Mortgage Loans on Real Estate as of December 31, 1999


Item 37.  Undertakings

The undersigned registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information.

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3)  That  all   post-effective   amendments  will  comply  with  the
applicable  forms,   rules  and  regulations  of  the  Securities  and  Exchange
Commission.

           (4) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           (5) To send to each limited partner at least on an annual basis a detailed statement of any transactions with the General Partners or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the General Partner or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

           (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 2 to the Registration Statement on Form S-11 (No. 333-71299) and has duly caused this Post-Effective Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut Creek, State of California on April 17, 2000.


                                    OWENS MORTGAGE INVESTMENT FUND, A CALIFORNIA
                                    LIMITED PARTNERSHIP

                                    By: OWENS FINANCIAL GROUP, INC.
                                        General Partner


                                        By:
                                           Bryan H. Draper, Secretary


Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 to the Registration Statement on Form S-11 (No. 333-71299) has been signed below by the following persons in the capacities and on the dates indicated.


Signature                                        Title                 Date




OWENS FINANCIAL GROUP INC.                 General Partner        April 18, 2000


By
Bryan H. Draper
Chief Financial Officer/Secretary



                                                                                                                SCHEDULE IV
                         OWENS MORTGAGE INVESTMENT FUND
               MORTGAGE LOANS ON REAL ESTATE -- DECEMBER 31, 1999



                                                                                                 Principal Amount
                                                                                                 of Loans Subject
                                                                                                   to Delinquent
            Description                                      Final           Carrying Amount       Principal or
                                     Interest Rate       Maturity date         of Mortgages            Interest


TYPE OF LOAN
Income Producing................       6.875-14.50%  Current to Sept., 2018       $161,664,440          $ 7,359,283
Construction....................       10.00-14.00%  Current to April, 2004         22,698,154               56,062
Land  ..........................       10.00-13.00%  Current to Aug., 2002          15,438,923                    0
Residential.....................       10.50-13.00%  Current to Sept., 2002            555,000                    0
           TOTAL                                                                  $200,356,517          $ 7,415,345


AMOUNT OF LOAN
$0-250,000......................       6.875-14.50%  Current to Sept., 2014       $  4,515,050          $   196,347
$250,001-500,000................        7.50-13.50%  Current to Sept., 2018         10,287,424                    0
$500,001-1,000,000..............        9.00-14.00%  Current to Jan., 2014          15,996,375            1,535,000
Over $1,000,000.................        8.00-14.00%  Current to May, 2015          169,557,668            5,683,998
           TOTAL                                                                  $200,356,517           $7,415,345


POSITION OF LOAN
First ..........................       6.875-14.50%  Current to Sept., 2018       $182,725,684          $ 7,350,700
Second .........................       10.00-14.50%  Current to Aug., 2010          17,566,188                    0
Third ..........................       10.00%        Current                            64,645               64,645
           TOTAL                                                                  $200,356,517          $ 7,415,345



---------------
NOTE 1: All loans are acquired from an affiliate of the Partnership, namely Owens Financial Group, Inc., the General Partner.
NOTE 2:
Balance at beginning of period (1/1/97).............................$154,148,934
      Additions during period:
      New mortgage loans..............................................78,449,432
      Loan carried back on sale of real estate...........................840,000
      Subtotal.......................................................233,438,366
      Deductions during period:
      Collection of principal.........................................55,444,410
      Foreclosures.....................................................3,279,349
      Balance at end of period (12/31/97)...........................$174,714,607

Balance at beginning of period (1/1/98).............................$174,714,607
      Additions during period:
      New mortgage loans..............................................83,714,828
      Loan carried back on sale of real estate to general partner......1,150,000
      Subtotal.......................................................259,579,435
      Deductions during period:
      Collection of principal.........................................76,349,284
      Foreclosures.......................................................508,686
      Balance at end of period (12/31/98)...........................$182,721,465


Balance at beginning of period (1/1/99).............................$182,721,465
      Additions during period:
      New mortgage loans.............................................119,403,718
      Loan carried back on sale of real estate.........................1,000,000
      Subtotal.......................................................303,125,183
      Deductions during period:
      Collection of principal.........................................92,952,328
      Sales of loans secured by trust deeds at face value..............7,816,294
      Foreclosures.....................................................2,000,044
      Balance at end of period (12/31/99)...........................$200,356,517

During the years ended December 31, 1999, 1998 and 1997, the Partnership refinanced loans totaling $7,436,000, $9,941,000 and $6,562,000, respectively, thereby extending the maturity date.


During 1998, the Partnership sold a property located in Sonora, California to the General Partner for $1,150,000. The Partnership carried back a loan secured by a trust deed on the property for the full purchase price.


During 1997, the Partnership sold five loans to the General Partner at face values in the total amount of $1,213,000 comprised of cash of $940,000 and an assumption of a loan in the amount of $273,000.
--------------


 NOTE 3: Included in the above loans are the following loans which exceed 3% of the total loans as of December 31, 1999. There are no other loans that exceed 3% of the total loans as of December 31, 1999:


                                                                                                        Principal
                                                                                                        Amount of
                                                                                                      Loans Subject
                                         Final                               Face        Carrying     to Delinquent
                            Interest   Maturity   Periodic Payment   Prior   Amount of   Amount of    Principal or
       Description                                                   Liens   Mortgages   Mortgages      Interest
                              Rate       Date          Terms

Athletic Club,
Tualatin, OR...........     10.00%     6/1/02     Interest only,     None    $7,500,000  $7,500,000           $0
                                                  balance due at
                                                  maturity


Unimproved Land             13.00%     8/31/00    Interest only,     None    $12,025,000 $12,025,000          $0
Las Vegas, NV..........                           balance due at
                                                  maturity


Office Building             12.50%     11/1/00    Interest only,     None    $6,678,000  $6,678,000           $0
San Francisco, CA......                           balance due at
                                                  maturity


Commercial Retail Centers,  10.00%     5/8/00     Interest only,     None    $10,600,000 $10,600,000          $0
Great Falls, MT and                               balance due at
Puyallup, WA...........                           maturity



---------------
 NOTE 4: All amounts reported in this Schedule IV represent the aggregate cost for Federal income tax purposes.

 NOTE 5: There are no write-downs or reserves on any of the individual loans listed under Note 3 above.



          OWENS MORTGAGE INVESTMENT FUND, A CALIFORNIA LIMITED PARTNERSHIP

                                INDEX TO EXHIBITS



Exhibit No.       Description

 1                Underwriting Agreement*

 3                Amended  and  Restated   Agreement   of  Limited   Partnership
                  (included as Exhibit A to the Prospectus)

 4.1              Amended  and  Restated   Agreement   of  Limited   Partnership
                  (Included as Exhibit A to the Prospectus)

 4.2 Subscription Agreement and Power of Attorney (included as Exhibit B to Prospectus)

 5.1 Opinion of Whitehead, Porter & Gordon LLP with Respect to Legality of the Securities

 5.2 Opinion of Wendel, Rosen, Black & Dean, LLP with Respect to Federal Income Tax Matters

 23.1             Consent of Whitehead, Porter & Gordon LLP

 23.2             Consent of Wendel, Rosen, Black & Dean, LLP

 23.3             Consent of KPMG LLP

 24               Power of Attorney

 27               Financial Data Schedule
-----------------------------

 * Previously filed under Registration No. 333-71299 and incorporated herein by this reference.

                                   Exhibit 5.1


WHITEHEAD, PORTER & GORDON LLP
220 Montgomery Street, Suite 1850   o   San Francisco, CA 94104-3402
                                                     Telephone:  (415) 781-6070
                                                     Facsimile:  (415) 788-6521


                                 April 14, 2000



Owens Mortgage Investment Fund,
a California Limited Partnership
2221 Olympic Blvd.
Walnut Creek, CA  94595


Ladies and Gentlemen:


         We are acting as your counsel in the registration of 120,000,000 Units of limited partnership interest (the "Units") of Owens Mortgage Investment Fund, a California Limited Partnership (the "Partnership"), a California limited partnership having Owens Financial Group, Inc., a California corporation as the General Partner (the "General Partner"). Such Units are to be sold for cash for $1.00 each. The Units are registered with the Securities and Exchange Commission under a Registration Statement on Form S-11 (No. 333-71299) filed with the Securities and Exchange Commission on or about January 27, 1999 and amended by Post-Effective Amendment No.1 (as amended, the "Registration Statement").

         In rendering our opinion, we have reviewed the Fourth Amended and Restated Limited Partnership Agreement and have assumed it will be executed substantially in the form included as Exhibit "A" to the Prospectus to be filed with the Securities and Exchange Commission as a part of Post-Effective Amendment No. 2 to the Registration Statement to be filed on or about April 17, 2000 (the "Partnership Agreement"), that a Certificate of Limited Partnership shall be filed under the California Revised Limited Partnership Act and recorded, and that the Partnership will be operated in accordance with the provisions of the Partnership Agreement. We have also assumed that each of the limited partners will execute the Subscription Agreement and Subscription Agreement Signature Page included as Exhibit "B" to the Prospectus.


         Assuming the forgoing, based on our review of the relevant documents and materials, it is our opinion that:

         (a) The Partnership is duly organized and validly existing and in good standing under the laws of the State of California; and

         (b) Upon payment by the subscribers for Units of their required capital contributions, the Units will be validly authorized and legally issued, and will be fully paid and non-assessable.

         We hereby consent to the reference to our Firm under the caption "Legal Matters" in the Prospectus that forms a part of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

               Very truly yours,

               WHITEHEAD, PORTER & GORDON LLP

                                  Exhibit 5.2




                                 April 14, 2000



Owens Mortgage Investment Fund
a California Limited Partnership
2221 Olympic Boulevard
Walnut Creek, CA  94595

         Re: Federal Income Tax Consequences of an Investment in Owens Mortgage Investment Fund

Ladies and Gentlemen:


         We have acted as tax counsel for Owens Mortgage Investment Fund, a California limited partnership (the "Partnership") in connection with the preparation of the prospectus (the "Prospectus") for the Partnership to be filed with the Securities and Exchange Commission as part of Post-Effective Amendment No. 2 (the "Post-Effective Amendment") to that certain Registration Statement filed on January 27, 1999 (No. 333-71299), pursuant to the Securities Act of 1933, as amended, (the "Act") as part of its Registration Statement on Form S-11 (the "Registration Statement"). This opinion as to certain material federal income tax aspects of an investment in the Partnership is being delivered at your request in connection with the disclosure requirements under the Act and will be filed as an exhibit to the Prospectus. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Post-Effective Amendment to the Registration Statement.

         In connection with our opinion, we have examined: (i) Post-Effective Amendment No. 2 to the Registration Statement and the Prospectus; (ii) the Fourth Amended and Restated Limited Partnership Agreement for the Partnership that is attached as Exhibit A to the Prospectus (the "Partnership Agreement"); and (iii) the certificate of the General Partner (the "Certificate"), dated as of the date hereof. In our examination we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies.


         As to any facts  material to this opinion,  we have relied solely upon:
(i) the matters set forth in the Prospectus, (ii) the assumptions contained herein, and (iii) the representations and statements of the General Partner, and its officers and representatives, including the facts set forth in the Certificate. We have not undertaken any independent investigation or verification as to any such factual matters.

         In rendering our opinion, we have considered the applicable provisions of the Internal Revenue Code of 1986, as amended to the date hereof (the "Code"), Treasury Regulations promulgated thereunder (the "Regulations"), pertinent judicial and administrative authorities and interpretative rulings of the Internal Revenue Service (the "IRS"). As indicated in the substantive discussion which follows relative to the federal income tax consequences of an investment in the Partnership, as to certain issues, we are unable to express an opinion because of uncertainty in the law or for other reasons.

         Whenever a statement herein is qualified by the expressions "to our knowledge," "we are not aware" or a similar phrase or expression with respect to our knowledge of matters of fact, it is intended to mean our knowledge is based upon the documents, instruments and certificates described above and the current actual knowledge of the attorneys in this firm who are presently involved in substantive legal representation of the Partnership (but not including any constructive or imputed notice of any information) and that we have not otherwise undertaken any independent investigation for the purpose of rendering this opinion.

         Our opinion is limited to the matters discussed below. We give no opinion with respect to other tax matters, whether federal, state or local, that may relate to an investment in the Partnership.

         No ruling will be requested from the IRS regarding any of the material federal income tax issues discussed below. Our opinion is not binding on the IRS and does not constitute a guarantee that the IRS will not successfully challenge a Limited Partner's tax treatment of any aspect of any investment in the Partnership. We caution that our opinion is based on the federal income tax laws as they exist on the date hereof. It is possible that subsequent changes in the tax law could be enacted and applied retroactively to an investment in the Partnership and that such changes could result in a materially different result that the result described in this opinion.

         The opinions set forth below represent our conclusions based upon the documents reviewed by us, the facts and assumptions presented to us and stated herein. Any material amendments to such documents or changes in any significant fact or assumption stated herein or in the Certificate could affect the opinions expressed herein.

         Based   upon   the   foregoing   and   subject   to  the   limitations,
qualifications, exceptions and assumptions set forth herein and the discussion set forth below, we are of the opinion that:

         1. The Partnership will be classified as a partnership rather than as an association taxable as a corporation for federal income tax purposes.

         2. The Partnership will not be classified as a "publicly traded partnership" for federal income tax purposes.

         3. The discussion set forth below under the heading "Other Federal Income Tax Consequences" and in the Prospectus under the heading "Federal Income Tax Consequences" is an accurate summary of all material matters discussed therein.

1.       The Partnership Will Be Classified As A Partnership

         As discussed in greater detail below, a partnership generally is not subject to federal income tax if it is classified as a partnership for federal income tax purposes, but rather each partner is required to report on such partner's federal income tax return the partner's distributive share of the taxable income or loss of the partnership for each year. Historically (i.e., prior to 1997), one of the more significant issues which had to be addressed in connection with a discussion of the material federal income tax consequences relative to a limited partnership was whether the partnership may be classified as an association taxable as a corporation for income tax purposes under the entity classification system that existed at that time. However, under Regulations issued in December 1996 (the so-called "Check-the-Box" Regulations), a domestic partnership that was classified for tax purposes as a partnership prior to January 1, 1997 will retain such classification unless it makes an election to be classified as an association taxable as a corporation. See Regulation Section 301.7701-3(b)(3)(ii).

         The Partnership is a domestic partnership and was classified as a partnership for tax purposes prior to January 1, 1997. The General Partner has represented that it will not cause the Partnership to make an election to be classified as an association taxable as a corporation. Based on the foregoing and subject to the discussion which follows regarding the tax treatment of publicly traded partnerships, it is our opinion that that the Partnership will retain its classification as a partnership for federal income tax purposes.

2.       The Partnership Will Not Be Classified As A Publicly Traded Partnership

         Section 7704 of the Code treats "publicly traded partnerships" as corporations for federal income tax purposes. Section 7704(b) of the Code defines the term "publicly traded partnership" as any partnership the interest of which are: (i) readily traded on an established securities market; or (ii) readily tradable on a secondary market or the substantial equivalent thereof.

         In June 1988, the IRS issued Notice 88-75 which sets forth comprehensive guidance concerning the application of Section 7704 prior to the adoption of final Regulations under Section 7704. Notice 88-75 primarily addresses the issue of when partnership interests will be considered to be readily tradable on a secondary market or the substantial equivalent thereof under Section 7704(b). In November, 1995, the IRS issued final Regulations under
Section 7704 (the "Final PTP Regulations"). See Regulation Section 1.7704-1. The Final PTP Regulations generally retain the conceptual framework of Notice 88-75, but contain a number of modifications. The Final PTP Regulations are generally effective for taxable years beginning after December 31, 1995. However, the Final PTP Regulations contain a transitional rule which provides that for partnerships that were actively engaged in an activity before December 4, 1995, the Final PTP Regulations will not be effective until taxable years beginning after December 31, 2005, unless the partnership adds a substantial new line of business after December 4, 1995 (in which case the Final PTP Regulations become effective for the year in which the new line of business is added). During this transitional period, such partnerships may continue to rely on Notice 88-75.

         The Final PTP Regulations provide that an established securities market includes: (i) a national securities exchange registered under the Securities Exchange Act of 1934; (ii) a national securities exchange exempt from registration because of the limited volume of transactions; (iii) a foreign securities exchange; (iv) a regional or local exchange; and (v) an interdealer quotation system that regularly disseminates firm buy or sell quotations by identified brokers or dealers by electronic means or otherwise (i.e., an over-the-counter market). See Final PTP Regulations Section 1.7704-1(b).

         As indicated above, the primary focus of Notice 88-75 is on determining when partnership interests will be treated as "readily tradable on a secondary market or the substantial equivalent thereof." Notice 88-75 and the Final PTP Regulations each provides a number of safe harbors relative to this determination. The safe harbors in the Final PTP Regulations generally track those in Notice 88-75. Included as safe harbors in Notice 88-75 and the Final PTP Regulations are certain safe harbors described under the heading "Lack of Actual Trading" (the "Lack of Actual Trading Safe Harbors"). Under the Lack of Actual Trade Safe Harbors contained in Notice 88-75, interests in a partnership will not be considered readily tradable on a secondary market or the substantial equivalent thereof within the meaning of Section 7704(b) of the Code if the sum of the percentage interests in partnership capital or profits that are sold or otherwise disposed of during the taxable year does not exceed a specified percentage (either 5% or 2%) of the total interests in partnership capital or profits. The determination under Notice 88-75 of whether the specified percentage is 5% (the "Five Percent Safe Harbor") or 2% (the "Two Percent Safe Harbor") depends on which of certain designated transfers are disregarded for purposes of determining whether the percentage limitation has been satisfied. This is discussed in greater detail below. The Final PTP Regulations contain a Lack of Actual Trading Safe Harbor which essentially conforms to the Two Percent Safe Harbor in Notice 88-75.

         As noted, certain transfers are disregarded for purposes of determining whether the Five Percent Safe Harbor or Two Percent Safe Harbor is met under Notice 88-75 and/or the Final PTP Regulations. For purposes of all of these safe harbors, the transfers which are disregarded include, but are not limited to, transfers between family members, transfers at death, transfers in which the basis is determined under Section 732 of the Code and interests issued by the partnership for cash, property or services. For purposes of the Two Percent Safe Harbor under Notice 88-75 and the Final PTP Regulations, the transfers which are disregarded also include interests in the partnership which are redeemed pursuant to the "Redemption and Repurchase Safe Harbor" discussed below.

         Notice 88-75 and the Final PTP Regulations each contains a safe harbor for redemption and repurchase agreements (the "Redemption and Repurchase Safe Harbor"). These safe harbors are substantially identical and provide that the transfer of an interest in a partnership pursuant to a "redemption or repurchase agreement" is disregarded for purposes of determining whether interests in the partnership are readily tradable on a secondary market or the substantial equivalent thereof certain requirements are met. Notice 88-75 and the Final PTP Regulations provide that a redemption or repurchase agreement means a plan of redemption or repurchase maintained by a partnership whereby the partners may tender their partnership interests for purchase by the partnership, another partner or certain persons related to another partner. See Section 1.7704-1(e)(3) of the Final Regulations and Section II.E of Notice 88-75.

         The requirements which must be met in order to disregard transfers made pursuant to a redemption or repurchase agreement are: (i) the redemption agreement requires that the redemption cannot occur until at least 60 calendar days after the partner notifies the partnership in writing of the partner's intention to exercise the redemption right; (ii) the redemption agreement requires that the redemption price not be established until at least 60 days after receipt of such notification by the partnership (or the price is established not more than 4 times during the partnership's taxable year); and
(iii) the sum of the percentage interests in partnership capital and profits represented by partnership interests that are transferred (other than in transfers otherwise disregarded, as described above) during the taxable year of the partnership, does not exceed 10% of the total interests in partnership capital or profits. See Section II.E.1 of Notice 88-75 and Section 1.7704-1(f) of the Final PTP Regulations.

         Section XI.3 of the Partnership Agreement provides that, subject to certain limitations, a Limited Partner may withdraw or partially withdraw from the Partnership and obtain the return of his outstanding capital account. The provisions of Section XI.3 constitute a redemption or repurchase agreement within the meaning of Notice 88-75 and the Final PTP Regulations.

         The limitations on a Limited Partner's right to withdraw his capital account set forth under Section XI.3 include, without limitation: (i) a requirement that the withdrawal will not be made until at least 61 days after written notice of withdrawal is delivered to the General Partner; (ii) the amount distributed to the withdrawing Limited Partner will be a sum equal to such Limited Partner's capital account as of the date of such distribution; and
(iii) in no event will the General Partner permit the withdrawal during any calendar year of more than 10% of the outstanding Limited Partner Units. In our opinion, these limitations satisfy the requirements of Notice 88-75 and the Final PTP Regulations set forth above.

         Section X.2(b) of the Partnership Agreement provides that no transfer of a Limited Partner's interest in the Partnership may be made, if in the opinion of tax counsel for the Partnership, it would jeopardize the status of the Partnership as a partnership for federal income tax purposes.

         As set forth in the Certificate, the General Partner has represented that (i) the Partnership will not register Units or permit any other persons to register Units for trading on an established securities market within the meaning of Section 7704(b); (ii) pursuant to the authority conferred by Section
X.2 of the Partnership Agreement, the General Partner will prohibit any transfer of Units which would cause the sum of percentage interests in Partnership capital or profits represented by partnership interests that are transferred during any taxable year of the Partnership to exceed the limitation under the Five Percent Safe Harbor under Notice 88-75, the Two Percent Safe Harbor under Notice 88-75 or Two Percent Safe Harbor under the Final PTP Regulations, whichever is applicable (excluding for this purpose transfers which may be disregarded pursuant to the applicable safe harbor); and (iii) the General Partner will not permit during any fiscal year of the Partnership any withdrawal of Units except in compliance with the provisions of Section XI.3 of the Partnership Agreement.

         Based upon the provisions of the Partnership Agreement and the foregoing representations of the General Partner, we are of the opinion that:
(i) interests in the Partnership will not be traded on an established securities market within the meaning of Section 7704 of the Code; (ii) the operation of the Partnership with regard to the withdrawal by Limited Partners will qualify for the Redemption and Repurchase Safe Harbor; (iii) the operation of the
Partnership with regard to the transfer of Units by Limited Partners will qualify for either the Two Percent Safe Harbor or the Five Percent Safe Harbor, whichever, is applicable for a given year; (iv) based on the opinions rendered in clauses (ii) and (iii) of this paragraph, interests in the Partnership will not be considered as readily tradable on a secondary market or the substantial equivalent thereof; and (v) based on the opinions rendered in clauses (i) through (iv) of this paragraph, the Partnership will not be classified as a publicly traded partnership for purposes of Section 7704 of the Code.

         It should be noted that a partnership which is classified as a publicly traded partnership under Section 7704 of the Code will not be treated as a corporation for federal income tax purposes if 90% or more of its gross income is "qualifying income." Section 7704(c) of the Code defines the term "qualifying income" for this purpose to include, among other "passive-type" items, interest, dividends, real property rents, and gains from the sale of real property, but excludes interest derived in the conduct of a financial business. If a publicly traded partnership is not taxed as a corporation because it meets the qualifying income test, the passive loss rules discussed below are applied separately to the partnership, and a tax-exempt partner's share of the partnership's gross income may be treated as income from an unrelated trade or business under the unrelated trade or business taxable income rules discussed below.

         It is not clear whether the Partnership would satisfy the "qualifying income" test of Section 7704(c). (As noted, this inquiry would be relevant only if it were determined that the Partnership should be classified as a publicly traded partnership.) It is anticipated that more than 90% of the Partnership's income will be of the passive-type included in the definition of "qualifying income" contained in Section 7704(c). However, it is not clear whether the Partnership would be considered to be engaged in the conduct of a financial business. If the Partnership were classified as a publicly traded partnership and considered to be engaged in a financial business, the Partnership would be treated as a corporation for federal income tax purposes.

3.       Other Federal Income Tax Consequences

General Principles of Partnership Taxation

         A partnership generally is not subject to any federal income taxes. The Partnership will file, for federal income tax purposes, partnership information returns reporting its operations on the accrual basis for each taxable year. The taxable year of the Partnership will be the calendar year. The Partnership will provide Limited Partners with income tax information relevant to the Partnership and their own income tax returns, including each Limited Partner's share of the Partnership's taxable income or loss, if any, capital gain or loss (net short-term and net long-term) and other tax items for the Partnership's taxable year.

         Each Limited Partner that is not exempt from federal income tax will be required to report on his own income tax return the Limited Partner's share of the Partnership's items of income, gain, loss, deduction and credit. Accordingly, a Limited Partner will be subject to tax on his distributive share of the Partnership's taxable income whether or not any cash distribution is made to the Limited Partner. Because the Partnership will originate mortgage investments that may be subject to the "original issue discount" rules (see "Original Issue Discount Rules" below), it is possible that a Limited Partner's taxable income from the Partnership will exceed any cash distributed to the Limited Partner by the Partnership with respect to a particular year. It is anticipated that substantially all of the income generated by the Partnership will be taxed as ordinary income for federal income tax purposes.

Determination of Basis in Units

         In general, a Limited Partner is not taxed on partnership distributions unless such distributions exceed the Limited Partner's adjusted basis in its Units. A Limited Partner's adjusted basis in his Units is the amount originally paid for such interest increased by (i) his proportionate share of Partnership indebtedness with respect to which no partner is personally liable, (ii) his proportionate share of the Partnership's taxable income, and (iii) any additional contributions to the Partnership's capital by such Limited Partner, and decreased by (x) his proportionate share of losses of the Partnership, (y) the amount of cash, and fair value of noncash, distributions to such Limited Partner, and (z) any decreases in his share of any nonrecourse liabilities of the Partnership. Any increase in nonrecourse liabilities of the Partnership is treated as a cash contribution and a decrease in nonrecourse liabilities is treated as a cash distribution, even though the Limited Partner contributes or receives no cash, respectively. Distributions in excess of such basis generally will be treated as gain from the sale or exchange of a Limited Partner's interest in the Partnership.

Allocations of Profits and Losses

         The Partners will receive allocations of the Partnership's profits and losses and cash distributions in the manner described in Article VIII of the Partnership Agreement. Allocations of profits and losses under a partnership agreement will be recognized as long as they have "substantial economic effect" under the Regulations promulgated under Section 704(b) of the Code. In general, the Regulations provide that an allocation contained in a partnership agreement will be respected if it satisfies the requirements of one of three tests: (i) it has "substantial economic effect" (the "substantial economic effect test"); (ii) it is in accordance with the partners' interest in the partnership (determined by taking into account all facts and circumstances) (the "partners' interest in the partnership test"); or (iii) it is "deemed" to be in accordance with the partners' interest in the partnership.

         The substantial economic effect test is a substantially objective test which effectively creates a safe harbor for compliance with the requirements of
Section 704(b). However, in order to comply strictly with the requirements of that test, it would be necessary to include in the Partnership Agreement a lengthy, intricate and complex set of provisions which may have little practical significance based on the Partnership's anticipated operations. As a result, and based also on the fact that a principal thrust of the Regulations under Section 704(b) is to prevent losses from being allocated for tax purposes to partners who do not bear the economic risk of loss associated with such allocations and that it is not anticipated that the operation of the Partnership and the allocation provisions of the Partnership Agreement will ever produce a situation in which a Partner will be allocated losses in excess of the economic losses actually borne by such Partner, the General Partner has decided not to include these complex provisions in the Partnership Agreement and to rely instead on the partners' interest in the partnership test as the basis for justifying the allocations under the Partnership Agreement.

         The allocations contained in the Partnership Agreement are generally intended to match, insofar as practicable, the allocation of profits for tax purposes with the economic benefit of cash distributions among the Partners and the allocation of losses with the related economic burden borne by the respective Partners. In general, a Partner's interest in profits, losses and cash distributions are proportionate to his capital account. Since the allocation of profits, losses and cash distributions under the Partnership Agreement will be substantially proportionate to the capital accounts of the Partners, in most instances such allocations should be substantially in accordance with the partners' interests in the partnership within the meaning of this alternative test. Therefore, such allocations should be substantially respected for tax purposes.

Limitations on the Deduction of Losses

         It is not anticipated that the Partnership will incur net losses for income tax purposes in any taxable year. However, if the Partnership were to incur losses in any year, the ability of a Limited Partner to deduct such losses would be subject to the potential application of the limitations discussed below.

         (i)      The Basis Limitation

         Section 704(d) of the Code provides that a partner's share of partnership losses is allowed as a deduction only to the extent of his adjusted basis in his partnership interest at the end of the year in which the losses occur. Losses disallowed under Section 704(d) may be carried forward indefinitely until adequate basis is available to permit their deduction. Due to this limitation, a Limited Partner in the Partnership will be precluded from deducting losses in excess of his adjusted basis in his Units.

         (ii)     The At Risk Limitation

         Under Section 465 of the Code, a taxpayer (other than a widely-held corporation) may not deduct losses incurred in certain business activities, including the lending activities contemplated by the Partnership, in an amount exceeding the aggregate amount the taxpayer is "at risk" in that activity at the close of his taxable year. The effect of these rules generally is to limit the availability of Partnership tax losses as offsets against other taxable income of a Limited Partner to an amount equal to such Partner's adjusted basis in his Units excluding any portion of adjusted basis attributable to Partnership nonrecourse indebtedness. In addition, the at risk amount does not include contributions by a Limited Partner to the extent the Limited Partner used the proceeds of a nonrecourse borrowing to make such contributions.

         (iii)    The Passive Loss Rules

         Section 469 of the Code limits the deductibility of losses from "passive activities" for individuals, estates, trusts and certain closely-held corporations. A passive activity includes an activity which involves the conduct of a trade or business in which the taxpayer does not materially participate. Generally, losses from passive activities are only allowed to offset income from passive activities and will not be allowed to offset "portfolio" income, trade or business income or other nonpassive income such as wages or salaries. Suspended losses and credits attributable to passive activities are carried forward and treated as deductions and credits from passive activities in the next year. Suspended losses (but not credits) from a passive activity are allowed in full when the taxpayer disposes of his entire interest in the passive activity in a taxable transaction.

         The Regulations under Section 469 provide that in certain situations, net income, but not net loss from a passive activity (or a portion thereof) is treated as nonpassive. See Regulation Section 1.469-2T(f). One of the items covered by this Regulation is net income from an "equity-financed lending activity." An equity-financed lending activity is defined as an activity that involves a trade or business of lending money, if the average outstanding balance of liabilities incurred in the activity for the taxable year does not exceed 80% of the average outstanding balance of the interest-bearing assets held in the activity for such year.

         Based on the manner in which it is anticipated that the Partnership will conduct its operations, at no time will the average outstanding balance of Partnership liabilities exceed 80% of the average outstanding balance of the Partnership's interest earning assets. Consequently, if the Partnership is deemed to be engaged in the trade or business of lending money, such business will constitute an equity-financed lending activity, and income of the Partnership which arises from that trade or business and would otherwise be considered income from a passive activity will generally be recharacterized as nonpassive income, even though the net losses of the Partnership or loss on the sale of a Unit will be treated as passive activity losses. If the Partnership is not considered engaged in a trade or business of lending money, then income and loss will be considered portfolio income and loss. In either event, a Limited Partner will not be permitted to offset passive losses from other activities against his share of the income of the Partnership.

         There are no cases or revenue rulings dealing with the question of establishing the criteria for determining whether an entity (other than a bank) is engaged in the ordinary conduct of a trade or business of lending money for purposes of Section 469. Presumably, this determination would be dependent, at least in part, on the facts and circumstances surrounding the Partnership's operations, including the number of loans made during any particular year. Due to this uncertainty, we cannot give an opinion as to whether the Partnership will be considered to be engaged in an equity-based lending activity for this purpose.

         Under Section 67(a) of the Code, most miscellaneous itemized deductions are deductible by an individual taxpayer only to the extent that, in the aggregate, they exceed 2% of the taxpayer's adjusted gross income; and are subject to additional limitations for certain high-income taxpayers. Deductions from a trade or business are not subject to these limitations. A Limited Partner's allocable share of the expenses of the Partnership will be considered miscellaneous itemized deductions subject to this 2% limitation only if the Partnership is not considered to be in the trade or business of lending money.

Computation of Gain or Loss on Sale or Redemption of Units

         Gain or loss on the sale by a Limited Partner of his Units (including a redemption by the Partnership) will be measured by the difference between the amount realized (i.e., the amount of cash and the fair market value of property received), including his share of Partnership nonrecourse liabilities and his adjusted basis in such Units

Character of Gain or Loss

         Generally, gain recognized by a Limited Partner on the sale of Units which have been held over 12 months will be taxable as long-term capital gain, except for that portion of the gain allocable to "substantially appreciated inventory items" and "unrealized receivables," as those terms are defined in
Section 751 of the Code, which would be treated as ordinary income. The definition of these terms will not be considered here beyond noting that the Partnership may have "unrealized receivables" arising from the ordinary income component of "market discount bonds." In addition, if the Partnership holds property as a result of foreclosure which is unsold at the time a Limited
Partner sells his Units, or holds an investment in a mortgage loan that is classified as an equity interest, the amount of ordinary income that would result if the Partnership were to sell such property is generally an "unrealized receivable."

         For noncorporate taxpayers, long-term capital gain for capital assets held longer than 12 months is subject to a maximum rate of 20% (10% for individuals in the 15% tax bracket). The amount of ordinary income against which a noncorporate taxpayer may deduct a capital loss is the lower of $3,000 (or in the case of a married taxpayer filing a separate return $1,500) or the excess of such losses of the taxpayer over the taxpayer's capital gain.

Tax Rates on a Partner's Share of Ordinary Income from the Partnership


         A taxpayer's tax liability with respect to an investment in the Partnership will depend upon his individual tax bracket. Currently, there are five tax brackets for individuals. For calendar year 2000, the first bracket is at 15% (on taxable income not over $43,850 in the case of married taxpayers filing joint returns), the second at 28% (on taxable income from $43,850-$105,950), the third at 31% (on taxable income from $105,950-$161,450), the fourth at 36% (on taxable income from $161,450-$288,350), and the fifth at 39.6% (on taxable income over $288,350). (As noted above, the long-term capital gain for capital assets held longer than 12 months is subject to a 20% tax rate (10% for individuals in the 15% bracket).)


Depreciation

         From time to time the Partnership has acquired and anticipates that it will acquire equity or leasehold interests in real property by direct investment, foreclosure or otherwise (e.g., the thirteen properties acquired by the Partnership through foreclosure from January 1, 1993). See Prospectus, Real Estate Properties Held for Sale, at page 30. Generally, the cost of the improvements on any such owned real property may be recovered through depreciation deductions over a period of 39 years. See Section 168(c) of the Code.

Investment Interest

         Section 163(d) of the Code, applicable to noncorporate taxpayers and S corporation shareholders, places a limitation upon the deductibility of interest incurred on loans made to acquire or carry property held for investment. Property held for investment includes all investments held for the production of taxable income or gain, but does not include trade or business property or interest incurred to construct such property. In general, investment interest is deductible by noncorporate taxpayers and S corporation shareholders only to the extent it does not exceed net investment income for the taxable year.

         Net investment income is the excess of investment income over the sum of investment expenses. Interest expense of the Partnership and interest expense incurred by Limited Partners to acquire Units will not be treated as investment interest to the extent attributable to a passive activity of the Partnership. However, that portion of interest expense allocable to portfolio investments is subject to the investment interest limitations.

         Interest attributable to debt incurred by a Limited Partner in order to purchase or carry Units may constitute "investment interest" subject to the deductibility limitations of Code Section 163(d). Therefore, Limited Partners should consider the effect of investment interest limitations on using debt financing for their purchase of Units.

Tax Treatment of Tax-Exempt Entities

         Sections  511 through  514 of the Code  impose a tax on the  "unrelated business  taxable  income"  of  organizations  otherwise  exempt  from tax under
Section 501(a) of the Code. Entities subject to the unrelated business income tax include qualified employee benefit plans, such as pension and profit-sharing plans, Keogh or HR-10 plans, and individual retirement accounts. Other charitable and tax-exempt organizations are also generally subject to the unrelated business income tax. Such organization, plan or account is referred to as a "Tax-Exempt Entity." Interest income is not subject to this tax unless it constitutes "debt-financed income."

         Unrelated business taxable income includes gross income, reduced by certain deductions and modifications, derived from any trade or business regularly carried on by a partnership of which the Tax-Exempt Entity is a member where the Partnership is a publicly traded partnership (see the discussion set forth above concerning the classification of the Partnership as a partnership for federal income tax purposes) or which is unrelated trade or business with respect to the Tax-Exempt Entity. Among the items generally excluded from unrelated business taxable income are (i) interest and dividend income; (ii) rents from real property (other than debt-financed property or property from which participating rentals are derived); and (iii) gains on the sale, exchange or other disposition of assets held for investment.

         In general, the receipt of unrelated business taxable income by a Tax-Exempt Entity has no effect on such entity's tax-exempt status or on the exemption from tax of its other income. However, in certain circumstances, the continual receipt of unrelated business taxable income may cause certain Tax-Exempt Entities to lose their exemption. Moreover, for certain types of Tax-Exempt Entities, the receipt of any unrelated business income taxable may cause all income of the entity to be subject to tax. For example, for charitable remainder trusts, the receipt of any taxable income from an unrelated trade or business during a taxable year will result in the taxation of all of the trust's income from all sources for such year.

         The General Partner intends to invest Partnership assets in such a manner that tax-exempt Limited Partners will not derive unrelated business taxable income or unrelated debt-financed income with respect to their interests in the Partnership. However, unrelated debt-financed income might be derived in the event that the General Partner deems it advisable to incur indebtedness in connection with foreclosures on property where mortgagees have defaulted on their loans. Subject to certain exceptions, if a Tax-Exempt Entity, or a partnership of which it is a partner, acquires property subject to acquisition indebtedness, the income attributable to the portion of the property which is debt financed (based on the ratio of the average acquisition indebtedness to the average amount of the adjusted basis of such property) may be treated as unrelated business taxable income. Sales of foreclosure property might also produce unrelated business taxable income if the Partnership is characterized as a "dealer" with respect to such property. Moreover, mortgage loans made by the Partnership which permit the Partnership to participate in the appreciation value of the properties may be recharacterized by the IRS as an equity interest and such recharacterization could result in unrelated debt-financed income. However, there can be no assurance that the IRS will agree that the Partnership's other income is not subject to tax under the unrelated business income and unrelated debt-financed income tax provisions.

         If a Qualified Plan's (defined below) Partnership income constitutes unrelated business taxable income, such income is subject to tax only to the extent that its unrelated business taxable income from all sources exceeds $1,000 for the taxable year.

         In considering an investment in the Partnership of a portion of the assets of a qualified employee benefit plan and an individual retirement account ("Qualified Plan"), a fiduciary should consider (i) whether the investment is in accordance with the documents and instruments governing the plan; (ii) whether the investment satisfies the diversification requirements of Section 404(a)(1)(C) of the Employee Retirement Income Security Act of 1974 ("ERISA");
(iii) whether the investment is prudent considering, among other matters, that there will not be a market created in which the investment can be sold or otherwise disposed of; and (iv) whether the investment would cause the IRS to impose an excise tax under Section 4975 of the Code. An investment in the Partnership of the assets of an individual retirement account generally will not be subject to the aforementioned diversification and prudence requirements of ERISA unless the individual retirement account also is treated under Section 3(2) of ERISA as part of an employee pension benefit plan which is established or maintained by an employer, employee organization, or both.

Partnership Tax Returns and Audits

         The Partnership's income tax returns will be prepared by the General Partner. Generally, all partners are required to report partnership items on their individual returns consistent with the treatment of such items on the partnership's information return. However, a partner may report an item inconsistently if he files a statement with the IRS identifying the inconsistency. Otherwise, additional tax necessary to make the partner's treatment of the item consistent with the partnership's treatment of the item may be summarily assessed without a notice of deficiency or an opportunity to protest the additional tax in the Tax Court being afforded to the partner. Penalties for intentional disregard of the consistency requirements may also be assessed.

         The Partnership's returns may be audited by the IRS. Tax audits and adjustments are made at the partnership level in one unified proceeding, the results of which are binding on all partners. A partner may, however, protest the additional tax by paying the full amount thereof and suing for a refund in either the U.S. Claims Court or a U.S.
District Court.

         A partnership must designate a "tax matters partner" to represent the partnership in dealing with the IRS. The General Partner will serve as the "tax matters partner" to act on behalf of the Partnership and the Limited Partners with respect to "partnership items," to deal with the IRS and to initiate any appropriate administrative or judicial actions to contest any proposed adjustments at the partnership level. Limited Partners with less than a 1% interest in the Partnership will not receive notice from the IRS of these partnership administrative proceedings unless they form a group with other Partners which group has an aggregate interest of 5% or more in the Partnership and request such notice. However, all Limited Partners have the right to participate in the administrative proceedings at the partnership level. Limited Partners will be notified of adjustments to their distributive shares agreed to at the partnership level by the "tax matters partner."

         If the Partnership's return is audited and adjustments are proposed by the IRS, the "tax matters partner" may cause the Partnership to contest any adverse determination as to partnership status or other matters, and the result of any such contest cannot be predicted. Moreover, Limited Partners should be aware that any such contest would result in additional expenses to the Partnership, and that the costs incurred in connection with such an audit and any ensuing administrative proceedings will be the responsibility of the Partnership and may adversely affect the profitability, if any, of Partnership operations. To the extent that funds of the Partnership are insufficient to meet such expenses, funds may have to be furnished by Limited Partners, although they will be under no obligation to do so. Adjustments, if any, resulting from any audit may require each Limited Partner to file an amended tax return, and possibly may result in an audit of the Limited Partner's own return. Any audit of a Limited Partner's return could result in adjustments of non-Partnership items as well as Partnership income and losses.

         The Partnership will endeavor to provide all required tax information to the Limited Partners within 60 days after the close of each calendar year.

Original Issue Discount Rules

         The original issue discount rules of Section 1271 through 1275 of the Code will apply to obligations to the Partnership by third parties, i.e., mortgage loans and obligations issued by the Partnership, if any. The original issue discount rules will result in the Partnership realizing as interest income from a mortgage loan the amount that economically accrues under the loan during the course of the year (using compound interest concepts) even where a lesser amount is actually paid or accrued under the terms of the mortgage loan. Identical concepts will be used for determining the Partnership's interest deduction on its obligations, if any.

Market Discount

         The Partnership may purchase mortgage investments for an amount substantially less than the remaining principal balance of such mortgage investments. In such circumstances, each monthly payment which the Partnership receives from a mortgagor will consist of interest at the stated rate for the investment in a mortgage loan and a principal payment. If the Partnership purchases an investment in a mortgage loan at a discount, for federal income tax purposes the principal portion of each monthly payment will constitute (1) the return of a portion of the Partnership's investment in the investment in a mortgage loan and (2) the payment of a portion of the market discount for the investment in a mortgage loan. The amount of each monthly payment attributable to market discount will be recognized by the Partnership as ordinary income and the amount of each monthly payment representing the return of the Partnership's investment will not constitute taxable income to the Partnership. Accrued market discount will also be treated as ordinary income on the sale of an investment in a mortgage loan.

No Section 754 Election - Impact on Subsequent Purchasers

         Section 754 of the Code permits a partnership to elect to adjust the basis of its property in the case of a transfer of a Unit. The effect of such an election would be that, with respect to the transferee Limited Partner only, the basis of Partnership property would either be increased or decreased by the difference between the transferee's basis for his Unit and his proportionate share of the Partnership's basis for all Partnership property.

         The General Partner has advised us that due to the accounting difficulties which would be involved, it will not cause the Partnership to make an election pursuant to Section 754 of the Code (a "754 Election"), although it is empowered to do so by the Partnership Agreement. Accordingly, the share of depreciation deductions, if any, and gain or loss upon the sale of any Partnership assets allocable to a subsequent purchaser of a Unit will be determined by the Partnership's tax basis in such assets which will not have been adjusted to reflect such purchaser's purchase price for his Unit (as would have been possible had the Partnership made a 754 Election.) This treatment might not be attractive to prospective purchasers of Units, and consequently, a Limited Partner might have difficulty in selling these Units or might be forced to sell at a price lower than the price that might have been obtained had such an election been made.

Taxation of Mortgage Loan Interest

         Mortgage loans made by the Partnership may, in certain situations, be structured to permit the Partnership to participate in the appreciation in the value of the properties to which such mortgage loans relate or in the cash flow generated by the operation of such properties by the borrowers. The General Partner anticipates that the Partnership will report for tax purposes all earnings attributable to mortgage loans as interest income. In each case the determination of whether the Partnership will be treated for tax purposes as a creditor or as a partner or other equity participant will depend on an analysis of the facts and circumstances of the specific mortgage loan. Consequently, we cannot render an opinion as to the tax consequences of any of these prospective transactions, and there is no assurance that the IRS will not successfully recharacterize a mortgage loan as an equity interest. If a mortgage loan is recharacterized as an equity interest, the Partnership would be required to recognize an allocable share of the income, gain, loss, deductions, credits and tax preference items attributable to the property to which the mortgage loan relates. Recharacterization of a loan as an equity interest also could result in the receipt of unrelated business taxable income for certain tax-exempt Limited Partners.

Treatment of Compensation of General Partner

         The General Partner will be paid a management fee for the management services rendered to the Partnership. The amount of the management fee will be payable monthly, subject to a maximum of 2-3/4% per annum, of the average unpaid balance of the Partnership's mortgage loans at the end of each month in the calendar year. In addition, the General Partner may act as a servicing agent with respect to Partnership loans, in which event it will be entitled to receive from the Partnership a monthly fee equal to the lesser of the customary, competitive fee in the community where the loan is placed for the provision of such services on that type of loan or up to 1/4 of 1% per annum of the unpaid balance of the Partnership's mortgage loans at the end of each month. The General Partner intends to cause the Partnership to deduct the amount of any such management fees and loan servicing fees paid each year in computing the taxable income of the Partnership for such year. The deductibility of such fees depends in large measure on the value of the management services or loan servicing services rendered, which is a question of fact that may depend on events to occur in the future. Due to this uncertainty, we cannot give an opinion as to the proper tax treatment of the management fee or loan servicing fee, and the IRS may attempt to recharacterize the Partnership's treatment of such fees by disallowing the deduction claimed by the Partnership therefor. If successful, such a recharacterization could cause the tax benefits generated by the payment of such fees to be deferred.

         The General Partner or one or more affiliates of the General Partner may receive certain fees and commissions from parties other than the Partnership in connection with making or investing in Mortgage Loans. Such fees and commissions are defined as "Acquisition and Origination Fees" in the Partnership Agreement and include any selection fee, mortgage placement fee, nonrecurring management fee, and any origination fee, loan fee or points paid by borrowers. Since any such fees will be payable by parties other than the Partnership, such payment should not have any effect on the calculation of the Partnership's taxable income. However, the IRS could take the position that these fees are constructively paid by the Partnership, in which case interest income of the Partnership would be increased by the amount of the fees, and the fees would be deductible by the Partnership only to the extent the fees are reasonable compensation for the services rendered and otherwise considered deductible expenditures. Once again since this is ultimately an issue of fact which may depend on future events, we are not able to render an opinion regarding the issue.

         The General Partner or its affiliate will be entitled to reimbursement from the Partnership for certain expenses advanced by the General Partner for the benefit of the Partnership and for salaries and related expenses for nonmanagement and nonsupervisory services performed for the benefit of the Partnership. The reimbursement of such expenses by the Partnership will generally be treated in the same manner as if the Partnership incurred such costs directly.

         Possible Legislative Tax Changes

         In recent years there have been a number of proposals made in Congress by legislators, government agencies and by the executive branch of the federal government for changes in the federal income tax laws. In addition, the IRS has proposed changes in regulations and procedures, and numerous private interest groups have lobbied for regulatory and legislative changes in federal income taxation. It is impossible to predict the likelihood of adoption of any such proposal, the likely effect of any such proposals upon the income tax treatment presently associated with investment in mortgage loans or the Partnership, or the effective date, which could be retroactive, of any legislation which may derive from any such past or future proposal.

         State and Local Taxes

         The Partnership may make or acquire loans in states and localities which impose a tax on the Partnership's assets or income, or on each Limited Partner based on his share of any income (generally in excess of specified amounts) derived from the Partnership's activities in such jurisdiction. Limited Partners who are exempt from federal income taxation will generally also be exempt from state and local taxation. Limited Partners should consult with their own tax advisors concerning the applicability and impact of state and local laws.

ERISA Considerations

         ERISA generally requires that the assets of employee benefit plans be held in trust and that the trustee, or a duly authorized investment manager (within the meaning of Section 3(38) of ERISA), have exclusive authority and sole discretion to manage and control the assets of the plan. ERISA also imposes certain duties on persons who are fiduciaries of employee benefit plans subject to ERISA and prohibits certain transactions between an employee benefit plan and the parties in interest with respect to such plan (including fiduciaries). Under the Code, similar prohibitions apply to all Qualified Plans, including IRA's, Roth IRA's and Keogh Plans covering only self-employed individuals who are not subject to ERISA. Under ERISA and the Code, any person who exercises any authority or control respecting the management or disposition of the assets of a Qualified Plan is considered to be a fiduciary of such Qualified Plan (subject to certain exceptions not here relevant).

         Furthermore, ERISA and the Code prohibit parties in interest (including fiduciaries) of a Qualified Plan from engaging in various acts of self-dealing. To prevent a possible violation of these self-dealing rules, the General Partner and its affiliates may not permit the purchase of Units with assets of any Qualified Plan (including a Keogh Plan or IRA) if they (i) have investment discretion with respect to the assets of the Qualified Plan invested in the Partnership or (ii) regularly give individualized investment advice which serves as the primary basis for the investment decisions made with respect to such assets.

Annual Valuation

         Fiduciaries of Qualified Plans subject to ERISA are required to determine annually the fair market value of the assets of such Qualified Plans as of the close of any such plan's fiscal year. Although the General Partner will provide annually upon the written request of a Limited Partner an estimate of the value of the Units based upon, among other things, outstanding mortgage investments, it may not be possible to value the Units adequately from year to year, because there may be no market for them.



Plan Assets Generally

         If the assets of the Partnership are deemed to be "plan assets" under ERISA, (i) the prudence standards and other provisions of Part 4 of Title 1 of ERISA applicable to investments by Qualified Plans and their fiduciaries would extend (as to all plan fiduciaries) to investments made by the Partnership, (ii) certain transactions that the Partnership might seek to enter into might constitute "prohibited transactions" under ERISA and the Code because the General Partner would be deemed to be a fiduciary of the Qualified Plan Limited Partners and (iii) audited financial information concerning the Partnership would have to be reported annually to the Department of Labor.

         In 1986, the Department of Labor promulgated final regulations defining the term "plan assets" (the "Final DOL Regulations"). Under the Final DOL Regulations, generally, when a plan makes an equity investment in another entity, the underlying assets of that entity will be considered plan assets unless (1) equity participation by benefit plan investors is not significant,
(2) the entity is a real estate operating company or (3) the equity interest is a "publicly-offered security."

         (i) Exemption for Insignificant Participation by Qualified Plans. The Final DOL Regulations provide that the assets of a corporation or partnership in which an employee benefit plan invests would not be deemed to be assets of such plan if less than 25% of each class of equity interests in the corporation or partnership is held in the aggregate by "benefit plan investors" (including, for this purpose, benefit plans such as Keogh Plans for owner-employees and IRA's). For purposes of this "25%" rule, the interests of any person (other than an employee benefit plan investor) who has discretionary authority or control with respect to the assets of the entity, or who provides investment advice for a fee (direct or indirect) with respect to such assets, or any affiliate of such a person, shall be disregarded. Thus, while the General Partner and its affiliates are not prohibited from purchasing Units, any such purchases will be disregarded in determining whether this exemption is satisfied. The Partnership cannot assure "benefit plan investors" that it will always qualify for this exemption.

         (ii) Exemption For a Real Estate Operating Company. The Final DOL Regulations also provide an exemption for securities issued by a "real estate operating company." An entity is a "real estate operating company" if at least 50% of its assets valued at cost (other than short-term investments pending long-term commitment) are invested in real estate which is managed or developed and with respect to which the entity has the right substantially to participate directly in the management or development of real estate. The preamble to the Final DOL Regulations states the Department of Labor's view that an entity would not be engaged in the management or development of real estate if it merely services mortgages on real estate. Thus, it is unlikely that the Partnership would qualify for an exemption from "plan assets" treatment as a real estate operating company.

         (iii) Exemption for Publicly Offered Securities. Under the Final DOL Regulations, a "publicly offered security" is a security that is (i) freely transferable, (ii) part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another, and (iii) either is (a) part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, or (b) sold to the plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act of 1933 and the class of securities of which the security is a part is registered under the Securities Exchange Act of 1934 within 120 days (or such later time as may be allowed by the Securities and Exchange Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. For purposes of this definition, whether a security is "freely transferable" is a factual question to be determined on the basis of all relevant facts and circumstances. If a security is part of an offering in which the minimum is $10,000 or less, however, certain customary restrictions on the transfer of partnership interests necessary to permit partnerships to comply with applicable federal and state laws, to prevent a termination or reclassification of the entity for federal or state tax purposes and to meet administrative needs (which are enumerated in the Final DOL Regulations) will not, alone or in combination, affect a finding that such securities are transferable. Because the Units will not be subject to any restrictions on transfer other than those enumerated in the Final DOL Regulations, the Units are held by more than 100 independent investors and the Units are registered under an applicable section of the Securities Exchange Act of 1934, the Units should be "Publicly-Offered Securities" within the meaning of the Final DOL Regulations. As a result, the underlying assets of the Partnership should not be considered to be plan assets under the Final DOL Regulations.

         In rendering this opinion, we have not been asked to give nor do we express any opinion as to questions or issues arising out of the investment by Limited Partners in the Partnership other than those questions specifically discussed.


         In reviewing this opinion,  prospective investors should be aware that:
(i) this firm represents the Partnership and the General Partner and its affiliates in connection with the preparation of certain portions of the Registration Statement and expects to continue to represent the General Partner and its affiliates in other matters; (ii) as of December 31, 1999, certain members of the firm owned or controlled an aggregate of 1,472,000 Units, none of which were received in connection with the preparation of any offering of Units; and (iii) certain members of the firm, individually or as trustees of the firm's qualified pension or profit sharing plan, own interests in notes secured by deeds of trust originated and placed directly with such members, or trustees by the General Partner as a result of transactions separate and distinct from any transaction involving the Partnership. The principal amount of all notes described in (iii) as of December 31, 1999, was approximately $580,000.



                                Very truly yours,


                                WENDEL, ROSEN, BLACK & DEAN, LLP

                                  EXHIBIT 23.1

                    CONSENT OF WHITEHEAD, PORTER & GORDON LLP





We hereby consent to the reference to our firm under the heading "Legal Matters" in the Prospectus that is part of the Registration Statement on Form S-11 (No. 333-71299), filed with the Securities and Exchange Commission on or about January 27, 1999 as may be amended by Post-Effective Amendment No. 2 to be filed on or about April 17, 2000.


                           WHITEHEAD, PORTER & GORDON LLP





San Francisco, California
April 14, 2000

                                  EXHIBIT 23.2

                   CONSENT OF WENDEL, ROSEN, BLACK & DEAN, LLP




We hereby consent to all references to our firm under the captions "Federal Income Tax Consequences" and "Legal Matters" in the Prospectus that is part of the Registration Statement on Form S-11 (No. 333-71299), filed with the Securities and Exchange Commission on January 27, 1999, as may be amended by Post-Effective Amendment No. 2 to be filed on or about April 17, 2000 and to the quotation or summarization in the Prospectus of our legal opinion filed as an exhibit to the Registration Statement.


                        WENDEL, ROSEN, BLACK & DEAN, LLP





Oakland, California
April 14, 2000

                                  EXHIBIT 23.3

                               CONSENT OF KPMG LLP



The Partners
Owens Mortgage Investment Fund:


We consent to the use of our report on the balance sheets of Owens Mortgage Investment Fund as of December 31, 1999 and 1998, and the related statements of income, partners' capital and cash flows for each of the three years in the three-year period ended December 31, 1999, and our report on the consolidated balance sheet of Owens Financial Group, Inc. and subsidiaries as of December 31, 1999, both as included herein and to the reference to our firm under the heading "Experts" in the Prospectus.



                                                     KPMG LLP





San Francisco, California
April 14, 2000

                                   EXHIBIT 24

                                POWER OF ATTORNEY



         Each person or entity whose name is signed hereto, hereby constitutes and appoints Bryan H. Draper with full power of substitution in the premises, his or its true and lawful attorney-in-fact and agent, and in his or its name, place and stead, to do any and all acts and things and to execute any and all instruments and documents which said attorney-in-fact and agent may deem necessary or advisable to enable Owens Mortgage Investment Fund, a California Limited Partnership, to comply with the Securities Act of 1933, as amended, and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under said Act pursuant to a Registration Statement on Form S-11 ( the "Registration Statement"), of up to 77,656,111 Units of limited partnership interests, including specifically but without limiting the generality of the foregoing, power and authority to sign the name of Owens Mortgage Investment Fund, a California Limited Partnership, and the name of the General Partner thereof, in the capacity indicated below, to the Post-Effective Amendment No. 2 to the Registration Statement on Form S-11 and to any instruments or documents filed as a part of or in connection therewith, and each of the undersigned hereby ratifies and confirms all of the aforesaid that said attorney-in-fact and agent shall do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Power of Attorney has been executed below by the following in the capacities indicated, as of the 17th day of April, 2000. This Power of Attorney may be executed in any number of counterparts.

                                      Owens Financial Group, Inc.
                                      General Partner

                                      By:
                                         BRYAN H. DRAPER
                                         Secretary and Chief Financial Officer